      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 2000


                                                      REGISTRATION NO. 333-37170

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                               (AMENDMENT NO. 1)

                           --------------------------
                           COMVERSE TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

           NEW YORK                        4832                    13-3238402
 (State or other jurisdiction        (Primary Standard          (I.R.S. Employer
              of                        Industrial           Identification Number)
incorporation or organization)  Classification Code Number)

               170 CROSSWAYS PARK DRIVE, WOODBURY, NEW YORK 11797
                                 (516) 677-7200
         (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                                WILLIAM F. SORIN
                    GENERAL COUNSEL AND CORPORATE SECRETARY
                           COMVERSE TECHNOLOGY, INC.
                            170 CROSSWAYS PARK DRIVE
                            WOODBURY, NEW YORK 11797
                                 (516) 677-7200

 (Name, Address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:
                             STEPHEN M. BESEN, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NY 10153-0119
                                 (212) 310-8000
                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and the effective time of the merger (the "Merger") of Comverse Acquisition Corp., a direct-wholly owned subsidiary of Comverse Technology, Inc. ("Comverse") with and into Loronix Information Systems, Inc. ("Loronix") pursuant to the Agreement and Plan of Merger, dated as of March 5, 2000, attached as Annex A to the Joint Proxy Statement/ Prospectus forming a part of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                  AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
        SECURITIES TO BE REGISTERED            BE REGISTERED(1)         PER SHARE        OFFERING PRICE(2)   REGISTRATION FEE(3)
Common Stock, par value $.10 per share......       2,169,163         Not Applicable        $147,017,093            $38,813

(1) Based upon the maximum number of shares to be issued in connection with the Merger, calculated as the product of (a) 5,634,188 the aggregate number of shares of Loronix Common Stock, par value $.001 per share ("Loronix Common Stock") outstanding on a fully diluted basis as of April 28, 2000 or issuable pursuant to outstanding options prior to the consummation of the Merger and (b) an exchange ratio of 0.385 shares of Comverse Common Stock for each share of Loronix Common Stock.

(2) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f)(1) under the Securities Act, the proposed maximum aggregate offering price of the Comverse Common Stock was calculated in accordance with Rule 457(c) under the Securities Act as: (a) $26.09375, the average of the high and low prices per share of Loronix Common Stock on May 10, 2000 as reported in public financial sources, multiplied by
    (b) 5,634,188 , the aggregate number of shares of Loronix Common Stock outstanding as of April 28, 2000 or issuable pursuant to outstanding options prior to the consummation of the Merger. This amount was then multiplied by .000264.


(3) Pursuant to Rule 457(b) under the Securities Act and Rule 0-11(a)(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the total registration fee of $38,813 (reduced in amount by $31,233.83, the filing fee paid pursuant to Exchange Act Rule 0-11 in connection with the filing of the preliminary proxy materials of Loronix with the Securities and Exchange Commission on May 3, 2000) was paid on May 16, 2000, upon the initial filing of the Registration Statement.

                           --------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               PRELIMINARY PROXY STATEMENT--SUBJECT TO COMPLETION

                                 [LORONIX LOGO]

                 A MERGER PROPOSAL--YOUR VOTE IS VERY IMPORTANT

TO THE STOCKHOLDERS OF LORONIX INFORMATION SYSTEMS, INC.:

    On March 6, 2000, Loronix Information Systems, Inc.'s board of directors approved a merger agreement by and among Comverse Technology, Inc., Comverse Acquisition Corp., a direct, wholly-owned subsidiary of Comverse, and Loronix. The merger agreement provides for the merger of Comverse Acquisition with and into Loronix, with Loronix being the surviving corporation and a direct, wholly-owned subsidiary of Comverse following the merger.

    In the merger, each share of your Loronix common stock, and all associated rights under the Loronix Preferred Shares Rights Agreement, will be exchanged for 0.385 shares of Comverse common stock. Comverse common stock is listed on the Nasdaq National Market under the trading symbol "CMVT."


    The merger cannot be completed unless the holders of a majority of Loronix common stock entitled to vote approve the merger agreement. We have picked
June 8, 2000, as the record date for voting on the merger. Only stockholders who were holders of Loronix common stock at the close of business on June 8, 2000, will be entitled to vote at the special meeting.


    AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS DETERMINED THE MERGER TO BE ADVISABLE AND FAIR TO YOU AND IN YOUR BEST INTERESTS. YOUR BOARD OF DIRECTORS ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE TO APPROVE IT.

    This proxy statement/prospectus provides you with detailed information concerning Comverse and the proposed merger. Please give all of the information contained in this proxy statement/prospectus your careful attention. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION OF THIS PROXY STATEMENT/PROSPECTUS ENTITLED "RISK FACTORS" BEGINNING ON PAGE 18.

    Please use this opportunity to take part in the affairs of Loronix by voting on the approval of the merger agreement. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed self-addressed, stamped envelope. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person. YOUR VOTE IS VERY IMPORTANT.

    We appreciate your interest in Loronix and consideration of this matter.

                                          [LOGO]

                                          David Ledwell,
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER,
                                          AND MEMBER OF THE BOARD OF DIRECTORS


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES OF COMVERSE COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER OR DETERMINED WHETHER THIS PROXY STATEMENT/PROSPECTUS IS ADEQUATE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. This proxy statement/prospectus is dated June 7, and was first mailed to stockholders on or about June 12, 2000.


Loronix Information            820 Airport Road,              Telephone: (970) 259-6161
Systems, Inc.                  Durango, Colorado 81301        Facsimile: (970) 259-9399

                       LORONIX INFORMATION SYSTEMS, INC.
                                820 AIRPORT ROAD
                               DURANGO, CO 81301

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


Date: July 12, 2000
Time: 9:00 a.m.
Place: Strater Hotel
     699 Main Avenue
     Durango, Colorado 81301


At the meeting you will be asked:

    1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of March 5, 2000, by and among Comverse Technology, Inc., Comverse Acquisition Corp., a direct, wholly-owned subsidiary of Comverse, and Loronix, pursuant to which Comverse Acquisition will merge with and into Loronix and Loronix will survive the merger as a direct, wholly-owned subsidiary of Comverse. In the merger, holders of outstanding shares of Loronix common stock, $0.001 par value per share, will receive 0.385 shares of Comverse common stock, $0.10 par value per share, for each share of Loronix common stock they hold, together with all associated rights under the Loronix Preferred Shares Rights Agreement. Approval of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

    2. To transact such other business as may properly come before the special meeting or any adjournment of the special meeting.


    The attached proxy statement/prospectus contains a more complete description of these items of business. Only holders of record of Loronix common stock at the close of business on June 8, 2000, the record date, are entitled to vote on the matters listed in this notice of special meeting. You may vote in person at the Loronix special meeting even if you have returned a proxy.


                                          By Order of the board of directors of
                                          Loronix Information Systems, Inc.

                                          [LOGO]

                                          Jonathan Lupia,
                                          CHIEF OPERATING OFFICER,
                                          CHIEF FINANCIAL OFFICER AND SECRETARY


Durango, Colorado                                                   June 7, 2000


    TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, AND WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE PRE-ADDRESSED, POSTAGE PREPAID ENVELOPE PROVIDED. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
WHERE YOU CAN FIND MORE INFORMATION.........................         1
QUESTIONS AND ANSWERS ABOUT THE MERGER......................         3
SUMMARY.....................................................         5
RECENT DEVELOPMENTS.........................................        10
SELECTED HISTORICAL FINANCIAL DATA..........................        12
COMPARATIVE PER SHARE DATA..................................        15
COMPARATIVE PER SHARE MARKET PRICE DATA.....................        16
RISK FACTORS................................................        18
THE SPECIAL MEETING.........................................        25
  Date, Time, Place and Purpose of the Special Meeting......        25
  Stockholder Record Date for the Special Meeting and
    Outstanding Shares......................................        25
  Vote of Loronix Stockholders Required for Approval of the
    Merger..................................................        25
  Proxies...................................................        25
  Proxy Solicitation........................................        26
  Availability of Accountants...............................        26
THE MERGER AND RELATED TRANSACTIONS.........................        27
  Background of the Merger..................................        27
  Loronix's Reasons for the Merger..........................        30
  Recommendation of Loronix's Board of Directors............        33
  Opinion of Loronix's Financial Advisor....................        33
  Interests of Certain Loronix Directors, Officers and
    Affiliates in the Merger................................        41
  Completion and Effectiveness of the Merger................        43
  United States Federal Income Tax Considerations of the
    Merger..................................................        43
  Accounting Treatment of the Merger........................        45
  Regulatory Filings and Approvals Required to Complete the
    Merger..................................................        45
  Restrictions on Sales of Shares by Affiliates of Loronix
    and Comverse............................................        46
  Listing on the Nasdaq National Market of Comverse Common
    Stock to be Issued in the Merger........................        46
  Dissenters' Rights of Appraisal...........................        46
  De-Listing and De-Registration of Loronix Common Stock
    after the Merger........................................        47
  Dividend Policy...........................................        47
THE MERGER AGREEMENT AND RELATED AGREEMENTS.................        48
  The Merger................................................        48
  Merger Consideration......................................        48
  Exchange of Shares........................................        49
  Treatment of Loronix Options..............................        49
  Conditions to Completion of the Merger....................        49
  Representations and Warranties............................        50
  Covenants.................................................        51
  Additional Agreements.....................................        54
  No-Shop Provisions........................................        54
  Waiver and Amendment of the Merger Agreement..............        54
  Termination of the Merger Agreement.......................        55
  Payment of Termination Fee and Expenses...................        56
  The Stock Option Agreement................................        56
  Voting Agreements.........................................        59
  Affiliate Agreements......................................        59

                                                                PAGE
                                                              --------
  Amendment to the Preferred Shares Rights Agreement........        59
  Operations after the Merger...............................        60
UNAUDITED PRO FORMA FINANCIAL INFORMATION...................        61
COMPARISON OF RIGHTS OF HOLDERS OF LORONIX COMMON STOCK AND
  HOLDERS OF COMVERSE COMMON STOCK..........................        67
SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS, MANAGEMENT AND
  DIRECTORS OF LORONIX......................................        75
LEGAL MATTERS...............................................        77
EXPERTS.....................................................        78
STOCKHOLDER PROPOSALS IF THE MERGER IS NOT COMPLETED........        79
ADDITIONAL STATEMENTS.......................................        80
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING
  INFORMATION...............................................        81

Annex A--Copy of Agreement and Plan of Merger...............       A-1
Annex B--Copy of Stock Option Agreement.....................       B-1
Annex C--Form of Voting Agreement...........................       C-1
Annex D--Copy of Opinion of Broadview International LLC.....       D-1

                      WHERE YOU CAN FIND MORE INFORMATION

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROXY STATEMENT/PROSPECTUS.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT COMVERSE OR LORONIX HAVE REFERRED TO. NEITHER COMVERSE NOR LORONIX HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

    All documents filed by Comverse or Loronix pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this proxy statement/prospectus and before the date of the special meeting are incorporated by reference into and deemed to be a part of this proxy statement/prospectus from the date of filing of those documents.

    The following documents, which were filed by Loronix with the Securities and Exchange Commission, are incorporated by reference into this proxy statement/prospectus:

       - Loronix's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.


       - Loronix's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000.


    The following documents, which have been filed by Comverse with the Securities and Exchange Commission, are incorporated by reference into this proxy statement/prospectus:

       - Comverse's Description of its common stock contained in its registration statement on Form 8-A filed with the SEC on March 17, 1987, as amended.

       - Comverse's Annual Report on Form 10-K for the year ended January 31, 2000.


       - Comverse's Amended Annual Report on Form 10-K/A for the year ended January 31, 2000.


    Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement/prospectus will be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement/prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.


    The documents incorporated by reference into this proxy statement/prospectus are available from Comverse or Loronix upon request and copies of any and all of the information that is incorporated by reference in this proxy statement/prospectus, not including exhibits to the information unless those exhibits are specifically incorporated by reference into this proxy statement/prospectus, will be provided to any person without charge, upon written or oral request. ANY REQUEST FOR DOCUMENTS SHOULD BE MADE BY JUNE 30, 2000, TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS REQUESTED.


Requests for documents relating to Loronix     Requests for documents relating to Comverse
should be directed to:                         should be directed to:

Loronix Information Systems, Inc.              Comverse Technology, Inc.
820 Airport Road                               170 Crossways Park Drive
Durango, Colorado 81301                        Woodbury, New York 11797
Attention: Investor Relations                  Attention: Investor Relations
(970) 259-6161                                 (516) 677-7200

    Both Comverse and Loronix file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of those reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

Judiciary Plaza                Citicorp Center                Seven World Trade Center
Room 1024                      500 West Madison Street        13th Floor
450 Fifth Street, N.W.         Suite 1400                     New York, New York 10048
Washington, D.C. 20549         Chicago, Illinois 60661

    Reports, proxy statements and other information concerning both Loronix and Comverse may also be inspected at The National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C. 20006.

    Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at
(800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding each of Comverse and Loronix. The address of the SEC website is "http://www.sec.gov."

    Comverse has filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to Comverse's common stock to be issued to Loronix stockholders in the merger. This proxy statement/prospectus constitutes the prospectus of Comverse filed as part of the registration statement. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

    If you have any questions about the merger, please call Loronix Investor Relations at (970) 259-6161. You may also call Comverse Investor Relations at
(516) 677-7200. You may call either investor relations number during normal business hours at any time before the special meeting to obtain the prior day's closing market quotations of Loronix common stock and Comverse common stock.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHEN AND WHERE IS THE STOCKHOLDER MEETING?


A: The meeting will take place on July 12, 2000, in Durango, Colorado. The exact location for the meeting can be found on page 25.


Q:  WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this document, the attachments to this documents, and the documents referred to in this document, please fill out, sign and mail your signed proxy card in the enclosed return envelope as soon as possible so that we may vote your shares at the special meeting of our stockholders.

In order to assure that we obtain your vote, please give your proxy as instructed on your proxy card, even if you currently plan to attend the meeting in person.

Q:  WHAT IF I DON'T INDICATE HOW TO VOTE MY PROXY?

A: If you do not include instructions on how to vote your properly signed proxy, your shares will be voted FOR adoption of the merger agreement and approval of the merger.

Q:  WHAT IF I DON'T RETURN A PROXY CARD?

A: Not returning your proxy card will have the same effect as voting against the merger.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice to our Secretary stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card.

Third, you can attend the special meeting, file a written notice of revocation of your proxy with our Secretary and vote in person. Your attendance alone will not revoke your proxy.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: No. Your broker will not be able to vote your shares without instructions from you. If you do not provide your broker with voting instructions, your shares will be considered present at the special meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of adoption of the merger agreement and will have the same effect as voting against the merger. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, Comverse and/or its exchange agent will send you written instructions for exchanging your stock certificates.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: If the merger is completed, you will receive 0.385 shares of Comverse common stock for each share of our common stock that you own. Please note that this is different than the ratio stated in the merger agreement, since it gives effect to a two-for-one stock split by Comverse completed on April 3, 2000, after the date on which Comverse and Loronix entered into the merger agreement.

Comverse will not issue fractional shares of common stock, but will pay you cash in lieu of fractional shares.

The number of shares of Comverse common stock to be issued for each of our shares will be fixed. However, if the value of the merger consideration, based on the average per share closing price of Comverse common stock for the five consecutive trading days ending on the third trading day prior to the effective time of the merger, is less than $36 per Loronix share, we will have the right to notify Comverse of our desire to terminate the merger agreement. Comverse will then have the right to proceed with the merger by increasing the exchange ratio so that the merger consideration equals $36 per

Loronix share. If Comverse does not increase the exchange ratio, the merger agreement would terminate and we would have no further obligation to consummate the merger.


If the merger were to become effective on the date of this proxy statement/prospectus, the merger consideration would be $34.70 based on the average per share closing price of Comverse common stock for the five consecutive trading days ending on June 2, 2000, the third trading day prior to the date of this proxy statement/ prospectus.


We do not know whether we will exercise our right to seek to terminate the merger agreement if the value of the merger consideration is below $36 per Loronix share. If under these circumstances we do not exercise this right, then you will receive Comverse common stock valued at less than $36 per Loronix share.

If we do exercise our right to seek to terminate, we do not know if Comverse will exercise its right to increase the exchange ratio to adjust the merger consideration to $36 per Loronix share. If Comverse does not exercise that right, the merger agreement will terminate.

Your approval of the merger agreement, therefore, will give us discretion in the event that the consideration to be received is less than $36 per Loronix share, to seek to terminate the merger and to take the risk that Comverse may or may not elect to increase the exchange ratio to adjust the merger consideration to $36 per Loronix share. We will also have the right not to seek to terminate the merger, in which case you would receive less than $36 per share.

Q:  WHEN CAN I EXPECT THE MERGER TO BE COMPLETE?

A: We are working toward completing the merger as quickly as possible. We hope to complete the merger prior to July 31, 2000.

Q:  WILL I RECOGNIZE A GAIN OR LOSS ON THE TRANSACTION?

A: In the opinion of our counsel and Comverse's counsel, the merger will qualify as a tax-free reorganization for federal income tax purposes. Accordingly, the exchange of your shares for Comverse shares generally will not cause you to recognize any gain or loss for federal income tax purposes. You may, however, have to recognize gain or loss in connection with any cash you receive in lieu of fractional shares. You should consult with your independent tax adviser concerning your particular situation, as well as with regard to state and foreign laws that might affect you, as a result of the merger.

Q:  AM I ENTITLED TO DISSENTERS' RIGHTS OF APPRAISAL?

A: You will not have the right under Nevada law to dissent from the merger, request an appraisal of the value of your shares, and have them purchased by Loronix.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: You can write or call Loronix's Investor Relations at 820 Airport Road, Durango, Colorado 81301, telephone (970) 259-6161, with any questions about the merger or the merger agreement.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER MORE FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ THIS DOCUMENT AND THE DOCUMENTS WE HAVE REFERRED YOU TO CAREFULLY, INCLUDING THE MERGER AGREEMENT, THE STOCK OPTION AGREEMENT, THE FORM OF VOTING AGREEMENT AND THE FAIRNESS OPINION OF BROADVIEW INTERNATIONAL LLC, COPIES OF WHICH ARE ATTACHED AS ANNEXES A, B, C AND D. PLEASE SEE THE SECTION OF THIS PROXY STATEMENT/PROSPECTUS ENTITLED, "WHERE YOU CAN FIND MORE INFORMATION," ON PAGE 1.

THE COMPANIES

    LORONIX INFORMATION SYSTEMS, INC.
    820 Airport Road
    Durango, Colorado 81301
    (970) 259-6161

    Headquartered in Durango, Colorado, Loronix develops, markets, sells and supports a family of software-based digital video recording and identification management systems. Loronix is a leading provider of networked digital video management solutions worldwide with an extensive installed base of network-enabled digital video recorders.

    Loronix was incorporated in Nevada in 1992. Its principal executive offices are located at 820 Airport Road, Durango, Colorado 81301, and its telephone number is (970) 259-6161. For additional information relating to Loronix's business, operations, properties, certain acquisitions and other matters, see the documents referred to under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

    COMVERSE TECHNOLOGY, INC.
    170 Crossways Park Drive
    Woodbury, New York 11797
    (516) 677-7200

    Comverse manufactures and markets systems and software for multimedia communications and information processing applications. Comverse's products are used in a broad range of applications by wireless and wireline telephone network operators, call centers, financial institutions, government agencies and other public and commercial organizations worldwide. Comverse is a holding company and substantially all of its operations are conducted through its subsidiaries, including Comverse Network Systems, Inc., Comverse Infosys, Inc., and Ulticom, Inc.

    Comverse Network Systems is the leading provider of multimedia enhanced services systems and software, which are currently used by more than 310 wireless and wireline telecommunications network operators. These products enable its customers to provide value-added enhanced services, such as call answering, wireless data and Internet-based information services, prepaid wireless services, mailbox-to-mailbox messaging, Internet-based unified messaging (voice, fax and e-mail in a single mailbox), interactive voice response, virtual phone/fax, one-touch call return, personal number service, call screening/caller introduction, voice-controlled Internet portal and other speech recognition-based services, Internet messaging, Internet call waiting and other personal communication services.

    Comverse Infosys provides multiple channel, multimedia digital recording, logging and quality monitoring systems to call centers, financial institutions and other organizations. Comverse Infosys also provides multiple channel, multimedia digital monitoring systems to law enforcement and intelligence agencies.

    Ulticom is a provider of network signaling software for wireless, wireline and Internet communications services. Its call control products enable communication service providers to offer intelligent network services, such as voice-activated dialing, prepaid calling, caller ID and text messaging.

    Comverse was incorporated in New York in October 1984. Its principal executive offices are located at 170 Crossways Park Drive, Woodbury, New York 11797, and its telephone number is (516) 677-7200. For additional information relating to Comverse's business, operations, properties, certain acquisitions and other matters, see the documents referred to under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."


PRINCIPAL REASONS FOR THE MERGER (SEE PAGE 30)


    We believe that the merger will represent a significant step forward in Loronix's strategy of remaining a global leader in digital recording and video management systems and digital identification products.

    We believe that the combination of Loronix's proprietary software and open architecture product design, together with Comverse's existing capital, infrastructure, and access to capital, will provide opportunities to realize significant benefits and long-term value to stockholders.

    We believe that by combining with Comverse, Loronix's stockholders will be afforded substantially increased trading liquidity for their investment.


RECOMMENDATION TO STOCKHOLDERS (SEE PAGE 33)


    Our board of directors believes that the merger is advisable and fair to you and in your best interests and recommends that you vote FOR approval of the merger agreement.


OPINION OF FINANCIAL ADVISOR (SEE PAGE 33)


    Our financial advisor, Broadview International LLC, delivered an opinion to our board of directors that, as of the date of its opinion, subject to the considerations described in its opinion, the exchange ratio in the merger agreement is fair, from a financial point of view, to you. The complete Broadview opinion is attached as ANNEX D and you are urged to read it in its entirety.


THE MERGER (SEE PAGE 48)


    Under the terms of the proposed merger, a direct, wholly-owned subsidiary of Comverse, formed for the purpose of the merger, will merge with and into Loronix with Loronix being the surviving corporation. As a result, we will become a direct, wholly-owned subsidiary of Comverse. Following the merger, you will become a shareholder of Comverse.

    The merger agreement is attached as ANNEX A to this document. We encourage you to read the merger agreement as it is the legal document that governs the merger.


WHAT LORONIX STOCKHOLDERS WILL RECEIVE (SEE PAGE 48)


    The merger agreement provides that each share of our common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive 0.385 shares of Comverse common stock, after giving effect to the two-for-one stock split of Comverse common stock that was completed on April 3, 2000.

    However, if the value of the Comverse shares to be received by you will be less than $36 per Loronix share, determined by the procedures set forth in the merger agreement, we will have the right to seek to terminate the agreement and, subsequently, Comverse will have the right to proceed with the merger by adjusting the consideration to $36 per share. If Comverse elects to adjust the consideration, we will not be able to terminate the merger agreement. If Comverse does not elect to adjust the consideration, the merger agreement will terminate.

    If the value of the Comverse shares to be received by you will be less than $36 per Loronix share, we may in our discretion elect not to seek to terminate the merger, in which case you will receive less than $36 per Loronix share.

    At the effective time, each outstanding option granted by us to purchase shares of our common stock will be assumed by Comverse and converted into an option to acquire Comverse common stock having the same terms and conditions that the stock option had before the merger. The number of shares that the new Comverse option will be exercisable for, and the exercise price of the new Comverse option, will reflect the same exchange ratio applicable to you in the merger.

LISTING OF COMVERSE COMMON STOCK (SEE PAGE 46)


    All shares of Comverse common stock to be issued to you in connection with the merger will be listed on the Nasdaq National Market by Comverse at or before the closing of the merger.


STOCKHOLDER VOTE REQUIRED TO APPROVE THE MERGER (SEE PAGE 25)


    The affirmative vote of holders of a majority of the shares of common stock outstanding on the record date for the special meeting and entitled to vote is required to approve the merger agreement.


    You are entitled to cast one vote per share of Loronix common stock you owned at the close of trading on June 8, 2000, the record date.


    You should mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares of Loronix common stock may be represented at the special meeting. If you do not include instructions on how to vote your properly executed proxy, your shares will be voted FOR adoption of the merger agreement.

    If your shares are held in street name, your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker. IF YOU DO NOT PROVIDE YOUR BROKER WITH VOTING INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED AT THE LORONIX SPECIAL MEETING, WHICH WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE APPROVAL OF THE MERGER.

    If you should desire to change your vote, just deliver to the Secretary of Loronix a later-dated, signed proxy card, before the special meeting, or attend the special meeting in person, revoke your proxy there and vote in person.


DISSENTERS' RIGHTS OF APPRAISAL (SEE PAGE 46)


    You will not have the right under Nevada law to dissent from the merger, request an appraisal of the value of your shares, and have them purchased by Loronix.


INTERESTS OF CERTAIN PERSONS (SEE PAGE 41)


    When considering our board's recommendation that you vote in favor of the merger, you should be aware that some of Loronix's directors and officers may have interests in the merger that are different from or in addition to yours.

    In connection with the merger, David Ledwell, our President and Chief Executive Officer, Peter Jankowski, our Chief Technical Officer and Jonathan Lupia, our Chief Operating Officer, Chief Financial Officer and Secretary, agreed to enter into employment agreements with Loronix.

    Also, following the closing, certain members of the board of directors, namely C. Rodney Wilger, Donald W. Stevens and Louis Colonna, will continue to be members of our board of directors through May 2003.

    For a limited time following the merger, Ed Jankowski, the Chairman of the Board, and James Price, a Vice President, will be employees of Loronix.


    As of June 7, 2000, directors and executive officers of Loronix and their affiliates held approximately 22% of the outstanding shares of Loronix common stock.



ACCOUNTING TREATMENT (SEE PAGE 45)


    Comverse and Loronix intend to account for the merger as a pooling-of-interests business combination, which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGE 43)


    In the opinion of our counsel and Comverse's counsel, the merger will qualify as a tax-free reorganization for federal income tax purposes. Accordingly, the exchange of your shares for Comverse shares generally will not cause you to recognize any gain or loss for federal income tax purposes. You may, however, have to recognize gain or loss in connection with any cash you receive in lieu of fractional shares. It is a condition to the merger that Comverse and Loronix receive legal opinions stating that the merger will be treated for federal income tax purposes as a tax-free reorganization.


CONDITIONS TO COMPLETION OF THE MERGER (SEE PAGE 49)


    The completion of the merger depends upon meeting a number of conditions, including the following:

    - approval and adoption of the merger agreement by our stockholders;

    - receipt of opinions of counsel that the merger will be treated for federal income tax purposes as a tax-free reorganization; and

    - absence of any law prohibiting the merger.


REGULATORY APPROVALS (SEE PAGE 45)


    The merger is subject to antitrust laws. Comverse and we have made the required filings with the Department of Justice and the Federal Trade Commission and have been granted early termination of the applicable waiting period, as of April 14, 2000.


TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 55)


    Either Loronix or Comverse can terminate the merger agreement if any of the following occur:

    - we do not complete the merger by August 31, 2000;

    - you do not approve the merger; or

    - a law or court order permanently prohibits the merger.

    We may terminate the merger agreement if any of the following occurs:

    - we have not breached any of the covenants in the merger agreement, we receive an offer that is superior to the merger with Comverse, and Comverse, within a specified time period, does not make a counter offer that is as favorable to you as a Loronix stockholder as the superior proposal;
    - Comverse breaches any condition, representation or warranty contained in the merger agreement; or

    - the value of the merger consideration is less than $36 per Loronix share, we exercise our right to seek to terminate the merger, and Comverse does not notify us that they intend to adjust the consideration.

    Comverse may terminate the merger agreement if any of the following occurs:

    - we enter into a binding agreement with a third party for a superior proposal;

    - our board breaches its obligation to recommend the merger or modifies its recommendation in a manner adverse to Comverse;

    - any person or group acquires beneficial ownership of at least 15% of our shares; or

    - we breach any condition, representation or warranty contained in the merger agreement.


TERMINATION FEES (SEE PAGE 56)


    We must pay Comverse a termination fee of $11 million if the merger is not consummated due to certain circumstances, generally described as follows:

    - we accept a superior third party proposal;

    - our board fails to recommend or modifies in a manner adverse to Comverse, its approval or recommendation of the merger;

    - we allow any person or group to acquire beneficial ownership of at least 15% of our outstanding shares; or

    - Comverse terminates the merger agreement because of one of the following reasons:

        - the merger has not been consummated by August 31, 2000;

        - our stockholders do not approve the merger; or

        - we breach a condition of the merger agreement;

    AND, in the event Comverse terminates the merger agreement for one of those reasons, ONLY IF, on or before the termination date, an acquisition proposal is made by a third party and within six months of termination, we have entered into a merger agreement with a third party.

    We will also pay Comverse up to $1 million for Comverse's expenses, in addition to the termination fee that may be applicable, if Comverse terminates the merger agreement because we breach any of the representations, warranties, covenants or agreements contained in the merger agreement.


STOCK OPTION AGREEMENT (SEE PAGE 56)


    In connection with the merger agreement, we entered into a stock option agreement with Comverse under which we granted Comverse an option to purchase approximately 19.9% of our outstanding common stock at a price of $43.79 per share. Comverse also has the right under some circumstances to require us to purchase the option or shares acquired by Comverse. The option is exercisable under circumstances similar to those under which we are required to pay Comverse the $11 million termination fee, generally described as follows:

    - we accept a superior third party proposal;

    - our board fails to recommend or modifies in a manner adverse to Comverse, its approval or recommendation of the merger; or

    - any person or group acquires beneficial ownership of at least 15% of our outstanding shares.

    The Stock Option Agreement is attached as ANNEX B. We encourage you to read this agreement.


VOTING AGREEMENTS (SEE PAGE 59)


    Certain of our directors, executive officers and management including David Ledwell, our President and Chief Executive Officer and Jonathan Lupia, our Chief Operating Officer, Chief Financial Officer and Secretary, Peter Jankowski, our Chief Technical Officer, and a trust established by Edward Jankowski, our Chairman, entered into voting agreements with Comverse. The voting agreements require them to vote all of their shares of our common stock in favor of the approval of the merger agreement. These stockholders collectively held approximately 22% of our common stock as of the record date. You are urged to read the voting agreement, the form of which is attached as ANNEX C.


CLOSING OF THE MERGER AND EXCHANGE OF SHARES (SEE PAGE 49)


    The closing and effectiveness of the merger will occur after the conditions to closing have been satisfied or waived. Comverse and Loronix are working towards completing the merger as quickly as possible and hope to complete the merger by July 31, 2000.

    Comverse will appoint an exchange agent to handle the exchange of shares and the payment of cash for any fractional shares. IF YOU HAVE CERTIFICATES REPRESENTING LORONIX SHARES, PLEASE DO NOT SEND THEM TO US NOW. Shortly after the merger is effective, you will receive written instructions concerning what to do with your certificates.


SALES OF COMVERSE SHARES RECEIVED IN THE MERGER (SEE PAGE 46)


    Your shares of Comverse that you receive in the merger will be freely tradable, unless you are an affiliate of Loronix. Shares of Comverse received by Loronix affiliates may only be sold pursuant to SEC Rule 145 and the terms of applicable affiliate agreements.

                              RECENT DEVELOPMENTS



    On May 31, 2000 Comverse announced results for its first fiscal quarter ended April 30, 2000. Unaudited summary financial information at and for the three-month periods ended April 30, 2000 and 1999 are as follows:



                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



OPERATIONS DATA (excluding one-time acquisition charges):



                                                               THREE MONTHS ENDED
                                                              ---------------------
                                                              APRIL 30,   APRIL 30,
                                                                1999        2000
                                                              ---------   ---------
Sales.......................................................  $200,507    $261,282
Cost of sales...............................................  $ 77,427    $ 97,347
Research and development, net...............................  $ 38,417    $ 50,299
Selling, general and administrative.........................  $ 42,845    $ 54,220
Royalties and license fees..................................  $  4,740    $  4,880
Income from operations......................................  $ 37,078    $ 54,536
Interest and other income, net..............................     3,009    $  6,511
Income before income tax provision..........................  $ 40,087    $ 61,047
Income tax provision........................................  $  3,516    $  4,642
Net income..................................................  $ 36,571    $ 56,405
Net income per share, diluted...............................  $   0.24    $   0.33
Net income per share, basic.................................  $   0.26    $   0.36



Note: The above amounts for the three months ended April 30, 1999 have been adjusted to eliminate the one-time acquisition-related charges of $934, net of tax, or $0.01 per diluted share.



OPERATIONS DATA (including one-time acquisition charges, recognized during the three months ended April 30, 1999, of $934, net of tax, or $0.01 per diluted share):



                                                               THREE MONTHS ENDED
                                                              ---------------------
                                                              APRIL 30,   APRIL 30,
                                                                1999        2000
                                                              ---------   ---------
Sales.......................................................  $200,507    $261,282
Cost of sales...............................................    77,427    $ 97,347
Research and development, net...............................  $ 38,417    $ 50,299
Selling, general and administrative.........................  $ 42,845    $ 54,220
Royalties and license fees..................................  $  4,740    $  4,880
One-time acquisition-related charges........................  $  1,018          --
Income from operations......................................  $ 36,060    $ 54,536
Interest and other income, net..............................  $  3,009    $  6,511
Income before income tax provision..........................  $ 39,069    $ 61,047
Income tax provision........................................  $  3,432    $  4,642
Net income..................................................  $ 35,637    $ 56,405
Net income per share, diluted...............................  $   0.23    $   0.33
Net income per share, basic.................................  $   0.26    $   0.36

                                                              JANUARY 31,   APRIL 30,
                                                                 2000          2000
BALANCE SHEET DATA:                                           -----------   ----------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................  $  338,638    $  403,304
  Bank time deposits and short-term investments.............     439,054       437,791
  Accounts receivable, net..................................     259,357       282,830
  Inventories...............................................      97,653       120,192
  Prepaid expenses and other current assets.................      40,829        47,900
TOTAL CURRENT ASSETS........................................   1,175,531     1,292,017
PROPERTY AND EQUIPMENT, net.................................     121,897       125,867
INVESTMENTS.................................................      19,749        30,187
OTHER ASSETS................................................      35,191        50,546
                                                              ----------    ----------
TOTAL ASSETS................................................  $1,352,368    $1,498,617
                                                              ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................  $  231,245    $  224,126
  Advance payments from customers...........................      94,171        96,806
  Other current liabilities.................................       1,289         3,504
TOTAL CURRENT LIABILITIES...................................     326,705       324,436
CONVERTIBLE SUBORDINATED DEBENTURES.........................     300,000       300,000
LIABILITY FOR SEVERANCE PAY.................................       6,185         8,030
OTHER LIABILITIES...........................................       8,138        28,814
                                                              ----------    ----------
TOTAL LIABILITIES...........................................     641,028       661,280
                                                              ==========    ==========
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $0.10 par value--authorized, 300,000,000
    shares; issued and outstanding, 153,822,408 and
    155,444,704 shares......................................      15,382        15,544
  Additional paid-in capital................................     407,645       475,313
  Retained earnings.........................................     285,890       342,295
  Accumulated other comprehensive income....................       2,423         4,185
TOTAL STOCKHOLDERS' EQUITY..................................     711,340       837,337
                                                              ----------    ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................  $1,352,368    $1,498,617
                                                              ==========    ==========

                       SELECTED HISTORICAL FINANCIAL DATA

    The following tables present (1) selected historical financial data of Comverse, (2) selected historical financial data of Loronix and (3) selected unaudited pro forma combined financial data of Comverse and Loronix.

                 SELECTED HISTORICAL FINANCIAL DATA OF COMVERSE
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

    The following selected historical financial data of Comverse as of and for the years ended December 31, 1995, 1996 and 1997, as of and for the one month ended January 31, 1998 and as of and for the years ended January 31, 1999 and 2000 has been derived from their respective audited historical financial statements and should be read in conjunction with such consolidated financial statements and notes thereto.

                                                                 TRANSITION
                                                                   PERIOD
                                  YEARS ENDED DECEMBER 31,         ENDED       YEAR ENDED JANUARY 31,
                               ------------------------------   JANUARY 31,    -----------------------
                               1995(1)    1996(1)    1997(2)      1998(3)         1999         2000
                               --------   --------   --------   ------------   ----------   ----------
HISTORICAL CONSOLIDATED
STATEMENT OF OPERATIONS DATA:
Net sales....................  $242,416   $389,639   $488,940     $  14,401    $  696,094   $  872,190
Income (loss) before income
  tax provision..............     4,322     52,307     43,923      (114,340)      123,310      185,838
Net income (loss)............     2,160     42,137     34,525      (115,207)      111,527      170,261
Earnings (loss) per share--
  diluted....................  $   0.02   $   0.34   $   0.25     $   (0.89)   $     0.78   $     1.07
Shares used in computing
  earnings per
  share--diluted.............   116,280    133,132    137,908       130,060       143,650      176,862

                                        DECEMBER 31,                        JANUARY 31,
                               ------------------------------   -----------------------------------
                               1995(4)    1996(4)      1997       1998         1999         2000
                               --------   --------   --------   ---------   ----------   ----------
BALANCE SHEET DATA:
Working capital..............  $193,693   $332,660   $395,744   $ 280,793   $  707,281   $  848,826
Total assets.................   306,115    519,074    622,931     527,652    1,031,393    1,352,368
Long-term debt, including
  current portion............    61,361    117,605    142,075     124,257      415,247      306,774
Stockholders' equity.........   176,080    288,550    346,161     231,390      381,662      711,340

------------------------

(1) Includes the results of Boston Technology, Inc., which was merged into Comverse on January 14, 1998, and accounted for pursuant to the pooling-of-interests method, for each of its fiscal years ended January 31.

(2) Includes the results of Boston Technology for the 11 months ended December 31, 1997.

(3) In January 1998, Comverse changed its fiscal year end from December 31 to January 31. Accordingly, the one month transition period ended January 31, 1998, is presented.

(4) Includes amounts for Boston Technology as of its fiscal year ended
    January 31.

                 SELECTED HISTORICAL FINANCIAL DATA OF LORONIX
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


    The selected data presented below under the captions "Historical Consolidated Statement of Operations Data" and "Balance Sheet Data" for, and as of the end of, each of the years in the five-year period ended December 31, 1999, are derived from the consolidated financial statements of Loronix Information Systems, Inc., which financial statements have been audited by KPMG LLP ("KPMG"), our independent certified public accountants. The consolidated balance sheets as of December 31, 1998 and 1999 and related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1999, together with the report thereon, are incorporated by reference into this proxy statement/prospectus.



    The selected data presented below for the three month periods ended
March 31, 1999 and 2000 are derived from the unaudited consolidated financial statements of Loronix. We have prepared this unaudited information on substantially the same basis as the audited consolidated financial statements and included only normal recurring adjustments that we consider necessary for the fair presentation of the financial position and results of operations for the period.



                                                          YEARS ENDED DECEMBER 31,                      MARCH 31,
                                            ----------------------------------------------------   -------------------
                                              1995       1996       1997       1998       1999       1999       2000
                                            --------   --------   --------   --------   --------   --------   --------
                                                                                                       (UNAUDITED)
HISTORICAL CONSOLIDATED
STATEMENT OF OPERATIONS DATA:
Net sales.................................  $ 6,838    $10,916    $ 9,403    $12,711    $37,477    $ 7,390    $ 7,187
Income (loss) before income tax
  provision...............................     (960)     1,192     (2,480)    (2,162)     3,007        587       (192)
Net income (loss).........................     (854)     1,031     (2,512)    (2,162)     2,886        555       (199)
Earnings (loss) per share--diluted........  $ (0.18)   $  0.22    $ (0.54)   $ (0.47)   $  0.52    $  0.11    $ (0.04)
Shares used in computing earnings per
  share--diluted..........................    4,670      4,667      4,659      4,647      5,516      5,008      5,117

BALANCE SHEET DATA:
Working capital...........................  $ 9,555    $ 9,479    $ 7,157    $ 4,884    $ 9,478    $ 6,025    $ 9,603
Total assets..............................   13,863     14,558     13,263     11,418     20,381     14,702     21,183
Long-term debt, including current
  portion.................................       --         --        715      1,170      1,308      1,143      1,603
Stockholders' equity......................   12,681     13,712     11,205      9,044     13,401     10,119     13,466

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                            OF COMVERSE AND LORONIX
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

    The following tables set forth selected unaudited pro forma combined financial data that are presented to give effect to the merger. Comverse's consolidated statement of operations for the years ended December 31, 1997 and January 31, 1999 and 2000, have been combined with Loronix's consolidated statement of operations for the years ended December 31, 1997, 1998 and 1999. Comverse's consolidated balance sheet as of January 31, 2000 has been combined with Loronix's consolidated balance sheet as of December 31, 1999. The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated at the beginning of the periods indicated, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma combined financial data should be read together with the historical financial statements of Comverse and Loronix incorporated by reference in this document and the unaudited pro forma condensed combined financial information contained elsewhere in this document.

                                                              YEAR ENDED
                                                             DECEMBER 31,   YEAR ENDED JANUARY 31,
                                                             ------------   -----------------------
                                                                 1997         1999         2000
                                                             ------------   ---------   -----------
PRO FORMA COMBINED
STATEMENT OF OPERATIONS DATA:
Net sales..................................................    $498,343     $708,805    $  909,667
Income before income tax provision.........................      41,443      121,148       188,845
Net income.................................................      32,013      109,365       173,147
Earnings per share--diluted................................    $   0.23     $   0.75    $     1.08
Shares used in computing earnings per share--diluted.......     139,702      145,439       178,986

                                                                                     JANUARY 31,
                                                                                        2000
                                                                                     -----------
BALANCE SHEET DATA:
Working capital...................................................................   $  858,304
Total assets......................................................................    1,372,749
Long-term debt, including current portion.........................................      308,082
Stockholders' equity..............................................................      724,741

                           COMPARATIVE PER SHARE DATA

    The following tables set forth certain earnings, dividend and book value per share data for Comverse and Loronix on historical and pro forma bases. For purposes of the unaudited pro forma operating data, Comverse's consolidated financial statements for the fiscal years ended December 31, 1997 and the fiscal years ended January 31, 1999 and 2000, have been combined with Loronix's consolidated financial statements for each of the three fiscal years in the period ended December 31, 1999. Book value data for all unaudited pro forma presentations are based upon the number of outstanding shares of Comverse common stock, adjusted to include the shares of Comverse common stock to be issued in the merger.

    The unaudited pro forma data set forth below do not reflect any costs associated with the integration and consolidation of the companies anticipated by Comverse's management as a result of the merger. The pro forma data set forth below should be read together with the historical financial statements of Comverse and Loronix incorporated by reference in this document and the unaudited pro forma condensed combined financial information contained elsewhere in this document.

                                                               YEAR ENDED        YEAR ENDED
                                                              DECEMBER 31,       JANUARY 31,
                                                              ------------   -------------------
                                                                1997(1)      1999(2)    2000(2)
                                                              ------------   --------   --------
COMVERSE HISTORICAL
  Earnings per share--diluted...............................     $ 0.25       $ 0.78     $1.07
  Cash dividends paid per share.............................         --           --        --

LORONIX HISTORICAL
  Earnings (loss) per share--diluted........................     $(0.54)      $(0.47)    $0.52
  Cash dividends paid per share.............................         --           --        --

COMVERSE UNAUDITED PRO FORMA
  Earnings per share--diluted...............................     $ 0.23       $ 0.75     $1.08
  Cash dividends paid per share.............................         --           --        --

LORONIX UNAUDITED PRO FORMA EQUIVALENT (3)
  Earnings per share--diluted...............................     $ 0.09       $ 0.29     $0.42
  Cash dividends paid per share.............................         --           --        --

------------------------

(1) Includes the results of Boston Technology for the 11 months ended December 31, 1997.

(2) Information for Loronix is for its fiscal years ended December 31, 1998 and 1999, respectively.

(3) The Loronix unaudited pro forma equivalent per share amounts are calculated by multiplying the Comverse unaudited pro forma amounts by the exchange ratio of 0.385.

                                                              JANUARY 31, 2000(1)
                                                              -------------------
BOOK VALUE PER SHARE
  Comverse Historical.......................................         $4.62
  Loronix Historical........................................          2.64
  Comverse Unaudited Pro Forma..............................          4.65
  Loronix Unaudited Pro Forma Equivalent (2)................          1.79

------------------------

(1) Information for Loronix is as of December 31, 1999.

(2) The Loronix unaudited pro forma equivalent per share amounts are calculated by multiplying the Comverse unaudited pro forma amounts by the exchange ratio of 0.385.

                    COMPARATIVE PER SHARE MARKET PRICE DATA

    Loronix common stock is traded on the Nasdaq National Market under the symbol "LORX." Comverse common stock is traded on the Nasdaq National Market under the symbol "CMVT." The prices of Comverse common stock in the following table have been adjusted to reflect a three-for-two stock split on April 15, 1999, and a two-for-one stock split on April 3, 2000. Because the value of shares of Comverse common stock that Loronix stockholders will receive in the merger will be determined based on the market price of Comverse common stock prior to the merger, you are urged to obtain current market quotations.

    The following table sets forth, for the calendar quarters indicated, the high and low sale prices per share of Loronix common stock and Comverse common stock as reported on Nasdaq.


                                                                   LORONIX              COMVERSE
                                                                COMMON STOCK          COMMON STOCK
                                                             -------------------   -------------------
                                                               HIGH       LOW        HIGH       LOW
                                                             --------   --------   --------   --------
Year Ended December 31, 1998:
  First Quarter............................................   $ 2.13     $ 1.38    $ 16.34     $10.21
  Second Quarter...........................................     3.38       1.53      18.36      14.09
  Third Quarter............................................     3.06       1.94      18.98      12.21
  Fourth Quarter...........................................     2.94       1.75      23.67       9.98

Year Ended December 31, 1999
  First Quarter............................................   $ 7.75     $ 2.31    $ 28.50     $21.81
  Second Quarter...........................................    12.44       6.50      38.60      27.28
  Third Quarter............................................    11.88       7.00      47.44      33.60
  Fourth Quarter...........................................    28.00      11.38      72.38      46.50

Year Ended December 31, 2000
  First Quarter............................................   $43.38     $19.00    $119.69     $67.63
  Second Quarter (through June 6, 2000)....................    36.50      23.00      95.75      62.00



    The following table sets forth the closing prices per share of Comverse common stock and Loronix common stock as reported on Nasdaq on (i) March 3, 2000, the business day preceding the public announcement that Comverse and Loronix had entered into the merger agreement (Comverse's stock price adjusted to give effect to the two-for-one stock split) and (ii) June 6, 2000, the last trading day prior to the date of this proxy statement/prospectus.



    The following table also sets forth the equivalent price per share of Loronix common stock on those dates. The equivalent price per share is equal to
0.385 multiplied by the closing sale price of a share of Comverse common stock on March 3, 2000, and June 6, 2000, respectively.



                                                        LORONIX        COMVERSE       EQUIVALENT
                                                      COMMON STOCK   COMMON STOCK   PER SHARE PRICE
                                                      ------------   ------------   ---------------
March 3, 2000.......................................    $31.375        $113.75          $43.79
June 6, 2000........................................    $34.125        $90.313          $34.77


    Loronix stockholders are advised to obtain current market quotations for Comverse common stock and Loronix common stock. No assurance can be given as to the market prices of Comverse common stock or Loronix common stock at any time before the completion of the merger or as to the market price of Comverse common stock at any time afterwards. The value of shares of Comverse common stock to be received in the merger in exchange for Loronix common stock will fluctuate with the market price of Comverse common stock prior to the completion of the merger.

    Comverse and Loronix have never paid cash dividends on their respective shares of capital stock. Pursuant to the merger agreement, Loronix has agreed not to pay cash dividends pending the completion of the merger, without written consent of Comverse. If the merger is not completed, the Loronix board of directors presently intends that it would continue its policy of retaining all earnings to finance the expansion of its business. The Comverse board of directors presently intends to retain all earnings for use in its business and has no present intention to pay cash dividends before or after the merger.

                                  RISK FACTORS

    THIS PROXY STATEMENT AND DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT CONTAIN FORWARD-LOOKING STATEMENTS ABOUT US, COMVERSE AND THE INDUSTRIES IN WHICH WE AND COMVERSE OPERATE. THESE STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS OR PHRASES SUCH AS "PLAN," "PLANNED," "INTEND," "INTENDED," "WILL BE POSITIONED," "EXPECT," "ESTIMATE," IS OR ARE "EXPECTED," "ANTICIPATE," "ANTICIPATED" AND SIMILAR EXPRESSIONS.

    THESE FORWARD-LOOKING STATEMENTS REFLECT ONLY CURRENT EXPECTATIONS AND INVOLVE RISKS AND UNCERTAINTIES. TO THE EXTENT ANY OF THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT CONSTITUTES A "FORWARD-LOOKING STATEMENT" AS DEFINED IN SECTION 27A(i)(1) OF THE SECURITIES ACT, THE RISK FACTORS ARE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENT.

    BY VOTING IN FAVOR OF THE MERGER, YOU WILL BE CHOOSING TO INVEST IN COMVERSE COMMON STOCK. AN INVESTMENT IN COMVERSE COMMON STOCK INVOLVES RISKS THAT ARE DIFFERENT FROM THE RISKS THAT ARE ASSOCIATED WITH YOUR INVESTMENT IN LORONIX.

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING IMPORTANT RISK FACTORS IN ADDITION TO THE OTHER INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN DECIDING WHETHER TO VOTE FOR THE MERGER.

WE MAY SEEK TO TERMINATE THE MERGER IF THE VALUE OF COMVERSE COMMON STOCK TO BE RECEIVED IN THE MERGER IS LESS THAN $36 PER LORONIX SHARE, SUBJECT TO COMVERSE'S RIGHT "TO TOP UP," WHICH COMVERSE MAY NOT EXERCISE, AND THE MERGER COULD BE TERMINATED.

    The number of shares of Comverse common stock to be received in the merger for each share of Loronix common stock is fixed at 0.385 Comverse shares for each Loronix share. Because the market price of Comverse common stock fluctuates, the value of the merger consideration to be received by the Loronix stockholders could fluctuate. Accordingly, the value of the Comverse common stock received by you upon completion of the merger will depend upon the market value of the Comverse common stock at the time of the completion of the merger. We do not know what the fair market value of the consideration to be received by the Loronix stockholders will be at the time of the merger.

    We have the right to seek to terminate the merger agreement if, based on the average of the daily closing prices of Comverse common stock on the Nasdaq National Market for the five consecutive trading days ending on the third trading day prior to the merger, the merger consideration would be less than $36 per Loronix share. If the average closing price of the Comverse common stock during that period is such that the merger consideration will be less than $36 per Loronix share and we exercise our right to seek to terminate the merger agreement, Comverse will have the right to increase the exchange ratio to adjust the merger consideration to $36 per Loronix share.


    If the merger were to become effective on the date of this proxy statement/prospectus, the merger consideration would be $34.70 per share based on the average per share closing price of Comverse common stock for the five consecutive trading days ending on June 2, the third trading day prior to the date of this proxy statement/prospectus. We do not know whether we will exercise our right to seek to terminate the merger agreement if the value of the merger consideration is below $36 per Loronix share at the time of the merger. If we exercise this right, we do not know if Comverse will exercise its right to increase the exchange ratio to adjust the consideration to $36 per Loronix share. If Comverse fails to do so, the merger agreement will be terminated and you will not receive any Comverse common stock.

WE MAY NOT SEEK TO TERMINATE THE MERGER IF THE VALUE OF COMVERSE COMMON STOCK TO BE RECEIVED IN THE MERGER CORRESPONDS TO LESS THAN $36 PER SHARE, AND YOU MAY RECEIVE COMVERSE COMMON STOCK VALUED AT LESS THAN $36 PER LORONIX SHARE.

    If, based on the average closing price of Comverse common stock during the five consecutive trading days ending on the third trading day prior to the merger, the merger consideration is less than $36 per Loronix share, we may choose not to seek to terminate the merger. We do not know whether we would or would not seek to terminate the merger if the merger consideration was less than $36 per share. By approving the merger agreement, you are giving us the discretion not to seek to terminate the merger if the merger consideration is less than $36 per share. If the merger consideration would be less than $36 per Loronix share and we do not seek to terminate the merger, you will receive less than $36 per Loronix share.

FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY IMPACT OUR STOCK PRICE, FUTURE BUSINESS AND OPERATIONS.

    If the merger is not completed for certain reasons, we may be subject to a number of material risks, including the following:

    - We may be required to pay Comverse a termination fee of $11 million; and

    - The option granted to Comverse by us may become exercisable.

    If the merger is not completed for any reason, we may be subject to a number of material risks, including the following:

    - The price of our common stock may decline to the extent that the current market price of our common stock reflects a market assumption that the merger will be completed; and

    - Certain costs related to the merger, such as legal, accounting and financial advisor fees, must be paid even if the merger is not completed.

    In addition, our customers may, in response to the announcement of the merger, delay or defer purchasing decisions. Any delay or deferral in purchasing decisions by our customers could have a material adverse effect on our business, regardless of whether or not the merger is ultimately completed. Similarly, our current and prospective employees may experience uncertainty about their future role with Comverse until Comverse's strategies with regard to us are announced or executed. This may adversely affect our ability to attract and retain key management, marketing and technical personnel.


    Further, if the merger is terminated and our board of directors determines to seek another merger or business combination, we do not know if we will be able to find a partner willing to pay an equivalent or more attractive price than that which would be paid in the merger. In addition, while the merger agreement is in effect and subject to certain limited exceptions described on page 53 of this proxy statement/prospectus, we are prohibited from soliciting, initiating or knowingly encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination, with any party other than Comverse. Furthermore, if the merger agreement is terminated and Comverse exercises its option to purchase our common stock, we may not be able to account for future transactions as a pooling-of-interests.


IF COMVERSE IS NOT ABLE TO MANAGE ITS GROWTH EFFECTIVELY, ITS BUSINESS AND OPERATING RESULTS COULD SUFFER.

    Comverse has grown rapidly over the past decade and continues to experience rapid growth in its operations, both through internal expansion and acquisitions of other companies. Comverse's future success will depend in part on its continued ability to manage growth effectively. As its operations continue to expand worldwide, management issues are likely to become more complex and challenging. Comverse also regularly examines opportunities to acquire other companies or lines of business. Acquisitions present a number of significant financial, operational and legal risks. It can also be difficult to combine the operations of an acquired business with Comverse's operations, without suffering the loss of key personnel, customers or distributors. If Comverse fails to manage its growth effectively or experiences problems with its acquisitions, its future operations and financial results will be adversely affected.

COMVERSE'S BUSINESS IS VULNERABLE TO RISKS ASSOCIATED WITH THE SALE OF LARGE, COMPLEX, HIGH CAPACITY SYSTEMS.

    Comverse's business has, to a significant extent, been based on contracts for large, high capacity systems. Comverse continues to emphasize these systems in its product development and marketing plans. Users of high-capacity systems, such as telephone companies, require systems that provide an exceptionally high level of reliability. Such systems are typically more costly to design, build and support. Contracts for large installations typically involve a lengthy and complex bidding and selection process, and Comverse's ability to obtain particular contracts is difficult to predict. In addition, the timing and scope of these opportunities and the pricing and margins associated with any eventual contract award are difficult to forecast, and may vary substantially from transaction to transaction. Comverse's traditional dependence on large orders, and the investment required to enable it to perform such orders, without assurance of continuing order flow from the same customers and predictability of gross margins on any future orders, increase the risk associated with its business.

BECAUSE THE MARKET FOR COMVERSE'S PRODUCTS IS CHARACTERIZED BY RAPIDLY CHANGING TECHNOLOGY, COMVERSE'S CONTINUED SUCCESS WILL DEPEND ON ITS ABILITY TO ENHANCE ITS EXISTING PRODUCTS AND TO INTRODUCE NEW PRODUCTS ON A TIMELY AND COST-EFFECTIVE BASIS.

    The market for Comverse's products is characterized by rapidly changing technology, frequent new product introductions and enhancements and evolving industry standards. Comverse's continued success will depend to a significant extent upon its ability to anticipate accurately the evolution of new products and technologies and to enhance its existing products. It will also depend on its ability to develop and introduce innovative new products that gain market acceptance. We cannot assure you that Comverse will continue to be successful in selecting, developing, manufacturing and marketing new products or enhancing its existing products on a timely or cost-effective basis. In addition, Comverse's products utilize complex hardware and software technology that performs critical functions to highly demanding standards. The greater the complexity of Comverse's products, the greater is the risk of future performance problems or delays in product introductions, which could damage its business and financial results.

COMVERSE'S BUSINESS CAN BE SERIOUSLY AFFECTED BY CHANGES IN THE COMPETITIVE OR REGULATORY ENVIRONMENT IN COMMUNICATIONS MARKETS WORLDWIDE.

    Comverse sells a majority of its products to telephone companies and other communication services providers. The communications services industry is undergoing significant change as a result of deregulation and privatization worldwide. Comverse's business is extremely competitive, and Comverse expects competition to continue to intensify. Comverse's existing competitors will continue to present substantial competition, and other companies, many with considerably greater financial, marketing and sales and other resources, may enter Comverse's markets in the future. The communications industry has experienced a continuing evolution of product offerings and alternatives for delivery of services. These trends have affected and may be expected to have a significant continuing influence on conditions in Comverse's markets. Rapid and significant change makes planning decisions more difficult and increases the risk inherent in the planning process.

BECAUSE A SIGNIFICANT AMOUNT OF COMVERSE'S SALES ARE MADE TO GOVERNMENT ENTITIES, COMVERSE IS VULNERABLE TO RISKS ASSOCIATED WITH GOVERNMENT BUSINESS.

    Many of Comverse's sales are made to customers that are owned or controlled by governments or government agencies. Government business is, in general, subject to special risks, such as delays in funding; termination of contracts or subcontracts for the convenience of the government; termination, reduction or modification of contracts or subcontracts in the event of changes in the government's policies or as a result of budgetary constraints; obligations of performance guarantees and restrictions on the draw-down of funds subject to achievement of performance milestones; requirements to obtain and maintain security clearances for operating subsidiaries and key personnel; and increased or unexpected costs resulting in losses or reduced profits under fixed price contracts. The special risks associated with government contracts could have a material adverse effect on Comverse's future business and financial performance.

    The market for telecommunications monitoring systems sold to government customers is in a period of significant transition. Budgetary constraints, uncertainties resulting from the introduction of new technologies in the telecommunications industry and shifts in the pattern of government expenditures resulting from geopolitical events have increased uncertainties in this industry, resulting in certain instances in the attenuation of government procurement programs beyond their originally expected performance periods and an increased incidence of delay, cancellation or reduction of planned projects. The delay and uncertainties surrounding the Communications Assistance for Law Enforcement Act have had a significant negative impact on purchasing plans of law enforcement agencies in North America engaged in monitoring activities. Comverse's ability to obtain government orders in particular instances may also be affected by decisions of potential government customers to develop their own products or technical solutions internally, rather than through the use of outside suppliers, and by decisions of government contractors and systems integrators to bid on individual government procurement opportunities. The lack of predictability in the timing and scope of government procurements has made planning decisions more difficult and has increased the associated risks.

COMVERSE HAS SIGNIFICANT INTERNATIONAL SALES, WHICH SUBJECTS IT TO RISKS INHERENT IN FOREIGN OPERATIONS.

    A significant portion of Comverse's sales are made to customers outside of the United States. International transactions involve particular risks, including political decisions affecting tariffs and trade conditions, rapid and unforeseen changes in economic conditions in individual countries, turbulence in foreign currency and credit markets, and increased costs resulting from lack of proximity to the customer. Comverse's products must be designed to meet the regulatory standards of foreign markets, and any inability to obtain foreign regulatory approvals can cause it to lose sales opportunities. In addition, international sales frequently require special features and customization to satisfy local market conditions, and certain international customers may require longer payment terms than Comverse may typically provide.

    Volatility in international currency exchange rates may have an impact on Comverse's operating results. Comverse has significant contracts payable in foreign (primarily Western European) currencies. As a result of the unpredictable timing of purchase orders and payments under these contracts and other factors, it is often not practicable for Comverse to effectively hedge the risk of significant changes in currency rates during the contract period. Since Comverse engages in currency hedging only to a limited extent, if at all, its financial results can be affected by the impact of currency fluctuations in any particular period, as well as the cost of such hedging activities that Comverse does perform.

COMVERSE'S CASH MANAGEMENT AND INVESTMENT ACTIVITIES COULD ADVERSELY AFFECT ITS BUSINESS AND OPERATING RESULTS.

    Comverse has a significant portion of its assets in a variety of financial instruments, including government obligations, commercial paper, medium-term notes, bank term deposits, money-market accounts, common and preferred stocks and convertible debt obligations. Decisions as to Comverse's financial holdings are made both for purposes of cash management and, to some extent, as strategic and portfolio investments. These activities subject Comverse to risks inherent in the capital markets generally, and to the performance of other businesses over which Comverse has no direct control. Comverse also engages in investment activities, including venture capital investments in high technology firms and funds, as well as strategic and capital management investment activities for its own account.

    Comverse believes that its investments will enable it to participate in technology innovation opportunities in areas of interest to it without having to dedicate the capital and management resources that would be necessary for such participation through its own internal research and development efforts. Comverse's objectives are also to initiate relationships that may result in eventual expansion of its product and marketing positions and potential acquisition opportunities, and to leverage its technological expertise and establish relationships in the technology, business and financial communities to identify and participate in special opportunities. Investments in early-stage technology ventures, however, are subject to a number of risks associated with the limited operating history of such ventures and the frequent absence of liquidity of their securities. While Comverse does not regard its portfolio and strategic investment activities as a primary element of its overall business plan, it expects to continue to allocate some of its liquid assets for these purposes and, in particular, to increase its holdings in technology companies as part of its long-term growth strategy. Since Comverse maintains a significant amount of liquid assets relative to its overall size, its financial results in the future may, to a greater degree than in the past, be affected by the results of its capital management and investment activities and the risks associated with those activities.

THE ISRAELI GOVERNMENT PROGRAMS AND TAX BENEFITS THAT COMVERSE CURRENTLY RECEIVES REQUIRE IT TO MEET SEVERAL CONDITIONS AND MAY BE TERMINATED OR REDUCED IN THE FUTURE, WHICH WOULD INCREASE ITS COSTS AND TAXES.

    A significant portion of Comverse's research and development and manufacturing operations are located in Israel. Comverse's historical operating results reflect substantial benefits it received from programs sponsored by the Israeli government for the support of research and development, as well as tax moratoriums and favorable tax rates associated with investments in approved projects ("Approved Enterprises") in Israel. To be eligible for these programs and tax benefits, Comverse must continue to meet conditions, including making specified investments in fixed assets and financing a percentage of investments with share capital. If Comverse fails to meet such conditions in the future, the tax benefits would be canceled and Comverse could be required to refund the tax benefits already received.

    These programs and tax benefits may not be continued in the future at their current levels or at any level. The Israeli government has reduced the benefits available under some of these programs in recent years, and Israeli governmental authorities have indicated that the government may further reduce or eliminate some of these benefits in the future. In 1996, the Israeli government acted to increase, from between 2% and 3% of associated product sales to between 3% and 5% (or 6% under certain circumstances) of associated product revenues (including service and other related revenues), the annual rate of royalties to be applied to repayment of benefits under a conditional grant program administered by the Office of the Chief Scientist of the Ministry of Industry and Trade, a program in which Comverse has regularly participated and under which Comverse continues to receive significant benefits through reimbursement of up to 50% of qualified research and development expenditures. The repayment of amounts received under the program will be accelerated through these higher royalty rates until repayment is completed. Repayment of any amount received under programs which have been, or will be, approved by the Office of the Chief Scientist after January 1, 1999, entail repayment of the amount received (calculated in U.S. dollars), plus interest on such amount at a rate equal to the 12-month LIBOR rate in effect at the time of the approval of the program. In addition, permission from the Government of Israel is required for Comverse to manufacture outside of Israel products resulting from research and development activities funded under these programs, or to transfer outside of Israel related technology rights. In order to obtain such permission, Comverse may be required to increase the royalties to the applicable funding agencies and/or repay certain amounts received as reimbursement of research and development costs. The Israeli authorities have also indicated that this funding program will be further reduced significantly or eliminated in the future, particularly for larger companies such as Comverse. The termination or reduction of these programs could adversely affect Comverse's operating results.

    The Israeli government has also shortened the period of the tax moratorium applicable to Approved Enterprises from four years to two years. Although this change has not affected the tax status of Comverse's projects that were eligible for the moratorium prior to 1997, it applies to subsequent "Approved Enterprise" projects. If further changes in the law or government policies regarding those programs were to result in their termination or adverse modification, or if Comverse were to become unable to participate in or take advantage of those programs, the cost of its operations in Israel would increase and there could be a material adverse effect on its operations and financial results. To the extent that Comverse increases its activities outside Israel, which could result from, among other things, future acquisitions, such increased activities will not be eligible for programs sponsored by Israel.

BECAUSE A SIGNIFICANT PORTION OF COMVERSE'S OPERATIONS ARE LOCATED IN ISRAEL, POLITICAL, MILITARY AND ECONOMIC CONDITIONS IN THAT COUNTRY MAY ADVERSELY AFFECT ITS BUSINESS AND OPERATING RESULTS.

    Although Comverse's operations have not been adversely affected to date by political or military conditions in Israel, a disruption of its operations in Israel due to political, military or other conditions could have a material adverse effect on its operations and financial results. General inflation in Israel and increases in the cost of attracting and retaining qualified scientific, engineering and technical personnel in Israel, where the demand for such personnel is growing rapidly with the expansion of high technology industries, have increased Comverse's cost of operations in Israel. These increases have not been offset in all periods by proportional devaluation of the Israeli shekel relative to the U.S. dollar and, as a result, have had a negative impact on Comverse's results of operations. Continued increases in Comverse's shekel-denominated costs without corresponding devaluation could have a material adverse effect on Comverse's future operating results.

COMVERSE'S FUTURE SUCCESS DEPENDS ON ITS EXISTING KEY PERSONNEL, THE LOSS OF WHOM COULD ADVERSELY IMPACT ITS BUSINESS AND OPERATING RESULTS.

    Comverse's future success will depend, to a considerable extent, on the contributions of senior management and key employees, many of whom are not subject to employment agreements and/or would be difficult to replace. Comverse's future success also depends on its ability to attract and retain qualified employees in all areas of its business. Competition for such personnel is intense, particularly in the computer and communications industries. In order to attract and retain talented and qualified personnel, and to provide incentives for their performance, Comverse has emphasized the award of stock options as an important element of its compensation program, including, in the case of certain personnel, options to purchase shares in certain of its subsidiaries.

COMVERSE'S BUSINESS AND OPERATING RESULTS MAY SUFFER FROM INCREASED EXPENDITURES IN ITS OPERATIONS.

    Comverse has significantly increased expenditures in all areas of its operations during recent years, and it plans to continue to make significant investment in the growth of its operations during future periods. The competitiveness of Comverse's products and its ability to take advantage of future growth opportunities will depend upon its ability to enhance the range of features and capabilities of its existing product lines, develop new generations of products and expand its marketing, sales and product support capabilities. In many instances, Comverse will have to make large expenditures for research and development and product marketing in anticipation of future market requirements that are uncertain and may undergo significant change prior to product introduction. The success of Comverse's efforts will depend, to a considerable extent, on its ability to anticipate future market requirements and successfully implement corresponding research and development and marketing programs on a timely basis.

THIRD PARTIES MAY INFRINGE UPON COMVERSE'S PROPRIETARY TECHNOLOGY AND COMVERSE MAY INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

    Although Comverse uses what it believes to be customary and appropriate measures to protect its technology, these measures may not prove to be successful, and Comverse's competitors may be able to develop similar technology independently. Comverse's currently holds a limited number of United States and foreign patents and Comverse periodically files additional applications for patents on various features of its products. Comverse cannot assure you that claims allowed with respect to any current or future patents will prove to be sufficiently broad to protect its technology. In addition, Comverse cannot assure you that its patents will not be challenged, invalidated or circumvented, or that the rights granted under the patents will provide significant benefits. Comverse and its customers from time to time receive communications from third parties, including some of its competitors, alleging infringement by its products of certain of such parties' patent rights. Although these types of communications are common in the computer and telecommunications industries, and Comverse has in the past been able to obtain any necessary licenses on commercially reasonable terms, Comverse cannot assure you that it would prevail in any litigation to enjoin its sale of any products on the basis of such alleged infringement, or that it would be able to license any valid patents on reasonable terms.

THE TRADING PRICE OF COMVERSE COMMON STOCK MAY BE VOLATILE.

    The trading price of Comverse's common stock may be affected by the risk factors described in this proxy statement as well as prevailing economic and financial trends and conditions in the public securities markets. Stock prices of companies in technology businesses tend to exhibit a high degree of volatility. Shortfalls in revenues or earnings from the levels anticipated by the public markets could have an immediate and significant adverse effect on the trading price of Comverse's common stock in any given period. Such shortfalls may result from events that are beyond Comverse's immediate control, can be unpredictable and, since a significant proportion of its sales during each fiscal quarter often occurs in the latter stages of the quarter, may not be discernible until the end of a financial reporting period. These factors can contribute to the volatility of the trading price of Comverse's common stock regardless of its long-term prospects. The trading price of Comverse's common stock may also be affected by developments, including reported financial results and fluctuations in trading prices of the shares of other publicly-held companies in the computer and communications industries generally, and in Comverse's industry in particular, which may not have any direct relationship with its business or prospects.

                              THE SPECIAL MEETING

DATE, TIME, PLACE AND PURPOSE OF THE SPECIAL MEETING


    The special meeting of our stockholders will be held at 9:00 a.m., Colorado time, on Wednesday, July 12, 2000, at the Strater Hotel, located at 699 Main Avenue, Durango, CO 81301. At the meeting, you will be asked:


    1. to consider and vote upon a proposal to approve the merger agreement, which will also constitute approval of the merger and the other transactions contemplated by the merger agreement; and

    2. to transact any other business that properly comes before the special meeting or any adjournment or postponement of the special meeting.

STOCKHOLDER RECORD DATE FOR THE SPECIAL MEETING AND OUTSTANDING SHARES


    Only holders of record of Loronix common stock at the close of business on the record date are entitled to notice of and to vote at the meeting. Our board of directors has fixed the close of business on June 8, 2000, as the record date for determination of stockholders entitled to notice of and entitled to vote at the special meeting. As of June 7, 2000, there were 5,171,588 shares of Loronix common stock outstanding and entitled to vote, held of record by approximately 69 holders of record, although Loronix is informed that there are approximately 2,650 beneficial owners. Each stockholder is entitled to one vote for each share of common stock held as of the record date.


VOTE OF LORONIX STOCKHOLDERS REQUIRED FOR APPROVAL OF THE MERGER

    A majority of the outstanding shares of Loronix common stock entitled to vote at the special meeting must be represented, either in person or by proxy, to constitute a quorum at the special meeting. The affirmative vote of the holders of at least a majority of our outstanding common stock is required to approve the merger agreement. You are entitled to one vote for each share held by you on the record date on each proposal to be presented to stockholders at the special meeting.


    As of June 7, 2000, directors and executive officers of Loronix and their affiliates held approximately 1,112,442 outstanding shares of Loronix stock, which represented approximately 22% of all outstanding shares of Loronix common stock entitled to vote at the special meeting.



    Certain of our directors, executive officers and management are parties to voting agreements with Comverse and have agreed to vote their outstanding shares in favor of the approval of the merger agreement. As of June 7, 2000, they held approximately 1,140,606 outstanding shares, which represented approximately 22% of the outstanding shares of our common stock.


PROXIES

    All shares of Loronix common stock represented by properly executed proxies that we receive before or at the special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR approval of the merger agreement. You are urged to mark the applicable box on the proxy to indicate how to vote your shares.

    If a properly executed proxy is returned and the stockholder has abstained from voting on approval of the merger agreement, the Loronix common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of approving the merger agreement. Similarly, if an executed proxy is returned by a broker holding shares of Loronix common stock in street name which indicates that the broker does not have discretionary authority to vote on approval of the merger agreement, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted in favor of approval of the merger agreement. Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker, so please instruct your broker.

    BECAUSE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF LORONIX'S COMMON STOCK OUTSTANDING AS OF THE RECORD DATE, ABSTENTIONS, FAILURES TO VOTE AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES AGAINST APPROVAL.

    We do not expect that any matter other than approval of the merger agreement will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld in the proxy.

    You may revoke your proxy at any time before it is voted by:

    - notifying in writing the Secretary of Loronix at 820 Airport Road, Durango, Colorado 81301, Attention: Secretary;

    - granting a subsequent proxy; or

    - appearing in person and voting at the special meeting (attendance at the special meeting will not in and of itself constitute revocation of a proxy).

    Comverse and Loronix will equally share the expenses incurred in connection with the printing and mailing of this proxy statement/prospectus. Loronix and American Stock Transfer and Trust Company will request banks, brokers and other intermediaries holding shares beneficially owned by others to send this proxy statement/prospectus to and obtain proxies from the beneficial owners, and will reimburse the holders for their reasonable expenses in doing so.

    YOU SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXIES. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF ANY STOCK CERTIFICATES HELD BY YOU WILL BE MAILED TO YOU SOON AFTER THE COMPLETION OF THE MERGER.

PROXY SOLICITATION

    Following the original mailing of the proxies and other soliciting materials, Loronix and its agents also may solicit proxies by mail, telephone, e-mail or in person. Loronix will pay the expenses of soliciting proxies to be voted at the meeting.

    Following the original mailing of the proxies and other soliciting materials, Loronix may request brokers, custodians, nominees and other record holders of Loronix common stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and to request authority for the exercise of proxies. In those cases, Loronix will reimburse record holders for their reasonable expenses upon their request.


    Loronix has engaged the services of Skinner & Company as proxy solicitor for a fee of $7,500.


AVAILABILITY OF ACCOUNTANTS

    KPMG LLP has acted as our independent accounting firm since 1990. Representatives of KPMG are expected to be present at the special meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Deloitte and Touche LLP, Comverse's independent auditors, are not expected to appear at the meeting.

                      THE MERGER AND RELATED TRANSACTIONS

    THIS SECTION OF THE PROXY STATEMENT/PROSPECTUS DESCRIBES MATERIAL ASPECTS OF THE PROPOSED MERGER. WHILE WE BELIEVE THAT THE DESCRIPTION COVERS THE MATERIAL TERMS OF THE MERGER AND THE RELATED TRANSACTIONS, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS WE REFER TO CAREFULLY FOR A MORE COMPLETE UNDERSTANDING OF THE MERGER.

BACKGROUND OF THE MERGER

    In pursuing Loronix's strategy for enhancing stockholder value, Loronix has regularly considered opportunities for acquisitions, joint ventures, and other strategic alliances.

    From mid-January to mid-June, 1999, Loronix senior management, in consultation with the board of directors, was involved in discussions with another company ("Company A") regarding a potential business combination.

    In January, 1999, Company A inquired with Loronix senior management about the possibility of acquiring Loronix. On January 29, 1999, at a meeting of the Loronix board, Loronix senior management discussed Company A's inquiry and the board authorized and directed Loronix management to engage in further discussions with Company A about it.

    Loronix senior management met with representatives of Company A on March 5, 1999, in Durango, Colorado, at which time Company A senior management presented a corporate overview and discussed its acquisitions process and valuation methodology. Loronix senior management presented a corporate overview and 1999 revenue projections. During the meeting, Loronix and Company A entered into a nondisclosure and standstill agreement.

    On March 16, 1999, at the headquarters of Company A, Loronix senior management and representatives of Company A met again, and Company A representatives made a presentation regarding Company A's understanding of Loronix's competition, potential competition and the risks associated with Loronix's business. Loronix representatives presented a revenue forecast for 1999, as well as estimates for year 2000. At the end of the meeting, the participants discussed a schedule for additional review of Loronix's business by Company A.

    During Loronix's discussions with Company A, Loronix contacted its attorneys, Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), and asked WSGR to make recommendations for an investment banking firm that could render a fairness opinion should the transaction with Company A be consummated. WSGR put Loronix in touch with Warburg Dillon Read ("Warburg") and Broadview International LLC ("Broadview").

    Both Warburg and Broadview came to Durango in March, 1999, met with Loronix senior management, and presented their corporate profile, history of transactions and how they would approach a potential transaction with Company A. Based on several factors, including fee structure and synergies with the potential transaction, Loronix chose Broadview.

    On April 6, 1999, Loronix engaged Broadview to act as its financial advisor in connection with the potential transaction with Company A, or any other potential business combination. (The amount of Broadview's fee was subsequently revised on October 19, 1999.) On April 19, 1999, Loronix senior management, together with Broadview, met with representatives of Company A to detail the strategic rationale for an acquisition. Loronix representatives outlined a detailed operating plan and Broadview presented an outline of valuation expectations for Loronix.

    On May 3, 1999, the Loronix board of directors reviewed a report setting out valuation considerations relating to the proposed acquisition of Loronix by Company A. The report was discussed by the board with guidance from Loronix's senior management, and the board further authorized and directed Loronix management to continue discussions with Company A.

    On June 24, 1999, Company A notified Loronix that Company A was terminating further discussions and due diligence concerning a potential transaction with Loronix due to an internal reorganization of Company A.

    In July 1999, at Loronix's request, Broadview contacted the management of several other companies that Broadview believed might be interested in engaging in a business combination with Loronix. On July 15, 1999, Broadview received an indication of interest from one of those companies ("Company B").

    On September 1, 1999, Loronix senior management, together with Broadview, met with representatives of Company B and its financial advisor at Broadview's headquarters in Fort Lee, New Jersey. Loronix representatives presented a corporate overview to Company B. The representatives of Company B and Loronix also discussed the potential synergies and benefits of a business combination between Loronix and Company B.

    On September 28, 1999, the board discussed the possibility of an acquisition of Loronix by Company B, and the board authorized and instructed Loronix management, with the assistance of Broadview, to continue discussions with Company B. On October 4, 1999, Company B and Loronix entered into a non-disclosure and standstill agreement.

    On October 20, 1999, a second meeting between representatives of Loronix and Company B was held in Durango, Colorado, to discuss further the merits of a possible business combination and to permit Company B to investigate Loronix further. Loronix representatives presented another corporate overview and year 2000 projections. Company B representatives presented an overview of Company B, and Loronix and Company B further discussed the potential benefits of a business combination involving the companies. Loronix's board of directors was updated as to the status of such negotiations in November, 1999.

    Negotiations between Loronix, Broadview and Company B's financial advisor stalled in mid-November. On December 21, 1999, however, representatives of Company B invited Loronix senior management to Company B's headquarters to continue discussions.

    In early February 2000, Broadview representatives discussed with Loronix senior management the possibility of engaging in exploratory discussions with Comverse. On February 14, 2000, a Broadview representative contacted Kobi Alexander, Chairman and Chief Executive Officer of Comverse, and inquired whether Comverse was interested in discussing a potential transaction with Loronix.

    On February 17, 2000, Loronix's senior management and Broadview met with representatives of Company B and its financial advisor at Company B's headquarters. Company B provided Loronix representatives and Broadview representatives with a tour of Company B's facilities and presented an overview of Company B's operations and products. Loronix representatives provided an update of year 2000 revenue projections and valuation methodologies were discussed. At the end of the meeting, Company B indicated they would be interested in acquiring Loronix in exchange for shares of Company B common stock based on a fixed exchange ratio that represented an offer price as of that date equal to $31.56 per Loronix share.

    On February, 21, 2000, a conference call was conducted among Broadview, Mr. Alexander of Comverse, Mr. Dan Bodner, President of Comverse Infosys, Inc., Mr. David Ledwell, Chief Executive Officer and Director of Loronix, and
Mr. Jonathan Lupia, Chief Operating Officer, Chief Financial Officer and Secretary of Loronix, to discuss a possible business combination between Loronix and Comverse. Comverse representatives provided an overview of the business of Comverse and Loronix representatives provided an overview of the business of Loronix, including product offerings, customers, distribution strategies, challenges, and the potential benefits of a business combination of Comverse and Loronix.

    On February 22, 2000, the Loronix board of directors held a telephonic board meeting during which Broadview and Loronix management discussed the results of their meetings with Company B. Among the topics discussed were different possible transaction and pricing structures with Company B. The board discussed and considered the merits of such transaction and pricing structures and directed Loronix management to continue discussions with Company B. Loronix management and Broadview next updated the board on the February 21, 2000, conference call with Comverse and the board directed management to continue discussions with Comverse.

    On February 24, 2000, a meeting was held in New York City to discuss further the merits of a possible business combination between Loronix and Comverse. This meeting was attended by Broadview, Mr. Alexander of Comverse, Mr. Bodner of Comverse Infosys, Mr. Igal Nissim, Vice President of Comverse Infosys, Mr. Ted Lubowsky, Vice President of Comverse Infosys, and by Mr. Ledwell, Mr. Lupia and Mr. Peter Jankowski, Chief Technical Officer of Loronix. Comverse and Loronix representatives made presentations and discussed the merits of a business combination. A confidentiality agreement was executed and delivered at the meeting.

    On February 25, 2000, Mr. Bodner and Mr. Nissim of Comverse Infosys visited Loronix in Durango, Colorado, to conduct further investigation of Loronix. This investigation continued through the week, and on March 1, 2000, Comverse delivered to Loronix a draft of a definitive agreement with respect to a business combination concerning Loronix and Comverse.

    On March 2, 2000, Loronix senior management, together with Broadview, met with Company B in New York City to discuss further the terms of a potential strategic combination. Representatives of Loronix, Broadview and Company B discussed the status of Company B's investigation of Loronix. At the end of the meeting, Company B submitted a final proposal to acquire Loronix in exchange for shares of Company B's common stock, based on a fixed exchange ratio that represented an offer price of $38.49 per Loronix share as of March 3, 2000.

    On Friday, March 3, 2000, Mr. Ledwell, Mr. Lupia and Mr. Jankowski of Loronix, together with representatives of Broadview and WSGR, met in New York City with Mr. Alexander and Mr. David Kreinberg, Chief Financial Officer of Comverse, together with representatives of Weil, Gotshal & Manges LLP, legal counsel to Comverse, to discuss further and negotiate the terms of a strategic combination. During the negotiations, the executive team of Loronix consulted by telephone with Mr. Edward Jankowski, Chairman of the board of directors of Loronix. At the end of this meeting, Comverse submitted a final proposal, offering a fixed exchange ratio of 0.1925 (or 0.385 after giving effect to the Comverse two-for-one stock split completed on April 3, 2000), representing an offer price, as of the trading on that day, equal to $43.79 per Loronix share and including a "soft floor" of $36 per Loronix share (i.e., a minimum exchange ratio below which Loronix could seek to terminate the deal, subject to Comverse's option "to top up" to $36 per share).

    From Friday, March 3, 2000, through, Sunday, March 5, 2000, Loronix's executive team and financial and legal advisors had extended meetings with Mr. Alexander and Mr. Kreinberg of Comverse and Comverse's legal advisors, concerning proposed definitive terms of a business combination between Loronix and Comverse. At the end of the meetings, the executives and representatives of Loronix reached terms of proposed definitive documentation that they were prepared to present to the Loronix board.

    Early in the morning hours of March 6, 2000, a meeting of the Loronix board of directors and Loronix's financial and legal advisors was held in Carefree, Arizona. Broadview reviewed the outstanding proposals from Comverse and Company B and the history of the negotiations, and Loronix's legal counsel reviewed the terms of the proposed definitive documentation. After analysis, discussion and consideration of the proposed transactions, as well as the written opinion of Broadview that, as of the date of its opinion, the exchange ratio set forth in the merger agreement was fair, from a financial point of view, to Loronix stockholders, the Loronix board determined that the merger with Comverse was advisable and in the best interests of Loronix and its stockholders.

    At the conclusion of the board meeting, the Loronix board approved the merger documentation, and recommended that the stockholders of Loronix vote in favor of the merger. Loronix and Comverse then entered into the merger agreement and the stock option agreement, and each of David Ledwell, Jonathan Lupia, Peter Jankowski, Donald Stevens, Rodney Wilger, F. James Price, Timothy Whitehead, and the Jankowski Family Trust entered into a voting agreement with Comverse. Shortly thereafter, and prior to the opening of business on March 6, 2000, Comverse and Loronix issued a press release to announce the definitive agreement.

LORONIX'S REASONS FOR THE MERGER

    Loronix's board of directors consulted with management, as well as Broadview and WSGR, and considered a number of factors, including the factors described below, and determined that the terms of the merger and the merger agreement are advisable and fair to, and in the best interests of, Loronix and its stockholders. Accordingly, Loronix's board of directors approved the merger agreement, the stock option agreement, and the consummation of the merger, and recommends that you vote FOR approval of the merger agreement and the merger.

    In reaching its decision, the Loronix board of directors identified several benefits it believes will result from the merger, the most important of which included:

    - the merger will represent a significant step forward in Loronix's strategy of remaining a global leader in digital recording and video management systems and digital identification products;

    - the combination of Loronix's proprietary software and open architecture product design, together with Comverse's existing capital, infrastructure, and access to capital, will provide opportunities to realize significant benefits and long-term value to stockholders;

    - Comverse stock should afford Loronix stockholders with substantially increased trading liquidity for their investment; and

    - access to Comverse's greater resources including its size and standing within the industry.

    PLEASE NOTE THAT THE FOREGOING STATEMENTS REGARDING THE BUSINESS PROSPECTS AND BENEFITS TO LORONIX AND COMVERSE ARE FORWARD LOOKING.

    Among the factors considered by the Loronix board of directors in its deliberations were the following:

    - the financial condition, results of operations, cash flow, business and prospects of Loronix, and Comverse, on both a historical and prospective basis;

    - the current economic and industry environment, including Loronix's position within its industry;

    - the complementary nature of the technology, products, services and customer base of Loronix and Comverse, including that Comverse does not presently have products that compete with Loronix's products;

    - the merger would provide Loronix with access to technologies not presently available to it;

    - the merger would provide Loronix with a much larger potential customer base;

    - the merger would provide Loronix with significantly more potential distribution channels;

    - the intense competition in the digital video technology industry and the ability of larger industry participants to increase market share more easily than smaller participants like Loronix;

    - the key strengths that Comverse will provide as a merger partner; including breadth and expertise, distribution and logistics strength, its strong customer relationships and its reputation as a leading worldwide technology company;

    - the fairness to Loronix of the terms of the merger agreement and the stock option agreement, which were the product of extensive arm's length negotiations. In particular, Loronix's board of directors considered the stock option granted to Comverse, the events triggering payment of the termination fee and the limitations on the ability of Loronix to negotiate with other companies regarding an alternative transaction, the potential effect these provisions would have on Loronix receiving alternative proposals that could be superior to the merger, the strategic alternatives, and the requirement by Comverse of the granting of the stock option in order for Comverse to enter into the merger agreement;

    - the fact that the merger is expected to qualify as a tax-free reorganization and to be accounted for using the pooling-of-interests method of accounting;

    - the analysis prepared by Broadview and presented to Loronix's board of directors and the opinion of Broadview that, as of March 5, 2000, the exchange ratio set forth in the merger agreement was fair, from a financial point of view, to the holders of Loronix common stock, as described more fully in the text of the entire opinion attached as Annex D to this proxy statement/prospectus;

    - the capital needs of Loronix if it were to remain a stand-alone company, and that there could be no assurance that Loronix could satisfy those capital requirements on acceptable terms; and

    - the manpower, infrastructure and engineering needs of Loronix that would potentially be more easily met if Loronix were to be acquired by Comverse.

    In assessing the transaction, the Loronix board of directors considered a variety of information, including the following:

    - written and oral reports from Broadview on companies comparable to Comverse and other financial analyses performed by Broadview, and Broadview's conclusion that the proposed exchange ratio was fair from a financial point of view to Loronix stockholders;

    - historical information concerning the businesses operations, positions and results of operations, technology and management style, competitive position, industry trends and prospects of Loronix and Comverse;

    - information contained in SEC filings of Comverse;

    - current and historical market prices, volatility and trading data for the two companies, and the premium over the closing price of Loronix common stock on March 3, 2000, the last full trading day prior to the board meeting at which the merger was approved, and the date on which Loronix stock closed at the highest last-sale price in its trading history through such date;

    - information and advice based on investigations made by Mr. Ledwell, Mr. Lupia, and Mr. P. Jankowski, and Loronix's legal and financial advisors concerning the business, technology, services, operations, properties, assets, financial condition, operating results and prospects of Comverse, trends in Comverse's business and financial results and capabilities of Comverse's management team; and

    - the terms and conditions of the proposed agreement, including those permitting the board to receive and to consider unsolicited inquiries and proposals from, and to negotiate and give information to, third parties in accordance with a negotiated procedure for doing so, that the total amount that could be paid to Comverse pursuant to the termination fee and stock option agreement was limited to $11 million, that the fee would not, in and of itself, preclude alternative proposals, and that Comverse had stated that it would not enter into a transaction that did not include a termination fee to be paid in the event of acceptance of a superior proposal.

    The Loronix board of directors compared the proposal of Comverse to an alternative acquisition proposal made by Company B and, after an extensive comparison, determined that the Comverse proposal was superior for various reasons, including:

    - the Comverse proposal provided a significantly higher implied price per share for Loronix stockholders compared to the alternative acquisition proposal made by Company B;

    - unlike the Company B proposal, under the Comverse proposal we have the right to seek to terminate the merger agreement if the value of Comverse shares to be received by you, based on a five-day average of the daily closing prices of Comverse common stock, measured as of the third trading day prior to the closing of the merger, is less than $36 per Loronix share, subject to Comverse's right to increase the exchange ratio to adjust the merger consideration to $36 per Loronix share;

    - the believed superior ability of Comverse to consummate a transaction, in light of the demonstrated ability of Comverse to move quickly, decisively and efficiently to complete due diligence and definitive documentation prior to Company B;

    - the larger size and resources of Comverse, compared to Company B;

    - the values of the common stock of Comverse and the common stock of Company B;

    - analysts stock price targets and recommendations with respect to Comverse shares and shares of Company B;

    - historical price and volume data for Comverse shares and Company B shares; and

    - historical and pro-forma combined financial statements for each of Comverse and Company B.

    Loronix's board of directors also identified and considered a number of uncertainties and risks in its deliberations concerning the merger, including the following:

    - the risk that the potential benefits sought in the merger might not be fully realized, if at all;

    - the risk that Comverse's stock price is volatile and might decrease significantly between the date of the merger agreement and the closing;

    - the risk that the stock option agreement, if exercisable, would diminish the ability of a third party acquiror to account for an acquisition of Loronix using the pooling-of-interests method of accounting, which would reduce the number of potential acquirers; and

    - the other risks associated with the businesses of Comverse, Loronix, the merged companies and the merger, including those described in this proxy statement/prospectus under "Risk Factors."

    As a result of the foregoing considerations, Loronix's board of directors determined that the potential advantages of the merger outweighed the benefits of remaining an independent company. Loronix's board of directors believes that Loronix, following its combination with Comverse, will have a far greater opportunity than Loronix as an independent company to compete effectively in its industry.

    In view of the variety of factors considered in connection with its evaluation of the merger, Loronix's board of directors did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and did not do so. In addition, many of the factors contained elements which may affect the fairness of the merger in both a positive and negative way. Except as described above, Loronix's board of directors, as a whole, did not attempt to analyze each individual factor separately to determine how it impacted the fairness of the merger. Consequently, individual members of Loronix's board of directors may have given different weights to different factors and may have viewed different factors as affecting the determination of fairness differently.

RECOMMENDATION OF LORONIX'S BOARD OF DIRECTORS

    AFTER CAREFUL CONSIDERATION, LORONIX'S BOARD OF DIRECTORS DETERMINED THE MERGER TO BE ADVISABLE AND FAIR TO YOU AND IN YOUR BEST INTERESTS. THE LORONIX BOARD OF DIRECTORS ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER.


    In considering the recommendation of Loronix's board of directors with respect to the merger agreement, you should be aware that some directors and officers of Loronix have interests in the merger that are different from, or are in addition to, the interests of Loronix stockholders generally. Please see the section entitled "Interests of Certain Loronix Directors, Officers and Affiliates in the Merger" on page 41 of this proxy statement/prospectus.


OPINION OF LORONIX'S FINANCIAL ADVISOR

    Pursuant to a letter agreement dated as of April 6, 1999 (the fee portion of which was revised on October 19, 1999), Broadview was engaged to act as financial advisor to the Loronix board and to render an opinion to the Loronix board regarding the fairness of the exchange ratio, from a financial point of view, to Loronix stockholders. The Loronix board selected Broadview to act as financial advisor based on Broadview's reputation and experience in the information technology, communication and media sector. At the meeting of the Loronix board on March 6, 2000, Broadview rendered its opinion that, as of March 5, 2000, based upon and subject to the various factors and assumptions, the exchange ratio was fair, from a financial point of view, to Loronix stockholders.

    BROADVIEW'S OPINION, WHICH DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY BROADVIEW, IS ATTACHED AS ANNEX D TO THIS DOCUMENT. LORONIX STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE BROADVIEW OPINION CAREFULLY AND IN ITS ENTIRETY. THE BROADVIEW OPINION IS DIRECTED TO THE LORONIX BOARD AND ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF SHARES OF LORONIX COMMON STOCK AS OF THE DATE OF THE OPINION. THE BROADVIEW OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF LORONIX COMMON STOCK AS TO HOW TO VOTE AT THE LORONIX SPECIAL MEETING. THE SUMMARY OF THE BROADVIEW OPINION SET FORTH IN THIS PROXY STATEMENT, ALTHOUGH MATERIALLY COMPLETE, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    In connection with rendering its opinion, Broadview, among other things:

    - reviewed the terms of a draft of the Agreement dated March 5, 2000 furnished to Broadview by Loronix on March 5, 2000;

    - reviewed certain publicly available financial statements and other information of Loronix and Comverse, respectively;

    - reviewed certain financial projections for Loronix prepared and provided to Broadview by Loronix management;

    - participated in discussions with Loronix and Comverse management concerning the operations, business strategy, financial performance and prospects for Loronix and Comverse, respectively;

    - discussed the strategic rationale for the merger with Loronix management and Comverse management;

    - reviewed the reported closing prices and trading activity for Loronix common stock and Comverse common stock;

    - compared certain aspects of the financial performance of Loronix and Comverse with other comparable public companies;

    - analyzed available information, both public and private, concerning other comparable mergers and acquisitions;

    - reviewed recent equity research analyst reports covering Loronix and Comverse;

    - analyzed the anticipated effect of the merger on the future financial performance of Comverse;

    - participated in discussions related to the merger among Loronix, Comverse and their respective advisors; and

    - conducted other financial studies, analyses and investigations as Broadview deemed appropriate for purposes of its opinion.

    In rendering its opinion, Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to Broadview by Loronix or Comverse. With respect to the financial projections examined by Broadview, Broadview assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of Loronix as to the future performance of Loronix. For purposes of Broadview's opinion, Broadview assumed that, as of the date of Broadview's opinion, Loronix is not currently involved in any material transaction other than the merger and those activities undertaken in the ordinary course of conducting its business.

    Broadview did not make or obtain an independent appraisal or valuation of any of Loronix's assets. Broadview's opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of March 5, 2000, and any change since such date may impact Broadview's opinion. The Broadview opinion did not express any opinion as to the price at which Comverse Common Stock will trade at any time.

    The following is a brief summary of some of the sources of information and valuation methodologies employed by Broadview in rendering the Broadview opinion. These analyses were presented to the Loronix Board at its meeting on March 6, 2000. This summary includes the financial analyses used by Broadview and deemed to be material, but does not purport to be a complete description of analyses performed by Broadview in arriving at its opinion. This summary of financial analyses includes information presented in tabular format. In order fully to understand the financial analyses used by Broadview, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

    LORONIX STOCK PERFORMANCE ANALYSIS. Broadview compared the recent stock performance of Loronix with that of the following indices:

    - S&P 500

    - The Loronix Comparable Index, consisting of the following companies:

       - Optimal Robotics Corp.;

       - NICE Systems Ltd.;

       - Pinnacle Systems, Inc.;

       - Digital Biometrics, Inc.;

       - Aspeon, Inc.;

       - HMG Corp;

       - Printrak International Inc.; and

       - PAR Technology Corp.

       This index is comprised of public companies Broadview deemed comparable to Loronix's business. Broadview selected companies providing integrated hardware and software solutions with the following financial operating characteristics:

       - revenues between $25 million and $200 million for the last twelve months;

       - revenue growth greater than 15% for the last twelve months; and

       - positive net margins for the last twelve months.

    PUBLIC COMPANY COMPARABLES ANALYSIS. Broadview considered ratios of share price and market capitalization, adjusted for cash and debt when necessary, to selected historical and projected operating results in order to derive multiples placed on a company in a particular market segment. In order to perform this analysis, Broadview compared financial information of Loronix with publicly available information for the companies comprising the Loronix Comparable Index. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as a range of estimates based on equity research analyst reports and financial projections prepared by Loronix management.

    The following table presents, as of March 5, 2000, the median multiples and the range of multiples for the Loronix Comparable Index of Total Market Capitalization (defined as equity market capitalization plus total debt minus cash and cash equivalents), Equity Market Capitalization and Share Price divided by selected operating metrics:

                                                              MEDIAN MULTIPLE       RANGE OF MULTIPLES
                                                              ---------------   ---------------------------
Total Market Capitalization to Last
Twelve Months Revenue.......................................       3.48x          0.33x     --      11.43x

Share Price to Last Twelve Months
Earnings Per Share..........................................      55.53x         13.96x     --     114.84x

Total Market Capitalization to
Projected Calendar Year 2000 Revenue........................       3.89x          0.99x     --       5.68x

Share Price to Projected Calendar Year
2000 Earnings Per Share.....................................      41.82x          6.56x     --      78.03x

    The following table presents, as of March 5, 2000, the median implied value and the range of implied values of Loronix's stock, calculated by using the multiples of the index shown above and the appropriate Loronix operating metric:

                                                              MEDIAN
                                                              IMPLIED        RANGE OF IMPLIED
                                                               VALUE              VALUES
                                                              -------   ---------------------------
Total Market Capitalization to Last Twelve Months Revenue...  $24.10     $ 2.68     --      $77.95
Share Price to Last Twelve Months Earnings Per Share........  $44.94     $11.30     --      $92.94
Total Market Capitalization to Projected Calendar Year 2000
  Revenue...................................................  $42.67     $11.19     --      $62.12
Share Price to Projected Calendar Year 2000 Earnings Per
  Share.....................................................  $43.91     $ 6.89     --      $81.93

    No company utilized in the public company comparables analysis as a comparison is identical to Loronix. In evaluating the comparables, Broadview made numerous assumptions with respect to integrated hardware and software solutions industry performance and general economic conditions, many of which are beyond the control of Loronix. Mathematical analysis, such as determining the median, average, or range, is not in itself a meaningful method of using comparable company data.

    TRANSACTION COMPARABLES ANALYSIS. Broadview considered ratios of equity purchase price, adjusted for the seller's cash and debt when appropriate, to selected historical operating results in order to indicate multiples strategic and financial acquirers have been willing to pay for companies in a particular market segment. In order to perform this analysis, Broadview reviewed a number of transactions considered similar to the merger. Broadview selected these transactions by choosing recent transactions involving sellers providing integrated hardware and software solutions with revenues between $10 million and $200 million in the last reported twelve months before their acquisition. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as information from Broadview's proprietary database of published and confidential merger and acquisition transactions in the IT, communication and media industries.

    In order of descending adjusted purchase price to seller's revenue multiple, the eleven public and private company transactions used were the acquisitions of:

    - Meridian Data, Inc. by Quantum Corp.;

    - ATL Products, Inc. by Quantum Corp.;

    - Elron International, Inc. by Zebra Technologies Corp.;

    - Percon, Inc. by PSC, Inc.;

    - Checkmate Electronics, Inc. by International Verifact, Inc.;

    - Kofax Image Products, Inc. by Dicom Group plc;

    - Texas Micro Inc. by RadiSys Corp.;

    - Motion Analysis Systems Division (The Eastman Kodak Co.) by Roper Industries, Inc.;

    - Artecon, Inc. by BoxHill Systems Corp.;

    - EMASS Tape Storage Business (Raytheon Co.) by Advanced Digital Information Corp.; and

    - Scitex Digital Video, Inc. (Scitex, Inc.) by Accom, Inc.

    The following table presents, as of March 5, 2000, the median multiple and the range of multiples of adjusted price (defined as equity price plus total debt minus cash and cash equivalents) divided by the seller's revenue; earnings before interest, taxes, depreciation, and amortization; and earnings before interest and taxes in the last reported twelve months prior to acquisition for the transactions listed above:

                                                MEDIAN MULTIPLE   RANGE OF MULTIPLES
                                                ---------------   ------------------
Adjusted Purchase Price to Seller's Revenue...       1.16x           0.36x--3.61x

    The following table presents, as of March 5, 2000, the median implied value and the range of implied values of Loronix's stock, calculated by using the multiples of both indexes, considered together, shown above and the appropriate Loronix operating metric for the trailing twelve months ended December 31, 1999.

                                        MEDIAN IMPLIED VALUE   RANGE OF IMPLIED VALUES
                                        --------------------   -----------------------
Adjusted Purchase Price to Seller's
  Revenue.............................          $8.31            $      2.89--$24.93

    No transaction utilized as a comparable in the transaction comparables analysis is identical to the merger. In evaluating the comparables, Broadview made numerous assumptions with respect to integrated hardware and software solutions industry performance and general economic conditions, many of which are beyond the control of Loronix or Comverse. Mathematical analysis, such as determining the average, median, or range, is not in itself a meaningful method of using comparable transaction data.

    TRANSACTION PREMIUMS PAID ANALYSIS. Broadview considered the premiums paid above a seller's share price in order to determine the additional value strategic and financial acquirers, when compared to public stockholders, are willing to pay for companies in a particular market segment. In order to perform this analysis, Broadview reviewed a number of transactions involving publicly-held hardware and software vendors. Broadview selected these transactions from its proprietary database by choosing recent transactions with an equity purchase price between $100 million and $500 million. These transactions consisted of the acquisitions of:

    - Isocor by Critical Path, Inc.;

    - Mustang.com, Inc. by Quintus Corp;

    - NetMoves Corp. by Mail.com, Inc.;

    - nFront, Inc. by Digital Insight Corp.;

    - Edify Corp. by Security First Technologies;

    - Summa Four, Inc. by Cisco Systems, Inc.;

    - SEEQ Technology, Inc. by LSI Logic Corp.;

    - WorldTalk Communications Corp. by Tumbleweed Communications Corp.;

    - Cybermedia, Inc. by Network Associates, Inc.;

    - Mylex Corp. by IBM Corp.;

    - Oshap Technologies Ltd. by Sungard Data Systems Inc.;

    - Teltrend Corp. by Westell Technologies, Inc.;

    - Scopus Technology Inc. by Siebel Systems Inc.;

    - ATL Products, Inc. by Quantum Corp.;

    - Softworks, Inc. by EMC Corp.;

    - Trusted Information Systems Inc. by Network Associates Inc.;

    - Faroudja, Inc. by Sage, Inc.;

    - Texas Micro, Inc. by Radisys Corp.;

    - Integrated Systems, Inc. by Wind River Systems, Inc.;

    - STB Systems, Inc. by 3DFX Interactive, Inc.;

    - Trident International, Inc. by Illinois Tool Works, Inc.;

    - Imnet Systems Inc. by HBO & Company;

    - Transition Systems, Inc. by Eclipsys Corp.;

    - Moore Products Company by Siemens AG;

    - Wonderware Corp. by Siebe Plc;

    - Vertex Communications Corp. by Tripoint Global Communications, Inc.;

    - OrCAD Inc. by Cadence Design Systems Inc.;

    - Benmarq Microelectronics, Inc. by Unitrode Corp.;

    - Computer Language Research Inc. by Thomson Corp.;

    - Brite Voice Systems, Inc. by Intervoice, Inc.;

    - Continental Circuits Corp. by Hadco Corp.;

    - Caere Corp. by Scansoft, Inc.;

    - Positron Fiber Systems Corp. by Reltec Corp.;

    - FDP Corp. by SunGard Data Systems Inc.;

    - Logic Works, Inc. by PLATINUM technology, inc.;

    - Information Advantage, Inc. by Sterling Software, Inc.;

    - Plasma-Therm, Inc. by Oerlikon-Buhrle Holding AG;

    - Award Software International, Inc. by Phoenix Technologies Ltd.;

    - Cade Industries, Inc. by United Technologies Corp.;

    - Eltron International, Inc. by Zebra Technologies Corp.;

    - Walsh International, Inc. by Cognizant Corp.;

    - Powerhouse Technologies, Inc. by Anchor Gaming;

    - Vantive Corp. by Peoplesoft, Inc.;

    - The ForeFront Group by CBT Group plc;

    - Shiva Corp. by Intel Corp.;

    - Memco Software Ltd. by Platinum Technology Inc.;

    - Best Software, Inc. by Sage Group PLC (Sage US, Inc.);

    - Integrated Circuit Systems by Investor Group;

    - Zero Corp. by Applied Power, Inc.;

    - Mosaix Inc. by Lucent Technologies, Inc.;

    - BGS Systems Inc. by BMC Software Inc.;

    - Daniel Industries, Inc. by Emerson Electric Company;

    - PC DOCS Group International Inc. by Hummingbird Communications Ltd.;

    - Instron Corp. by Kirtland Capital Partners;

    - State Of The Art, Inc. by Sage Group plc;

    - International Telecommunications Data Systems, Inc. by Amdocs Ltd.;

    - Aavid Thermal Technologies, Inc. by Willis Stein & Partners LP;

    - Periphonics Corp. by Nortel Networks Corp.;

    - Watkins-Johnson Company by Fox Paine & Company LLC;

    - Banctec, Inc. by Welsh, Carson, Anderson & Stowe;

    - Premisys Communications, Inc. by Zhone Technologies, Inc.;

    - Integrated Process Equipment Corp. by SpeedFam International, Inc.;

    - NACT Telecommunications, Inc. by World Access, Inc.;

    - Control Devices, Inc. by First Technology plc;

    - Simulation Sciences, Inc. by Siebe plc;

    - XcelleNet, Inc. by Sterling Commerce, Inc.;

    - Interactive Pictures Corp. and Bamboo.com; and

    - Diamond Multimedia Systems, Inc. by S3, Inc.

    The following table presents, as of March 5, 2000, the median premium and the range of premiums for these transactions calculated by dividing

    1) the offer price per share minus the closing share price of the seller's common stock twenty trading days or one trading day prior to the public announcement of the transaction, by

    2) the closing share price of the seller's common stock twenty trading days or one trading day prior to the public announcement of the transaction:

                                                          MEDIAN PREMIUM      RANGE OF PREMIUMS
                                                          --------------   -----------------------
Premium Paid to Seller's Share Price 20 Trading Days
  Prior to Announcement.................................      57.2%          (2.5%)     -   233.2%

Premium Paid to Seller's Share Price 1 Trading Day Prior
  to Announcement.......................................      29.6%         (13.7%)     -   132.4%

    The following table presents the median implied value and the range of implied values of Loronix's stock, calculated by using the premiums shown above and Loronix's share price twenty trading days and one trading day prior to March 5, 2000:

                                                                                   RANGE OF IMPLIED
                                                         MEDIAN IMPLIED VALUE           VALUES
                                                         --------------------   -----------------------
Premium Paid to Seller's Share Price 20 Trading Days
  Prior to Announcement................................         $39.49           $24.51      -   $83.73

Premium Paid to Seller's Share Price 1 Trading Day
  Prior to Announcement................................         $40.67           $27.07      -   $72.93

    No transaction utilized as a comparable in the transaction premiums paid analysis is identical to the merger. In evaluating the comparables, Broadview made numerous assumptions with respect to integrated hardware and software solutions industry performance and general economic conditions, many of which are beyond the control of Loronix or Comverse. Mathematical analysis, such as determining the average, median, or range, is not in itself a meaningful method of using comparable transaction data.

    PRESENT VALUE OF PROJECTED SHARE PRICE ANALYSIS. Broadview calculated the present value of potential future share prices of Loronix common stock on a standalone basis using analyst estimates and management-provided projections for the twelve months ending December 31, 2000. The implied share price, calculated by using analyst estimates, the median price to last twelve months earnings multiple for the Loronix Comparable Index and a discount rate determined by the Capital Asset Pricing Model with the risk implied by the past stock performance of the Loronix Comparable Index, was $50.93. The implied share price, calculated by using management-provided projections, the median price to last twelve months earnings multiple for the Loronix Comparable Index and a discount rate determined by the Capital Asset Pricing Model with the risk implied by the past stock performance of the Loronix Comparable Index, was $58.21.

    HISTORICAL IMPLIED EXCHANGE RATIO ANALYSIS. Broadview reviewed the ratios of the closing prices of Loronix Common Stock divided by the corresponding prices of Comverse Common Stock over the period from March 5, 1999 to March 3, 2000, in contrast with the exchange ratio defined in the agreement. Based on this analysis, the historical exchange ratio has ranged from 0.1408 to 0.4454 with an average of 0.2710.

    COMVERSE STOCK PERFORMANCE ANALYSIS. Broadview compared the recent stock performance of Comverse with that of the following indices:

    - S&P 500

    - The Comverse Comparable Index, consisting of the following companies:

       - Cisco Systems, Inc.;

       - Tekelec;

       - Tellabs, Inc.;

       - LM Ericsson Telephone Co;

       - Nortel Networks Corp.;

       - Lucent Technologies Inc.; and

       - ADC Telecommunications, Inc.

       This index is comprised of public companies Broadview deemed comparable to Comverse. Broadview selected companies competing in the computer telephony industry with revenue for the last twelve months greater than $200 million and positive revenue growth.

    EVALUATION OF COMVERSE EQUITY. Broadview compared financial information of Comverse with publicly available information for companies in the Comverse Comparable Index. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as a range of estimates based on equity research analyst reports.

    PRO FORMA COMBINATION ANALYSIS. Broadview calculated the pro forma impact of the merger on the combined entity's projected earnings per share for the fiscal year ending January 31, 2001, taking into consideration various financial effects which will result from consummation of the merger. This analysis relies upon certain financial and operating assumptions provided by equity research analysts and publicly available data about Comverse and Loronix. Broadview assumed that the merger would be treated as a pooling-of-interests transaction and that no opportunities for cost savings or revenue enhancements exist. Based on this analysis, the pro forma pooling model indicates that the merger would not result in earnings per share dilution for shareholders of the combined entity excluding acquisition expenses, for the fiscal year ending January 31, 2001.

    In connection with the review of the merger by the Loronix Board, Broadview performed a variety of financial and comparative analyses. The summary set forth above does not purport to be a complete description of the analyses performed by Broadview in connection with the merger.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Broadview considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Broadview believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

    In performing its analyses, Broadview made numerous assumptions with respect to industry performance and general business and economic conditions and other matters, many of which are beyond the control of Loronix or Comverse. The analyses performed by Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The exchange ratio pursuant to the merger agreement and other terms of the merger agreement were determined through arm's length negotiations between Loronix and Comverse, and were approved by Loronix's Board. Broadview provided advice to Loronix's Board during such negotiations; however, Broadview did not recommend any specific consideration to Loronix's Board or that any specific consideration constituted the only appropriate consideration for the merger. In arriving at its opinion, Broadview was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction involving Loronix, although, in the course of its engagement, Broadview did provide advice to Loronix in connection with potential business combinations with parties other than Comverse. In addition, Broadview's opinion and presentation to Loronix's Board was one of many factors taken into consideration by Loronix's Board in making its decision to approve the merger. Consequently, the Broadview analyses as described above should not be viewed as determinative of the opinion of Loronix's Board with respect to the value of Loronix or of whether Loronix's Board would have been willing to agree to a different consideration.


    Pursuant to a letter agreement dated as of April 6, 1999, (the fee portion of which was revised on October 19, 1999), Broadview was engaged to act as financial advisor to Loronix's Board and to render an opinion to the Loronix Board regarding the fairness of the exchange ratio, from a financial point of view, to Loronix stockholders in the merger. Upon consummation of the merger, Loronix will be obligated to pay Broadview a transaction fee, dependent upon Comverse's closing price prior to the transaction or which, by way of example, would be approximately $2,383,000 based on the closing price of the Comverse common stock on June 6, 2000. Loronix has already paid Broadview a fairness opinion fee of $200,000. The fairness opinion fee will be credited against the transaction fee payable by Loronix upon completion of the merger. In addition, Loronix has agreed to reimburse Broadview for its reasonable expenses, including fees and expenses of its counsel, and to indemnify Broadview and its affiliates against certain liabilities and expenses related to their engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with Broadview, which Loronix and Broadview believe are customary in transactions of this nature, were negotiated at arm's length between Loronix and Broadview, and the Loronix Board was aware of the nature of the fee arrangement, including the fact that a significant portion of the fees payable to Broadview is contingent upon completion of the merger.


INTERESTS OF CERTAIN LORONIX DIRECTORS, OFFICERS AND AFFILIATES IN THE MERGER

    When considering the recommendation of Loronix's board of directors, you should be aware that Loronix's directors and officers have interests in the merger that are different from, or are in addition to, your interests. In particular, some of the directors and officers of Loronix participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or are in addition to, your interests.

    Under the merger agreement, Comverse has agreed to honor Loronix's obligations under indemnification agreements between Loronix and its directors and officers in effect before the completion of the merger and any indemnification provisions of Loronix's articles of incorporation and bylaws. Comverse has also agreed to provide for indemnification provisions in the articles of incorporation and bylaws of the surviving corporation of the merger that are at least as favorable as Loronix's provisions and to maintain these provisions for at least six (6) years from the completion of the merger.

    In addition, Comverse has agreed to obtain and maintain directors' and officers' liability insurance for Loronix's directors and officers, for five
(5) years from the effective time of the merger, consistent with insurance coverage provided for Comverse's or its subsidiaries' directors and officers of similar position.

    Further, Comverse has agreed to cause certain directors of Loronix, namely Messrs. C. Rodney Wilger, Donald W. Stevens and Louis E. Colonna, to be elected to the board of directors of Loronix following the merger through May, 2003, provided that such directors desire to continue to so serve. We do not expect that they will receive any additional compensation for continuing to act as directors.

    The officers of Loronix at the effective time of the merger will continue to be the initial officers of Loronix after the merger, to hold office until their successors are elected or appointed or until their earlier resignation or removal. Comverse has agreed to enter into employment agreements with certain officers of Loronix. In connection with the merger, David Ledwell, the Chief Executive Officer and President of Loronix, Peter Jankowski, the Chief Technical Officer of Loronix, and Jonathan Lupia, the Chief Operating Officer, Chief Financial Officer and Secretary of Loronix, will enter into employment agreements with Loronix.

    Under the terms of the employment agreements for Messrs. Ledwell and Lupia, they will have minimum salaries and bonus opportunities for a term of two years following the effective date of the merger. Their minimum salaries will be $200,000 and $140,000 per year, respectively. Their bonus opportunities will be $70,000 and $42,000 for fiscal year 2000, respectively. In addition, Mr. Ledwell will receive options to purchase 24,000 shares Comverse common stock (after giving effect to the two-for-one split completed on April 3, 2000) in lieu of options Loronix had previously undertaken to grant to Mr. Ledwell, which had not yet been granted as of the date of merger agreement. Mr. Lupia will receive options to purchase 10,000 shares of the Comverse common stock (after giving effect to the two-for-one split completed on April 3, 2000). Mr. Ledwell will continue in his positions as Chief Executive Officer and President of Loronix and Mr. Lupia will continue in the capacity of Chief Financial Officer of Loronix. Under the agreements, either Loronix or the employee may, at any time during the employment term, terminate employment on six months prior notice.

    Under the terms of the employment agreement for Mr. Jankowski, he will receive a minimum salary of $150,000 per year for a term of three years following the effective date of the merger. Mr. Jankowski will also receive a bonus opportunity of $45,000 for fiscal year 2000, as well as options to purchase 16,000 shares of Comverse common stock (after giving effect to the two-for-one split completed on April 3, 2000). Mr. Jankowski will continue in the capacity of Chief Technical Officer of Loronix. Under the agreement, either Loronix or Mr. Jankowski may, at any time during the employment term, terminate employment on one year prior notice.

    The terms of the employment agreements also contain non-competition and non-solicitation covenants. Under the non-competition and nonsolicitation covenants, those officers will agree neither to solicit Loronix's or its affiliate's (including Comverse's) employees, nor compete with Loronix or its affiliates (including Comverse), during the term of the respective employment agreement and for two years after termination, in the design, development, marketing, licensing and/or sale of closed circuit television recording and video management products, digital identification products, or other products that enable the provision of services similar to the services available on Loronix's existing or planned systems and software known by them on the date hereof or on the date of termination of his employment.

    Following the merger, Ed Jankowski, the Chairman of the Loronix board of directors, will be an employee of Loronix and receive an annual salary of $150,000 through December 31, 2000 and $12,000 thereafter through January 6, 2002. F. James Price, a Vice President of Loronix, will be an employee of Loronix and receive an annual salary of $75,000 in 2000 and $37,500 thereafter through January 6, 2002.

    As a result of these interests, these directors and officers of Loronix could be more likely to vote to approve the merger agreement than if they did not hold these interests. Loronix's stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

COMPLETION AND EFFECTIVENESS OF THE MERGER

    The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including approval of the merger agreement by the stockholders of Loronix, and the merger becomes effective. The merger will become effective upon the filing of articles of merger with the Secretary of State of the State of Nevada.

    Comverse and Loronix are working towards completing the merger as quickly as possible and hope to complete the merger by July 31, 2000.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE MERGER

    The following is a discussion of the material United States federal income tax consequences of the merger and is based on and subject to the Internal Revenue Code of 1986, as amended, the regulations promulgated thereunder, existing administrative interpretations and court decisions, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to:

    - stockholders who are not citizens or residents of the United States;

    - stockholders who do not hold their shares of Loronix common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code;

    - stockholders subject to the alternate minimum tax provisions of the Internal Revenue Code;

    - financial institutions;

    - tax-exempt organizations;

    - insurance companies;

    - dealers in securities;

    - mutual funds;

    - stockholders who acquired their shares of Loronix or Comverse common stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation; and

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    - stockholders who hold their shares of Loronix common stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction.

    In addition, we do not discuss the tax consequences of the merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger whether or not any such transactions are undertaken in connection with the merger, including, without limitation, any transactions in which Loronix shares are acquired or shares of Comverse are disposed of, or the tax consequences to holders of options, warrants or similar rights to acquire Loronix common stock.

    Loronix has received from its counsel, WSGR, an opinion to the effect that the merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Comverse has received from its counsel, Weil, Gotshal & Manges LLP, an opinion to the effect that the merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. In rendering their opinions, counsel of each of Loronix and Comverse have relied upon representations made by Loronix, Comverse and certain stockholders of Loronix. The opinions neither bind the IRS nor preclude the IRS from adopting a contrary position and it is possible that the IRS may successfully assert a contrary position in litigation or other proceedings. Neither Comverse nor Loronix intends to obtain a ruling from the IRS with respect to the tax consequences of the merger.

    The merger is intended to constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code. In the event the merger so qualifies, the following tax consequences will result:

    TAX IMPLICATIONS TO LORONIX STOCKHOLDERS

    Except as discussed below, with respect to cash received in lieu of fractional shares, you will not recognize gain or loss for United States federal income tax purposes when you exchange your Loronix common stock for Comverse common stock pursuant to the merger. The aggregate tax basis of the Comverse common stock you receive as a result of the merger will be the same as your aggregate tax basis in the Loronix common stock you surrender in exchange for the Comverse common stock, reduced by the tax basis of any shares of Loronix common stock for which you receive cash instead of fractional shares of Comverse common stock. The holding period of the Comverse common stock you receive as a result of the exchange will include the period during which you held the Loronix common stock you exchange in the merger.

    You will recognize gain or loss for United States federal income tax purposes with respect to the cash you receive instead of a fractional share interest in Comverse common stock. Your gain or loss will be measured by the difference between the amount of cash you receive and the portion of the tax basis of your shares of Loronix common stock allocable to the shares of Loronix common stock exchanged for such fractional share interest. This gain or loss will be capital gain or loss and will be a long-term capital gain or loss if you have held your shares of Loronix common stock for more than one year at the time the merger is completed.

    If the Internal Revenue Service successfully challenges the status of the merger as a reorganization, you would generally recognize taxable gain or loss with respect to your shares of Loronix common stock surrendered equal to the difference between your basis in such shares and (i) the fair market value, as of the completion of the merger, of the Comverse common stock, and (ii) cash in lieu of a fractional share of Comverse common stock, received in exchange therefor. In such event, your aggregate basis in the Comverse common stock so received would equal its fair market value as of the effective time of the merger, and your holding period for such stock would begin the day after the merger.

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    TAX IMPLICATIONS TO COMVERSE, LORONIX AND COMVERSE ACQUISITION

    Comverse, Loronix and Comverse Acquisition will not recognize gain or loss for United States federal income tax purposes solely as a result of the merger.

    BACKUP WITHHOLDING

    Under the Internal Revenue Code, you may be subject, under certain circumstances, to backup withholding at a rate of 31% with respect to the amount of cash, if any, received in lieu of fractional shares, unless you provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with the applicable requirements of the backup withholding rules. Any amount withheld under such rules is not an additional tax and may be refunded or credited against your federal income tax liability, provided that the required information is furnished to the IRS.

    THE FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL TAX CONSEQUENCES OR ANY OTHER CONSEQUENCES OF THE MERGER. IN ADDITION, THE DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES. MOREOVER, THE DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL AND ANY APPLICABLE FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO YOU OF THE MERGER.

ACCOUNTING TREATMENT OF THE MERGER

    Comverse intends to account for the merger as a pooling-of-interests business combination. It is a condition to completion of the merger that Comverse be advised by Deloitte & Touche LLP that the accounting of the merger as a pooling-of-interests is appropriate if the merger is consummated as contemplated. Further, Loronix must be advised by KPMG, that Loronix is not precluded from entering into a merger accounted for under the pooling-of-interests method of accounting for business combinations.

    Under the pooling-of-interests method of accounting, each of Comverse's and Loronix's historical recorded assets and liabilities will be carried forward to the combined company at their recorded amounts. In addition, the operating results of the combined company will include Comverse's and Loronix's operating results for the entire fiscal year in which the merger is completed and Comverse's and Loronix's historical reported operating results for prior periods will be combined and restated as the operating results of the combined company.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGER

    The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which prevents some transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and related waiting periods end or expire. Comverse and Loronix have made the required filings with the Department of Justice or the Federal Trade Commission and have been granted early termination of the applicable waiting period, as of April 14, 2000. The requirements of Hart-Scott-Rodino have been satisfied provided the merger is completed within one year from the termination of the waiting period.

    However, the Antitrust Division of the Department of Justice or the Federal Trade Commission may challenge the merger on antitrust grounds either before or after expiration of the waiting period. Accordingly, at any time before or after the completion of the merger, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, or another person could take action under the

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
antitrust laws, including seeking to enjoin the merger. Additionally, at any time before or after the completion of the merger, notwithstanding that the applicable waiting period of the Hart-Scott-Rodino requirements has been terminated, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. Comverse and Loronix cannot be sure that a challenge to the merger will not be made or that, if a challenge is made, Comverse and Loronix will prevail.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF LORONIX AND COMVERSE

    The shares of Comverse common stock to be issued in connection with the merger will be registered under the Securities Act of 1933, as amended, and will be freely transferable under the Securities Act, except for shares of Comverse common stock issued to any person who is deemed to be an affiliate of either Comverse or Loronix at the time of the special meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with either Comverse or Loronix and may include some of our officers and directors, as well as our principal stockholders. Some affiliates of Loronix entered into affiliate agreements in connection with the merger. See "The Merger--Affiliate Agreements." Affiliates may not sell their shares of Comverse common stock acquired in connection with the merger except:

    - under an effective registration statement under the Securities Act covering the resale of those shares, under an exemption under paragraph
      (d) of Rule 145 under the Securities Act, or under any other applicable exemption under the Securities Act; and

    - otherwise in accordance with an applicable affiliate agreement.

    Comverse's registration statement on Form S-4, of which this proxy statement/prospectus forms a part, does not cover the resale of shares of Comverse common stock to be received by affiliates in the merger.

LISTING ON THE NASDAQ NATIONAL MARKET OF COMVERSE COMMON STOCK TO BE ISSUED IN THE MERGER

    It is a condition to closing the merger that Comverse cause the shares of Comverse common stock to be issued in the merger to be approved for listing on the Nasdaq National Market, subject to official notice of issuance.

DISSENTERS' RIGHTS OF APPRAISAL

    Under Nevada law, there is no dissenters' rights of appraisal with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted upon, were listed on the Nasdaq National Market, unless the articles of incorporation provide otherwise, or the holders are required under the plan of merger or exchange to accept for their shares anything other than cash, stock or stock and cash in lieu of fractional shares of the surviving or acquiring entity, or any other entity which, at the effective date of the plan of merger or exchange, were listed on the Nasdaq National Market.


    The articles of incorporation of Loronix do not provide appraisal rights to Loronix stockholders. As of June 8, 2000, the record date, shares of Loronix common stock to be exchanged in the merger will have been listed on the Nasdaq National Market on such date. The holders of Loronix shares will be required under the merger agreement to accept stock and cash in lieu of fractional shares of Comverse, which stock will, at the effective date of the merger, be listed on the Nasdaq National Market. Accordingly, stockholders of Loronix do not have dissenters' rights of appraisal under Nevada law with respect to the merger.


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
DE-LISTING AND DE-REGISTRATION OF LORONIX COMMON STOCK AFTER THE MERGER

    If the merger is completed, Loronix common stock will be de-listed from the Nasdaq National Market, and will be de-registered under the Securities Exchange Act of 1934.

DIVIDEND POLICY

    Neither Comverse nor Loronix has ever paid a cash dividend on its common stock since its inception and neither anticipates paying any cash dividends in the foreseeable future.

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
                  THE MERGER AGREEMENT AND RELATED AGREEMENTS

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN PROVISIONS OF THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE, AS WELL AS CERTAIN PROVISIONS OF THE STOCK OPTION AGREEMENT AND OTHER RELATED AGREEMENTS. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, THE STOCK OPTION AGREEMENT AND THE OTHER RELATED AGREEMENTS. YOU SHOULD READ THE MERGER AGREEMENT, THE STOCK OPTION AGREEMENT AND THE VOTING AGREEMENT CAREFULLY FOR A MORE COMPLETE UNDERSTANDING OF THEM.

THE MERGER

    The merger agreement provides that, following the approval of the merger agreement by the stockholders of Loronix and the satisfaction or waiver of the other conditions to the merger, Comverse Acquisition, a direct wholly-owned subsidiary of Comverse will merge with and into Loronix with Loronix continuing as the surviving corporation. Upon the closing of the merger, we will file Articles of Merger with the Secretary of State of the State of Nevada, at which time the merger will become effective.

MERGER CONSIDERATION

    Under the merger agreement, each share of Loronix common stock outstanding immediately prior to the effective time of the merger, together with all associated rights under the Loronix Preferred Shares Rights Agreement, will, at the effective time, be converted into the right to receive 0.385 shares of Comverse common stock. This is different than the ratio stated in the merger agreement, since it gives effect to a two-for-one stock split by Comverse that was completed on April 3, 2000, after the date on which Comverse and Loronix entered into the merger agreement. However, if the value of the Comverse shares of common stock to be received by you, based on a five day trading average of closing prices measured as of the third trading day prior to the effective time, is less than $36 per Loronix share, Loronix will have the right to seek to terminate the agreement and, subsequently, Comverse will have the right to provide written notice ("top-up notice") to Loronix that it will adjust the consideration to $36 per share. If Comverse delivers the top-up notice, the merger agreement will not terminate and you will be entitled to receive, for each share of Loronix common stock outstanding immediately prior to the effective time, the fraction of a share of Comverse equal to $36, based on the same Comverse share price measurement period. Any shares of Loronix common stock held by Loronix or owned by Comverse or any subsidiary of Loronix will be canceled without any payment for those shares.

    It is not possible to know until the date on which we calculate the average trading price of Comverse common stock for the applicable measurement period whether the consideration to be received by you will be less than $36 per Loronix share. The Loronix board of directors has not decided whether it will cause Loronix to exercise its right to seek to terminate the merger agreement if the average trading price of Comverse common stock for the applicable measurement period will cause the consideration to be received by you to be less than $36 per share. Similarly, Comverse has not decided whether it would exercise its related right to increase the merger consideration in the event that Loronix chooses to seek to terminate the merger agreement. Accordingly, we cannot assure you that Loronix will exercise its right to terminate the merger agreement if the average trading price of Comverse common stock for the applicable measurement period will cause the consideration to be received by you to be less than $36 per share and, if Loronix does elect to terminate the merger agreement, we cannot assure you that Comverse will elect to increase the merger consideration.

    YOUR APPROVAL OF THE MERGER AGREEMENT WILL GIVE THE LORONIX BOARD OF DIRECTORS DISCRETION IN THE EVENT THAT THE CONSIDERATION TO BE RECEIVED BY YOU IS LESS THAN $36 PER SHARE, TO SEEK TO TERMINATE THE MERGER AND TO TAKE THE RISK THAT COMVERSE MAY OR MAY NOT ELECT TO INCREASE THE CONSIDERATION TO BE

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
RECEIVED TO $36 PER LORONIX SHARE. THE BOARD OF DIRECTORS WILL ALSO HAVE THE DISCRETION NOT TO SEEK TO TERMINATE THE MERGER IN WHICH CASE YOU WILL RECEIVE LESS THAN $36 PER SHARE.

    In any event, no fraction of a share of Comverse common stock will be issued. Instead, each holder of shares of Loronix common stock who would otherwise be entitled to a fraction of a share of Comverse common stock (after aggregating all fractional shares of Comverse common stock to be received by the holder) will be entitled to receive from Comverse an amount of cash equal to the product of (i) the fraction and (ii) the closing price of one share of Comverse common stock as reported on the Nasdaq National Market for the date of the Effective Time.

EXCHANGE OF SHARES

    Comverse will appoint an exchange agent to handle the exchange of Loronix stock certificates in the merger for Comverse stock and the payment of cash for any fractional shares of Loronix stock. As soon as reasonably practicable, the exchange agent will send each holder of Loronix stock a letter of transmittal for use in the exchange and instructions explaining how to surrender Loronix stock certificates to the exchange agent. The holders of Loronix stock that surrender their certificates to the exchange agent, together with a properly completed letter of transmittal, will receive the appropriate merger consideration.

    The holders of unexchanged shares of Loronix stock will not be entitled to receive any dividends or other distributions payable with respect to Comverse's stock after the closing until their certificates are surrendered.

    YOU SHOULD NOT FORWARD LORONIX STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED TRANSMITTAL FORMS. YOU SHOULD NOT RETURN LORONIX STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

TREATMENT OF LORONIX OPTIONS

    At the effective time, each outstanding option granted by Loronix to purchase shares of Loronix common stock will be assumed by Comverse and converted into an option to acquire Comverse common stock having the same terms and conditions that the Loronix stock option had before the effective time of the merger. The number of shares that the new Comverse option will be exercisable for, and the exercise price of the new Comverse option will reflect the same exchange ratio applicable to Loronix stockholders in the merger.

CONDITIONS TO COMPLETION OF THE MERGER

    MUTUAL CLOSING CONDITIONS

    The obligations of Comverse and Loronix to complete the merger are subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:

    - approval of the merger agreement by Loronix stockholders;

    - expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act (early termination having been granted as of April 14, 2000);

    - receipt of written agreements from Comverse's and Loronix's affiliates, not later than 45 days prior to the Loronix stockholder meeting;

    - absence of any law of any governmental entity prohibiting the merger;

    - Comverse's registration statement on Form S-4 being effective and not subject to any stop order by the SEC;

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
    - approval for listing on the Nasdaq National Market of the shares of Comverse to be issued in the merger; and

    - receipt of letters from the independent public accountants of Comverse and Loronix, respectively, stating that pooling-of-interests accounting treatment for the merger is appropriate.

    ADDITIONAL CLOSING CONDITIONS FOR COMVERSE'S AND COMVERSE ACQUISITION'S
     BENEFIT

    Comverse's and Comverse Acquisition's obligations to complete the merger are subject to the following additional conditions:

    - accuracy, as of the closing date, of the representations and warranties of Loronix to the extent specified in the merger agreement;

    - Loronix's performance in all material respects with the obligations required under all agreements and conditions contained in the merger agreement at or prior to the closing;

    - receipt of a certificate, dated as of the closing, signed by the President or Vice President of Loronix certifying the fulfillment of the two prior conditions;

    - receipt of an opinion of Comverse's counsel that the merger will qualify as tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

    - receipt of all authorizations, consents or approvals of a governmental entity required in connection with execution of the merger agreement and the performance of the obligations under the merger agreement; and

    - execution of the employment agreements of Messrs. David Ledwell, Jonathan Lupia and Peter Jankowski.

    ADDITIONAL CLOSING CONDITIONS FOR LORONIX'S BENEFIT

    Loronix's obligation to complete the merger is subject to the following additional conditions:

    - accuracy, as of the closing date, of the representations and warranties of Comverse and Comverse Acquisition to the extent specified in the merger agreement;

    - Comverse's performance in all material respects with the obligations required under all agreements and conditions contained in the merger agreement at or prior to the closing;

    - receipt of a certificate, dated as of the closing, signed by the President or Vice President of Comverse certifying the fulfillment of the two prior conditions; and

    - receipt of an opinion of Loronix's counsel that the merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains representations and warranties made by Loronix on the one hand, and Comverse and Comverse Acquisition, on the other hand. The most significant representations made by Loronix, Comverse and Comverse Acquisition relate to:

    - corporate existence and qualification

    - capitalization of itself and subsidiaries

    - authorization to enter into the contemplated transaction

    - consents and approvals required in connection with the contemplated transaction

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
    - absence of undisclosed liabilities

    - absence of changes

    - filings with the SEC

    - financial statements

    - information provided for inclusion in this registration statement on Form S-4

    - litigation

    - accounting matters

    - tax matters

    In addition Loronix made additional representations and warranties. The most significant relate to:

    - absence of any breach of organizational documents, law or certain material agreements as a result of the contemplated transaction

    - real property

    - compliance with laws

    - employee benefit matters

    - labor matters

    - environmental matters

    - material contracts

    - insurance

    - intellectual property

    - products

    Loronix also represents and warrants to Comverse, as to certain other matters including the inapplicability of both the Nevada anti-takeover statute and the Loronix Preferred Shares Rights Agreement to the merger.

COVENANTS

    Each of Loronix, Comverse and Comverse Acquisition has undertaken certain covenants in the merger agreement. The following summarizes the more significant of these covenants:

    INTERIM OPERATIONS OF LORONIX

    Loronix has undertaken a covenant that places restrictions on it and its subsidiaries until the effective time of the merger. Loronix and its subsidiaries are required to conduct its business in the ordinary course consistent with past practice, and to use reasonable best efforts to preserve intact and keep available its business organization, services of its current officers and employees and relationships with third parties. Loronix and its subsidiaries have also agreed to some specific restrictions which are subject to exceptions described in the merger agreement. The following summarizes the more significant of these restrictions undertaken by Loronix and its subsidiaries:

    - no amending its charter or bylaws or amending, modifying or terminating its Preferred Shares Rights Agreement;

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
    - no issuing, selling, delivering or agreeing or committing to issue, sell or deliver any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents, except for the issuing of shares pursuant to outstanding stock options;

    - no splitting, combining, or reclassifying any of its capital stock, declaring any dividend on its capital stock or redeeming any of its securities;

    - no adopting a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

    - no altering the corporate structure or ownership of any subsidiary;

    - no incurring or assuming any debt;

    - no entering into, adopting, amending or terminating any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer, employee or independent contractor;

    - no acquiring or disposing of any assets, except in the ordinary course of business consistent with past practices and pursuant to existing commitments;

    - no changing in accounting principles;

    - no acquiring any business organization;

    - no entering into any contracts or agreements except in the ordinary course of business consistent with past business practices or amending in any material respect any material contract listed in the merger agreement;

    - no authorizing any new capital expenditures if the amount of the expenditure plus the sum of all previously authorized capital expenditures exceeds $1.2 million;

    - no paying, discharging or satisfying of any material claims or obligations, other than in the ordinary course of business consistent with past business practices; and

    - no taking any action that would prevent or impede the merger from qualifying as a pooling-of-interests.

    ACCESS TO INFORMATION

    Until the merger becomes effective, Comverse and Comverse Acquisition will have reasonable access to employees, offices, warehouses and other facilities and the books and records of Loronix and its subsidiaries. Comverse and Comverse Acquisition will hold all information received from Loronix and its subsidiaries in connection with the merger in confidence pursuant to the terms of a confidentiality agreement entered into between Comverse and Loronix.

    BEST EFFORTS COVENANTS

    Loronix and Comverse have agreed to cooperate with each other and use their reasonable best efforts to take all actions and to do all things necessary or advisable under the merger agreement and under the applicable laws to complete the merger and other transactions contemplated by the merger agreement.

    Loronix has agreed to use its reasonable best efforts to obtain and maintain any licenses or approvals required to be obtained pursuant to the Sale and License Agreement dated February, 2000

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
between Loronix and an Indian gaming entity and to use its reasonable best efforts to cause each of its directors and officers to provide all information to be provided by them in connection with such license or approvals. However, Loronix will not be in breach of this covenant if Comverse does not provide the information required by it to obtain such license or approval.

    ACQUISITION PROPOSALS

    Loronix has agreed that it and its subsidiaries and its officers, directors, employees and advisors will not take any action to solicit, initiate or encourage any proposals for any alternative acquisition proposals involving Loronix of a nature defined in the merger agreement or participate in any discussions or negotiations with any person to facilitate an acquisition proposal.

    However, Loronix shall not be prohibited from engaging in discussion or furnishing information to a person who makes an unsolicited bona fide written acquisition proposal so long as prior to doing so, all of the following are satisfied:

    - the Loronix stockholders meeting has not yet occurred or it has occurred and the merger with Comverse was not approved;

    - the Loronix board determines in good faith that it is necessary to do so to comply with its fiduciary duty to stockholders, after receiving advice of independent counsel;

    - the Loronix board determines in good faith that such proposal, if accepted, is reasonably likely to be consummated, and believes in good faith and in consultation with Broadview, and considering the strategic benefits to be derived from a merger with Comverse, that if such proposal were consummated, it would result in a transaction more favorable to Loronix stockholders from a financial point of view than the merger with Comverse; and

    - Loronix provides reasonable notice to Comverse that it is taking such action and receives from such person an executed confidentiality agreement with terms at least as stringent as those contained in the existing confidentiality agreement between Comverse and Loronix.

    Prior to providing any information or entering into discussions or negotiations with such person, Loronix must notify Comverse within 24 hours of receiving an offer or request for such information. The notice must indicate the identity of the person and the terms and conditions of any offer or request. Loronix must keep Comverse informed on a prompt basis of the status and details of any offer or request.

    The Loronix board has agreed to recommend the approval of the merger agreement to the Loronix stockholders. However, the Loronix board is permitted not to make this recommendation, to withdraw this recommendation or to modify this recommendation in a manner adverse to Comverse if the Loronix board determines, in its good faith judgment, that it is necessary to do so to comply with its fiduciary duty to its stockholders, after receiving advice of independent counsel. Loronix must deliver notice to Comverse of such pending action four days prior to taking such action.

    INDEMNIFICATION AND INSURANCE OF LORONIX OFFICERS AND DIRECTORS

    Comverse has agreed that:

    - For five years after effective time of the merger it will provide directors' and officers' liability insurance for the benefit of those persons who are directors and officers of Loronix following the effective time of the merger consistent with the insurance coverage provided for Comverse's or its subsidiaries' officers and directors of similar position; and

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
    - For at least six years after the effective time of the merger Comverse will indemnify employees, agents, directors and officers of Loronix and its subsidiaries from their activities occurring prior to the effective time of the merger to the extent provided under Loronix's charter and bylaws.

    EMPLOYEE MATTERS

    The merger agreement provides that Comverse will honor all the obligations under Loronix's and its subsidiary's employment, consulting, severance, change of control and indemnification agreements, and the obligations of Loronix to enter into employment agreements with David Ledwell, Jonathan Lupia and Peter Jankowski.

    Comverse has also agreed, following the closing, to adopt and maintain Loronix employee benefit plans that were in effect immediately prior to the closing for one year or to arrange for each employee of Loronix or its subsidiaries to participate in any counterpart Comverse employee benefit plan, receiving credit for service with Loronix for purposes of eligibility to participate and vesting under such Comverse employee benefit plans.

    LISTING OF STOCK

    Comverse has agreed to use its best efforts to cause the shares of Comverse common stock to be issued in the merger to be listed on the Nasdaq National Market.

    LORONIX STOCKHOLDER MEETING

    Loronix has agreed to take all lawful actions necessary to cause a special meeting of its stockholders to be duly called and to solicit proxies from its stockholders for approval of the merger agreement.

ADDITIONAL AGREEMENTS

    The merger agreement contains additional agreements between Loronix and Comverse. The following summarizes the most significant of these agreements.

    - Loronix and Comverse have agreed to prepare and file a proxy statement, registration statement and all necessary filings with the SEC relating to the merger;

    - Loronix and Comverse have agreed to consult each other before issuing any public announcements regarding the merger; and

    - Loronix and Comverse have each agreed to notify the other party promptly of certain events, including any occurrence or nonoccurrence of any event that would be likely to cause any representation or warranty contained in the merger agreement to be untrue or inaccurate, or of receipt of any notice from any third party alleging that the consent of that third party is required to complete the merger.

NO-SHOP PROVISIONS

    Loronix has agreed, subject to some limited exceptions, not to initiate or engage in discussions with any other party about a business combination with the other party while the merger is pending.

WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

    Any provision of the merger agreement may be amended at any time before or after approval of the merger by the Loronix stockholders if the amendment is in writing and signed by all parties. After Loronix stockholders have approved the merger agreement, no amendment that requires further approval by Loronix stockholders may be made without the approval of Loronix stockholders. Any provision of the merger agreement may be waived at or prior to the effective time of the merger if the waiver is in writing and signed by the party against whom the waiver is to be effective.

TERMINATION OF THE MERGER AGREEMENT

    RIGHT TO TERMINATE

    The merger agreement may be terminated at any time prior to the effective time of the merger, even if it was approved by the Loronix stockholders, by the mutual written consent of Loronix and Comverse.

    TERMINATION BY EITHER COMVERSE OR LORONIX

    The merger agreement may be terminated at any time prior to the effective time of the merger by either Loronix or Comverse under any of the following circumstances:

    - The merger is not consummated by August 31, 2000, whether or not such date is before or after date of the approval by the Loronix stockholders;

    - Loronix stockholders fail to approve the merger agreement at a duly held meeting; or

    - There is a permanent legal prohibition to closing the merger.

    TERMINATION BY LORONIX

    The merger agreement may be terminated at any time prior to the effective time of the merger, even if it was approved previously by Loronix's stockholders, by Loronix under any of the following circumstances:

    - All of the following are true: (i) Loronix is not in material breach of its covenants with respect to other acquisition proposals, (ii) the merger with Comverse has not been approved by the Loronix stockholders,
      (iii) the Loronix board authorizes Loronix, subject to complying with merger agreement, to enter into a binding written agreement accepting a proposal superior to the Comverse merger and notifies Comverse three business days in advance, and (iv) during the three business days after the notice, Loronix negotiates with Comverse in an attempt to make commercially reasonable adjustments to the terms of the merger with Comverse and the board of directors of Loronix concludes that the superior proposal continues to be superior;

    - Comverse breaches any of the representations, warranties, covenants or agreements contained in the merger agreement; or

    - The value of the merger consideration is less than $36 per Loronix share, Loronix elects to terminate the agreement, and Comverse does not deliver notice to Loronix that Comverse will adjust the consideration to $36 per share.

    TERMINATION BY COMVERSE

    The merger agreement may be terminated at any time prior to the effective time of the merger by Comverse if:

    - Loronix enters into a binding agreement with a third party and accepts a proposal superior to the merger with Comverse;

    - The Loronix board fails to recommend approval of the merger agreement, withdraws or modifies in a manner adverse to Comverse, its approval or recommendation of the merger agreement or recommends any other acquiring proposal;

    - Any person or group acquires beneficial ownership of at least 15% if the outstanding shares of Loronix; or

    - Loronix breaches any of the representations, warranties, covenants or agreements contained in the merger agreement.

PAYMENT OF TERMINATION FEE AND EXPENSES

    TERMINATION FEE

    Loronix has agreed to pay Comverse a termination fee of $11 million in any of the following circumstances:

    - Loronix terminates the merger agreement under the circumstances described in the first bullet under "Termination by Loronix" above;

    - Comverse terminates the merger agreement because of any of the following:

       - Loronix enters into a binding agreement with a third party for a superior proposal;

       - The Loronix board fails to recommend, or withdraws or modifies in a manner adverse to Comverse, its approval or recommendation of the merger agreement, or recommends any other acquiring proposal; or

       - Loronix permits any person or group to acquire beneficial ownership of at least 15% of the outstanding shares of Loronix;

    - All of the following occur:

       - Comverse terminates the merger agreement for any of the following reasons:

           - The merger is not consummated by August 31, 2000;

           - Loronix stockholders fail to approve the merger agreement at a duly held meeting; or

           - Loronix breaches any of the representations, warranties, covenants or agreements contained in the merger agreement;

       - On or before the termination date, an acquisition proposal is made by a third party; and

       - Loronix accepts another acquisition proposal within 6 months of the termination.

    EXPENSES

    Loronix will pay Comverse up to $1,000,000 for Comverse's expenses if Comverse terminates the merger agreement because Loronix breaches any of the representations, warranties, covenants or agreements contained in the merger agreement, in addition to the termination fee that may apply.

THE STOCK OPTION AGREEMENT

    THE FOLLOWING SUMMARY OF THE STOCK OPTION AGREEMENT IS QUALIFIED BY REFERENCE TO THE COMPLETE TEXT OF THE AGREEMENT, WHICH IS INCORPORATED BY REFERENCE AND ATTACHED AS ANNEX B. YOU ARE URGED TO READ THE STOCK OPTION AGREEMENT IN ITS ENTIRETY.

    GENERALLY

    At the same time Comverse and Loronix entered into the merger agreement, they also entered into a stock option agreement. Under the stock option agreement, Loronix granted Comverse an irrevocable option to purchase up to 1,020,000 shares of Loronix common stock (or such other number of shares of Loronix common stock as equals 19.9% of the issued and outstanding shares of Loronix common stock as the time of the exercise of the option) at a price per share of $43.79, payable at Comverse's option in cash or Comverse common stock. The option is exercisable in the circumstances described below.

    EXERCISE OF THE OPTION

    Comverse can exercise the option in whole or in part at any time after the merger agreement has been terminated under the following circumstances:

    - Loronix terminates the merger and all of the following are true: (i) Loronix is not in material breach of its covenants with respect to other acquisition proposals, (ii) the merger with Comverse has not been approved by the Loronix stockholders, (iii) the Loronix board authorizes Loronix, subject to complying with merger agreement, to enter into a binding written agreement accepting a proposal superior to the Comverse merger and notifies Comverse three business days in advance, and (iv) during the three business days after the notice, Loronix negotiates with Comverse in an attempt to make commercially reasonable adjustments to the terms of the merger with Comverse and the board of directors of Loronix concludes that the superior proposal continues to be superior;

    - Comverse terminates the merger agreement because:

       - Loronix enters into a binding agreement with a third party for a superior proposal;

       - The Loronix Board fails to recommend or withdraws or modifies in a manner adverse to Comverse, its approval or recommendation of the merger agreement or recommends any other acquiring proposal;

       - Any person or group acquires beneficial ownership of 15% or more of the outstanding shares of Loronix.

    If Comverse wishes to exercise the option, Comverse will deliver an exercise notice to Loronix specifying the total number of shares of Loronix common stock Comverse wishes to purchase.

    The option terminates upon the earliest to occur of:

    - the effective time of the merger;

    - the termination of the merger agreement by the Comverse or Loronix, other than a termination that gives rise to the right to exercise the option; or

    - 180 days after any termination of the merger agreement as a result of the occurrence of a right to exercise the option.

    The option may not be exercised if Comverse is in material breach of any of the representations, warranties, covenants or agreements contained in the merger agreement.

    The option is not currently exercisable and Comverse may exercise the option only if the merger agreement is terminated in circumstances similar to those in which the termination fee is payable. If the merger agreement is terminated under any other circumstances, the option will terminate.

    CONDITIONS TO CLOSING UNDER THE STOCK OPTION AGREEMENT

    The obligation of Loronix to issue the option shares is subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:

    - expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act (early termination having been granted as of April 14, 2000);

    - absence of any injunction or order prohibiting the issuance of the options; or

    - approval for listing on the Nasdaq National Market of the shares of Comverse to be issued.

    CLOSING OF THE STOCK OPTION EXERCISE

    At the closing, Loronix shall deliver a single certificate for the number of shares of Loronix common stock designated by Comverse in its exercise notice and Comverse will deliver to Loronix the aggregate purchase price in cash, Comverse common stock or any combination thereof.

    REPRESENTATIONS AND WARRANTIES

    The stock option agreement contains substantially reciprocal representations and warranties made by Loronix and Comverse to each other. The most significant of these relate to:

    - corporate authorization to enter into the contemplated transaction and

    - execution and delivery of the stock option agreement.

    Loronix also represents and warrants that is has taken all necessary corporate actions to authorize and reserve for issuance the number of shares of Loronix common stock subject to the option.

    CERTAIN REPURCHASES

    Comverse has the right to request that Loronix repurchase from Comverse the option, in whole or in part, for a price equal to the amount by which the market price of Loronix common stock, as of the date Comverse gives notice of this request, exceeds the exercise price multiplied by the number of shares of Loronix common stock purchasable pursuant to the stock option agreement.

    If Comverse exercises this right, Loronix will have ten business days to purchase the stock option from Comverse.

    REGISTRATION RIGHTS

    Loronix has agreed to grant Comverse rights to require registration by Loronix of the option shares for sale by Comverse under the securities laws.

    PROFIT LIMITATION

    The stock option agreement provides that, notwithstanding any other provisions of that agreement, Comverse's Total Profits (as defined below) will not exceed $11 million. If Comverse's Total Profits otherwise exceed such amount, Comverse, at its sole election, may

    - deliver to Loronix for cancellation shares of Loronix common stock previously purchased by Comverse;

    - pay cash to Loronix; or

    - pay any combination of cash and stock;

so that Comverse's actual realized Total Profit does not exceed $11 million after taking into account the foregoing actions.

    For the purposes of the stock option agreement, "Total Profit" means the aggregate amount before taxes of the following:

    - the amount received by Comverse pursuant to the Loronix's repurchase of the stock option pursuant to "Certain Repurchases" above;

    - the cash amounts received by Comverse pursuant to the sale of option shares (or any other securities into which such shares are converted or exchanged) to any unaffiliated party, less Comverse's purchase price for such shares; and

    - the cash amount actually received by Comverse in payment by Loronix of the termination fee under the merger agreement.

VOTING AGREEMENTS

    As a condition to Comverse's entering into the merger agreement, Comverse and each of Peter Jankowski, David Ledwell, Jonathan Lupia, F. James Price, C. Rodney Wilger, Timothy Whitehead, Donald W. Stevens, and a trust established by Edward Jankowski, entered into voting agreements. By entering into the voting agreements these Loronix stockholders have irrevocably appointed Comverse as their lawful attorney and proxy. These proxies give Comverse the limited right to vote the shares of Loronix common stock beneficially owned by these Loronix stockholders, including shares of Loronix common stock acquired after the date of the voting agreements, in favor of the approval of the merger agreement, in favor of the merger and in favor of each other matter that could reasonably be expected to facilitate the merger. These Loronix stockholders may vote their shares of Loronix common stock on all other matters.


    As of June 7, 2000, these individuals and entities collectively beneficially owned 1,140,606 shares of Loronix common stock which represented approximately 22% of the outstanding Loronix common stock. None of the Loronix stockholders who are parties to the voting agreements were paid additional consideration in connection with them.


    Under these voting agreements, and except as otherwise waived by Comverse, the Loronix stockholders agreed not to sell their Loronix common stock and options owned, controlled or acquired, either directly or indirectly, by them until the earlier of the termination of the merger agreement or the completion of the merger, unless the transfer is in accordance with an affiliate agreement between the stockholder and Comverse and each person to which any shares or any interest in any shares is transferred agrees to be bound by the terms and provisions of the voting agreement.

    These voting agreements will terminate upon the earlier to occur of the termination of the merger agreement and the completion of the merger. The form of voting agreement is attached to this proxy statement/prospectus as Annex C, and you are urged to read it in its entirety.

AFFILIATE AGREEMENTS

    As a condition to Comverse's entering into the merger agreement, each member of Loronix's board of directors and some officers of Loronix will execute affiliate agreements. Under the affiliate agreements, each of these persons has agreed not to sell or otherwise dispose of, or to reduce their risk relative to, any shares of Loronix common stock owned by them during the period beginning 30 days prior to the merger and after Comverse publicly announces financial results covering at least 30 days of combined operations of Comverse and Loronix. Also, under the affiliate agreements, Comverse will be entitled to place appropriate legends on the certificates evidencing any Comverse common stock to be received by these persons and to issue stop transfer instructions to the transfer agent for the Comverse common stock. Further, these persons have also acknowledged the resale restrictions imposed by Rule 145 under the Securities Act on shares of Comverse common stock to be received by them in the merger.

AMENDMENT TO THE PREFERRED SHARES RIGHTS AGREEMENT

    In connection with the execution of the merger agreement, Loronix has amended the Preferred Shares Rights Agreement (or "poison pill"), dated as of January 9, 1997, between Loronix and

American Stock Transfer & Trust Company, as rights agent, so that, among other things, the execution, delivery and performance by Loronix of the merger agreement and the stock option agreement do not cause the rights issued under the Loronix rights agreement to become exercisable or Comverse or Comverse Acquisition to be deemed an "acquiring person" with respect to Loronix, and to cause the expiration of the rights agreement to occur immediately prior to the effective time of the merger.

OPERATIONS AFTER THE MERGER


    Following the merger, Loronix will continue its operations as a wholly-owned subsidiary of Comverse for some period of time determined by Comverse. The membership of Comverse's board of directors will remain unchanged as a result of the merger. The stockholders of Loronix will become shareholders of Comverse, and their rights as stockholders will be governed by the Comverse charter, the Comverse bylaws, and the laws of the State of New York. See "Comparison of Rights of Holders of Loronix Common Stock and Comverse Common Stock" on page 67 of this proxy statement/prospectus.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma condensed combined balance sheet as of January 31, 2000 combines the audited historical balance sheet of Comverse as of January 31, 2000 and the audited historical balance sheet of Loronix as of December 31, 1999, giving effect to the merger as though it had been consummated as of January 31, 2000. The following unaudited pro forma condensed combined statements of income for the years ended December 31, 1997 and January 31, 1999 and 2000 combine the audited historical consolidated statements of income of Comverse for the years ended December 31, 1997 and January 31, 1999 and 2000 and the audited historical consolidated statements of income of Loronix for the three years ended December 31, 1999, giving effect to the merger as if it had been consummated at the beginning of each period presented. The merger is being accounted for as a pooling-of-interests.

    The unaudited pro forma condensed combined financial information should be read in conjunction with the:

    - Accompanying notes to the unaudited pro forma condensed combined financial statements; and

    - Audited historical consolidated financial statements and related notes of Comverse and Loronix, which are incorporated by reference into this proxy statement/prospectus.

    The unaudited pro forma condensed combined financial information excludes costs associated with the integration and consolidation of the companies.

    This unaudited pro forma condensed combined financial information is not necessarily indicative of the operating results and financial position that might have been achieved had the merger occurred as of the beginning of the earliest period presented, nor are they necessarily indicative of operating results and financial position which may occur in the future.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                JANUARY 31, 2000

                                 (IN THOUSANDS)

                                                 COMVERSE       LORONIX
                                                JANUARY 31,   DECEMBER 31,                  PRO FORMA
                                                   2000           1999       ADJUSTMENTS   COMBINED(1)
                                                -----------   ------------   -----------   -----------
ASSETS

Current assets:
  Cash and cash equivalents...................  $  338,638       $ 3,897        $          $  342,535
  Bank time deposits and short-term
    investments...............................     439,054            --                      439,054
  Accounts receivable, net....................     259,357         6,846                      266,203
  Inventories.................................      97,653         4,075                      101,728
  Prepaid expenses and other current assets...      40,829           414                       41,243
                                                ----------       -------        -----      ----------
    Total current assets......................   1,175,531        15,232           --       1,190,763

Property and equipment, net...................     121,897         4,204                      126,101
Investments...................................      19,749            --                       19,749
Other assets..................................      35,191           945                       36,136
                                                ----------       -------        -----      ----------
                                                $1,352,368       $20,381        $  --      $1,372,749
                                                ==========       =======        =====      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses.......  $  231,245       $ 4,615        $          $  235,860
  Other current liabilities...................      95,460         1,139                       96,599
                                                ----------       -------        -----      ----------
    Total current liabilities.................     326,705         5,754           --         332,459

Convertible subordinated debentures...........     300,000            --                      300,000
Other liabilities.............................      14,323         1,226                       15,549
                                                ----------       -------        -----      ----------
    Total liabilities.........................     641,028         6,980           --         648,008
                                                ----------       -------        -----      ----------

Stockholders' equity:
  Common stock................................      15,382             5          190 (2)      15,577
  Additional paid-in capital..................     407,645        16,620         (190)(2)     424,075
  Retained earnings (accumulated deficit).....     285,890        (3,126)                     282,764
  Note receivable from stockholders...........          --           (98)                         (98)
  Accumulated other comprehensive income......       2,423            --                        2,423
                                                ----------       -------        -----      ----------
    Total stockholders' equity................     711,340        13,401           --         724,741
                                                ----------       -------        -----      ----------
                                                $1,352,368       $20,381        $  --      $1,372,749
                                                ==========       =======        =====      ==========

------------------------

See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                        FOR YEAR ENDED DECEMBER 31, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       COMVERSE             LORONIX
                                                      YEAR ENDED          YEAR ENDED
                                                   DECEMBER 31, 1997   DECEMBER 31, 1997    PRO FORMA
                                                      HISTORICAL          HISTORICAL       COMBINED(1)
                                                   -----------------   -----------------   -----------
Sales............................................      $488,940             $ 9,403         $498,343

Cost of sales....................................       202,640               5,117          207,757
                                                       --------             -------         --------

Gross margin.....................................       286,300               4,286          290,586

Operating expenses:
  Research and development, net..................        96,626               1,526           98,152
  Selling, general and administrative............       138,305               5,318(3)       143,623
  Royalties and license fees.....................        12,325                  --           12,325
                                                       --------             -------         --------

Income (loss) from operations....................        39,044              (2,558)          36,486

Interest and other income, net...................         4,879                  78            4,957
                                                       --------             -------         --------

Income (loss) before income tax provision........        43,923              (2,480)          41,443

Income tax provision.............................         9,398                  32            9,430
                                                       --------             -------         --------

Net income (loss)................................      $ 34,525             $(2,512)        $ 32,013
                                                       ========             =======         ========

Earnings (loss) per share:

  Basic..........................................      $   0.27             $ (0.54)        $   0.25
                                                       ========             =======         ========

  Diluted........................................      $   0.25             $ (0.54)        $   0.23
                                                       ========             =======         ========

Weighted average number of common and common equivalent shares outstanding:

  Basic..........................................       127,240               4,659          129,034
                                                       ========             =======         ========

  Diluted........................................       137,908               4,659          139,702
                                                       ========             =======         ========

------------------------

See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                        FOR YEAR ENDED JANUARY 31, 1999

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        COMVERSE            LORONIX
                                                       YEAR ENDED         YEAR ENDED
                                                    JANUARY 31, 1999   DECEMBER 31, 1998    PRO FORMA
                                                       HISTORICAL         HISTORICAL       COMBINED(1)
                                                    ----------------   -----------------   -----------
Sales.............................................      $696,094            $12,711         $708,805

Cost of sales.....................................       279,690              6,817          286,507
                                                        --------            -------         --------

Gross margin......................................       416,404              5,894          422,298

Operating expenses:
  Research and development, net...................       132,820              1,381          134,201
  Selling, general and administrative.............       151,985              6,727(3)       158,712
  Royalties and license fees......................        16,552                 --           16,552
                                                        --------            -------         --------

Income (loss) from operations.....................       115,047             (2,214)         112,833

Interest and other income, net....................         8,263                 52            8,315
                                                        --------            -------         --------

Income (loss) before income tax provision.........       123,310             (2,162)         121,148

Income tax provision..............................        11,783                 --           11,783
                                                        --------            -------         --------

Net income (loss).................................      $111,527            $(2,162)        $109,365
                                                        ========            =======         ========

Earnings (loss) per share:

  Basic...........................................      $   0.84            $ (0.47)        $   0.81
                                                        ========            =======         ========

  Diluted.........................................      $   0.78            $ (0.47)        $   0.75
                                                        ========            =======         ========

Weighted average number of common and common equivalent shares outstanding:

  Basic...........................................       132,600              4,647          134,389
                                                        ========            =======         ========

  Diluted.........................................       143,650              4,647          145,439
                                                        ========            =======         ========

------------------------

See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                        FOR YEAR ENDED JANUARY 31, 2000

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        COMVERSE            LORONIX
                                                       YEAR ENDED         YEAR ENDED
                                                    JANUARY 31, 2000   DECEMBER 31, 1999    PRO FORMA
                                                       HISTORICAL         HISTORICAL       COMBINED(1)
                                                    ----------------   -----------------   -----------
Sales.............................................      $872,190            $37,477         $909,667

Cost of sales.....................................       329,802             20,301          350,103
                                                        --------            -------         --------

Gross margin......................................       542,388             17,176          559,564

Operating expenses:
  Research and development, net...................       168,132              1,684          169,816
  Selling, general and administrative.............       184,080             11,661(3)       195,741
  Royalties and license fees......................        18,841                 --           18,841
  Non-recurring charges...........................         2,016                900            2,916
                                                        --------            -------         --------

Income from operations............................       169,319              2,931          172,250

Interest and other income, net....................        16,519                 76           16,595
                                                        --------            -------         --------

Income before income tax provision................       185,838              3,007          188,845

Income tax provision..............................        15,577                121           15,698
                                                        --------            -------         --------

Net income........................................      $170,261            $ 2,886         $173,147
                                                        ========            =======         ========

Earnings per share:

  Basic...........................................      $   1.18            $  0.59         $   1.19
                                                        ========            =======         ========

  Diluted.........................................      $   1.07            $  0.52         $   1.08
                                                        ========            =======         ========

Weighted average number of common and common equivalent shares outstanding:

  Basic...........................................       144,018              4,859          145,889
                                                        ========            =======         ========

  Diluted.........................................       176,862              5,516          178,986
                                                        ========            =======         ========

------------------------

See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(1) The unaudited pro forma condensed combined balance sheet combines the audited historical consolidated balance sheet of Comverse at January 31, 2000 with the audited historical consolidated balance sheet of Loronix at December 31, 1999. The unaudited pro forma condensed combined statements of income combines the audited historical consolidated statements of income of Comverse for the years ended December 31, 1997 and January 31, 1999 and 2000 with the audited historical consolidated statements of income of Loronix for the years ended December 31, 1997, 1998 and 1999, respectively. Certain amounts reflected in the historical financial statement presentation have been reclassified to conform to the unaudited pro forma condensed combined presentation.

    The unaudited pro forma condensed combined financial information excludes costs associated with the integration and consolidation of the companies. The unaudited pro forma combined basic and diluted earnings per share for the respective periods represented is based on the combined weighted average number of common shares and share equivalents of Comverse and Loronix. The number of common shares and share equivalents of Loronix is based on an exchange ratio of 0.385 shares of Comverse Common Stock for each issued and outstanding share of Loronix common stock.

(2) Adjustment to reflect the issuance of Comverse common stock for Loronix common stock.

(3) Includes operations and customer support expenses of $1,568,000 in 1997, $1,606,000 in 1998, and $2,645,000 in 1999.

          COMPARISON OF RIGHTS OF HOLDERS OF LORONIX COMMON STOCK AND
                        HOLDERS OF COMVERSE COMMON STOCK

    Upon consummation of the merger, you will become shareholders of Comverse and your rights will be governed by the Comverse charter and the Comverse bylaws, which differ in certain material respects from our charter and bylaws. As shareholders of Comverse, your rights will also be governed by the New York Business Corporation Law instead of the Nevada General Corporation Law. New York is the jurisdiction of incorporation of Comverse and Nevada is our jurisdiction of incorporation.

    The following comparison of the New York Business Corporation Law, the Comverse charter and the Comverse bylaws, on the one hand, and the Nevada General Corporation Law, our charter and our bylaws, on the other hand, summarizes the material differences but is not intended to list all differences.

    BUSINESS COMBINATIONS AND TAKEOVER CONSIDERATIONS

    Nevada law restricts the ability of certain corporations to engage in any "business combinations" (defined broadly to include mergers, consolidations or issuance of stock) with, involving or proposed by an "interested stockholder" (defined generally as any person who, directly or indirectly, beneficially owns 10% or more of the voting shares of a Nevada corporation or any affiliate or associate of the Nevada corporation). The corporation may not engage in a business combination with an interested stockholder for three years after the interested stockholder acquired 10% of the voting power, unless the business combination or purchase of the shares that caused the stockholder to become an interested stockholder was approved by the board of directors of the corporation before the date of acquisition. If the combination was not previously approved, the interested stockholder may effect a combination after the three year period only if such stockholder receives approval from a majority of the disinterested shares or if the consideration to be paid by the interested stockholder meets certain fair price criteria.


    New York's law regarding business combinations is similar to that of Nevada, except that under New York law, an "interested stockholder" is defined as any person who, directly or indirectly, beneficially owns 20% or more of the outstanding voting stock of a New York corporation, and the restriction extends for five years after the date on which the interested stockholder became an interested stockholder.


    In certain circumstances Nevada law prohibits an acquiror from voting shares of a target corporation's stock unless the acquisition is approved by a majority of the disinterested stockholders. Any person who acquires in excess of 20%, 33 1/3% or 50% of the outstanding shares of the company's stock must obtain approval by a majority of the disinterested stockholders whenever one of the thresholds is exceeded in order to be able to exercise voting rights with respect to the shares. If the disinterested stockholders vote in favor of the acquisition, the stockholders who did not vote in favor of authorizing voting rights are entitled to demand payment for the fair value of their shares. This statute applies only to corporations with 200 or more stockholders, of whom 100 or more must be Nevada residents of record. We have exempted ourselves from this statute. New York does not have a similar law.

    Under New York law, a plan of merger or consolidation, a plan of share exchange or the sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation is required to be approved (1) in the case of corporations like Comverse that were in existence on February 22, 1998, and that do not expressly provide in their certificates of incorporation for majority approval of such transactions, by two-thirds of the votes of all outstanding shares entitled to vote thereon, and (2) in the case of all other corporations, by a majority of the votes of all outstanding shares entitled to vote thereon. The Comverse charter does not contain a provision expressly providing for majority approval of such transactions.

    New York law also provides that holders of shares of a class, or series of a class, of capital stock of a corporation shall be entitled to vote together and to vote as a separate class on any merger or consolidation in which (1) such shares will remain outstanding after the merger or consolidation or will be converted into the right to receive shares of stock of the surviving or consolidated corporation or another corporation and (2) the charter of the surviving or consolidated corporation or such other corporation immediately after the effectiveness of the merger or consolidation would contain any provision that is not contained in the charter of the pre-merger corporation and that, if contained in an amendment thereto, would entitle the holders of shares of such class or series of a class to vote as a separate class pursuant to the procedures under New York law for class voting on charter amendments discussed under "Amendments to Charters."

    RIGHTS OF DISSENTING STOCKHOLDERS

    A stockholder of a Nevada corporation, with certain exceptions, generally has the right to dissent from, and obtain payment of the fair value of his shares in the event of:

    - a merger or consolidation to which the corporation is a party;

    - consummation of a plan of exchange to which the corporation is a party as the corporation whose shares will be acquired, if the stockholder is entitled to vote on the plan; and

    - any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or non-voting stockholders are entitled to dissent and obtain payment for their shares.

    Nevada law provides that unless a corporation's articles of incorporation provide otherwise, a stockholder does not have dissenters' rights with respect to a plan of merger or share exchange if the shares held by the stockholder are either registered on a national securities exchange, or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders and if the holders are not required under the plan of merger or exchange to accept anything in exchange for their shares other than cash, shares or shares and cash in lieu of fractional shares of the surviving or acquiring entity or another entity, which shares, at the effective date of the plan or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by at least 2,000 stockholders.

    Our charter does not modify the dissenters' rights provided by the Nevada General Corporation Law.

    A stockholder of record of a Nevada corporation that has dissenters' rights may dissent as to less than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. In such event, the stockholder's rights will be determined as if the shares to which he dissented and his other shares were registered in the names of different stockholders.

    Stockholders of a New York corporation whose shares are not listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. have the right to dissent and receive payment of the fair value of their shares, except as otherwise provided by the New York law, in the event of certain amendments or changes to the certificate of incorporation adversely affecting their shares, certain mergers or consolidations, certain sales, leases, exchanges or other dispositions of all or substantially all the corporation's assets and certain share exchanges.

    Neither holders of Comverse common stock nor holders of our common stock have dissenters rights because each of our shares are designated as a national market system security.

    AMENDMENTS TO CHARTERS

    Under Nevada law, amendments to the charter, must be adopted by a resolution of the board and approved by the holders of a majority of the shares entitled to vote, as well as a majority of shares by class of each class entitled to vote.

    Our charter and bylaws are silent as to amendments to the charter, except that no amendment, adoption or repeal of provisions relating to indemnification and personal liability of directors and officers may reduce or eliminate the effect of these provisions regarding any actions that arose prior to the amendment or revision.

    Under New York law, amendments to a charter generally must be approved by a vote of the board of directors followed by vote of a majority of all outstanding shares entitled to vote thereon at a meeting of stockholders, provided that, if a provision of the charter requires the vote of a greater number or proportion of shares, such provision may not be altered, amended or repealed except by such greater vote. The Comverse charter is silent as to amendments.

    AMENDMENT TO BYLAWS

    Under Nevada law, the board of directors create the bylaws, except to the extent the bylaws provide otherwise. Our bylaws may be amended, added to or repealed by our board of directors or by our stockholders at any meeting.

    Under the New York law, except as otherwise provided in the certificate of incorporation, bylaws may be amended, repealed or adopted by a majority of the votes cast by the shares at the time entitled to vote in the election of any directors. When so provided in the certificate of incorporation or a bylaw adopted by the stockholders, bylaws also may be amended, repealed or adopted by the board of directors, but any bylaw adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon as provided by the New York law.

    The Comverse bylaws may be amended, repealed, or new bylaws may be adopted, by a majority vote of the Comverse stockholders or by a majority of the Comverse board; provided, that the Comverse board may not repeal any bylaw passed by the Comverse stockholders.

    DIVIDENDS

    Under Nevada Law, except as otherwise provided in the corporation's articles of incorporation, the board of directors may make distributions to is stockholders. However, no distribution is permitted, if after giving effect to such declaration:

    - the corporation would not be able to pay its debts as they become due in the ordinary course of business; or

    - the corporation's total assets would be less than the sum of its total liabilities plus any amount owed if the corporation would be dissolved at the time of the distribution, to stockholders with preferential rights superior to those receiving the distribution.

    Our charter is silent with respect to dividends, except that the Loronix board has full authority to determine the dividend policy relating to shares of our preferred stock.

    Under the New York law dividends may be declared and paid and other distributions may be made out of surplus only, so that the net assets of the corporation remaining after such declaration, payment or distribution must at least equal the amount of its stated capital. A corporation may declare and pay dividends or make other distributions, except when the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restrictions contained in the corporation's certificate of incorporation.

    DURATION OF PROXIES

    Under Nevada law a proxy is not valid after six months, unless it is coupled with an interest or unless the stockholder specifies a length of time for it to be in effect, but in no case will it be valid after seven years from the date of execution. We expressly include this provision in our bylaws.

    Under New York law, no proxy is valid for more than eleven months, unless otherwise provided in the proxy. Irrevocable proxies may be created for:

    - a pledgee;

    - a person who has purchased or agreed to purchase the shares;

    - a creditor of the corporation who extends credit in consideration of the proxy;

    - a person who has contracted to perform services as an officer of the corporation if a proxy is required by the employment contract; and

    - a person designated under a voting agreement.

    STOCKHOLDER MEETINGS AND NOTICE PROVISIONS

    Nevada law does not specifically address who may call a special meeting of stockholders.

    Our bylaws provide that a special meeting of stockholders may be called at any time by the president, the Loronix board or by a written request by stockholders representing at least 25% of the Loronix stock issued and outstanding.

    New York law provides that, if, one month after the date fixed by or under the bylaws for the annual meeting of stockholders or, if no date has been so fixed, 13 months after the last annual meeting, a corporation fails to elect a sufficient number of directors to conduct the business of the corporation, the board of directors of the corporation is required to call a special meeting for the election of directors. If a special meeting is not called by the board of directors within two weeks after the required time period or if it is called but there is a failure to elect directors for a period of two months after the expiration of the required period, holders of 10% of the votes of the shares entitled to vote in an election of directors may, in writing, demand the call of a special meeting for the election of directors. New York law also provides that special meetings of shareholders may be called by the board of directors and by those persons authorized in the certificate of incorporation or bylaws.

    The Comverse bylaws provide that a special meeting of Comverse shareholders may be called only by the Comverse board, the chairman of the board, the president or the holders of at least a majority of the Comverse shares entitled to vote at a meeting.

    STOCKHOLDER ACTION

    Generally under Nevada and New York law unless otherwise provided in the articles of incorporation or bylaws, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a written consent or consents setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon such action were present and voted.

    New York law also provides that no written consent of stockholders shall be effective unless, within 60 days of the earliest dated consent delivered to the corporation, the corporation shall have received written consents from a sufficient number of holders to take the action specified therein. Prompt notice of the taking of corporate action without a meeting shall be given to those stockholders who have not consented in writing.

    Our bylaws permit actions by written consent. The Comverse bylaws provide that when Comverse stockholders are permitted or required to action by a vote, the vote may be taken without a meeting by written consent, setting forth the action to be taken and signed by the holders of all the outstanding shares.

    QUORUM AND STOCKHOLDER VOTING

    Generally under both Nevada and New York law, in order for business to be transacted at a stockholder meeting, a quorum of stockholders must be present. Unless the articles of incorporation or bylaws provide for different proportions, the holders of a majority in voting power of the shares entitled to vote are necessary to constitute a quorum. New York law also provides that in the case of a special meeting called by the stockholders for the election of directors, the stockholders attending, in person or by proxy, and entitled to vote in the election of directors, constitute a quorum solely for the purpose of electing directors.

    Under Nevada law generally, if the number of votes cast in favor of an action exceeds the number of votes cast in opposition, then the action is approved. Under our bylaws, however, as well as under New York, law a vote of the majority of the stockholders present at a meeting will be recognized as an act of the stockholders, except that, under both Nevada and New York law, directors are elected by a plurality of the votes of the holders of the shares entitled to vote for directors.

    Our bylaws and the Comverse's bylaws provide that the holders of a majority of the outstanding shares entitled to vote at such meeting, whether present in person or by proxy, constitutes a quorum.

    INSPECTION OF STOCKHOLDER LIST

    Under Nevada law, any person who has been a stockholder of record of the corporation for at least six months or any stockholder holding at least five percent of the outstanding shares of the corporation, upon at least five days' written demand shall have the right to inspect the stock ledger and make extracts from it during the normal business hours of the corporation.

    Under New York law, any stockholder of record of the corporation upon at least five days' written demand shall have the right to inspect the stock ledger and make extracts from it, during the normal business hours of the corporation. The Comverse bylaws provide that, upon request, a list of stockholders as of the record date shall be produced at any meeting.

    NUMBER OF DIRECTORS

    Generally under Nevada and New York law, a change in the number of a directors must be approved by the stockholders. A corporation may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws. At each annual meeting of stockholders, directors are to be elected to hold office until the next annual meeting, except to the extent the corporation has a classified board as discussed below.

    Nevada law provides that a corporation's board of directors may be divided into various classes, with the term of the office of each class of directors expiring each year. This is known as a classified board. Under Nevada law at least one-fourth of the directors must be elected each year. New York law permits a corporation's board of directors to be divided into either two, three or four classes. All classes must be as nearly equal in number as possible. The term of office of one class of directors shall expire each year, with the terms of office of no two classes expiring the same year.

    Our bylaws provide that the number of directors will be as determined by our board of directors, but may not be fewer than five directors nor more than nine directors. Our board of directors currently consist of six directors. We do not have a classified board.

    The Comverse bylaws provide that the number of directors constituting the Comverse board shall not be less than three nor more than eleven, as fixed from time to time by the Comverse board. The Comverse board currently consists of eight directors. Comverse does not have a classified board.

    REMOVAL OF DIRECTORS

    Under Nevada law, subject the corporation's articles of incorporation, any director or the entire board of directors may be removed, with or without cause, by the holders of at least two-thirds of the voting power of shares entitled to vote; however, in the case of a corporation with cumulative voting, no director may be removed from office except upon the vote of stockholders owning sufficient shares to have prevented his election to office in the first instance.

    Our bylaws provide that Loronix directors may be removed by the affirmative vote of at least two-thirds of the outstanding shares of Loronix voting stock.

    New York law provides that any or all of the directors may be removed for cause by vote of the stockholders and, if the certificate of incorporation or the specific provisions of a bylaw adopted by the stockholders provide, directors may be removed for cause by action of the board of directors. If the certificate of incorporation or the bylaws so provide, any or all of the directors may be removed without cause by vote of the stockholders. The removal of directors, with or without cause, is subject to the following:

    - in the case of a corporation having cumulative voting, no director may be removed when the votes cast against such director's removal would be sufficient to elect the director if voted cumulatively; and

    - if a director is elected by the holders of shares of any class or series, such director may be removed only by the applicable vote of the holders of the shares of that class or series voting as a class.

    An action to procure a judgment removing a director for cause may be brought by the Attorney General of the State of New York or by the holders of 10% of the outstanding shares, whether or not entitled to vote.

    The Comverse bylaws provide that a director may be removed from office, with or without cause, by a vote the stockholders at a special meeting called for that purpose, or, with cause, by the Comverse board.

    VACANCIES

    Generally under Nevada law, all vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, even though less than a quorum, unless the articles of incorporation or bylaws provide otherwise.

    Our bylaws provide that any vacancy on the board, shall be filled by an affirmative vote of a majority of a quorum of directors. If there is less than a quorum of directors, but at least two directors in office, those two directors, by a majority may fill the vacancy. If the directors then in office do not fill the vacancies, the Loronix stockholders at a meeting called for that purpose, may fill the vacancies.

Our bylaws also provide that any director elected to fill a vacancy on the board of directors will hold office for the unexpired term.

    Under New York law, newly created directorships resulting from an increase in the number of directors and vacancies occurring on the board of directors for any reason except the removal of directors without cause may be filled by the vote of the board of directors. Unless the certificate of incorporation or bylaws provide otherwise, a vacancy in a directorship elected by holders of a particular class or series of shares shall be filled by a vote of the other directors elected by holders of the same class or series. Unless the certificate of incorporation or the specific provisions of a bylaw adopted by the stockholders provide that the board of directors may fill vacancies occurring on the board of directors by reason of the removal of directors without cause, such vacancies may be filled only by vote of the stockholders. Notwithstanding the foregoing, unless otherwise provided in the certificate of incorporation or bylaws, whenever the holders of one or more classes or series of shares are entitled to elect one or more directors by the certificate of incorporation, any vacancy that may be filled by the board or a majority of the directors then in office shall be filled by a majority of the directors then in office that were elected by such classes or series.

    The Comverse bylaws provide that any vacancy on the Comverse board may be filled by a majority vote of the remaining directors, though less than a quorum, or by election by the stockholders.

    INDEMNIFICATION

    Generally under Nevada and New York law, a corporation may indemnify any director, officer, employee or agent of the corporation or an individual who was serving at the request of the corporation as a director, officer, employee or agent of another corporation for expenses including amounts paid in settlement actually and reasonably incurred as a party to a suit or proceeding by reason of his relationship with the corporation if the he acted in a manner that he reasonably believed in good faith in, or not opposed to, the best interests of the corporation and, in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful.

    Under Nevada law, if a determination that the officer or director met a specified standard of conduct is required, such determination shall be made:

    - by the stockholders;

    - by the majority vote of a quorum of the board of directors not parties to the proceeding; or

    - by independent legal counsel when a quorum of disinterested directors so orders or when no quorum of disinterested directors can be obtained.

    Expenses incurred by such individual as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

    Our charter provides that Loronix directors, officers, agents or employees shall be indemnified to the fullest extent permitted by applicable law.

    Under New York law, any individual who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, or ordered by a court pursuant to New York law, any indemnification under New York law pursuant to the above paragraph may be made only if authorized in the specific case and after a finding that the director or officer met the applicable standard of conduct by the disinterested directors if a quorum is available, or, if such a quorum so directs or is unavailable (1) the board of directors upon the written opinion of independent legal counsel or (2) the stockholders. A corporation may advance expenses incurred by a director or officer in defending any action or proceeding prior to its final disposition upon receipt of an undertaking by or on behalf of such individual to repay such advance to the extent that it exceeds the indemnification to which such individual is entitled.

    The Comverse bylaws provide that Comverse will indemnify and advance the expenses of each person in the corporation to the fullest extent permitted under New York law as described above. The Comverse bylaws further provide that the indemnification described above is not exclusive of other indemnification rights to which a director or officer may be entitled, when authorized by:

    - a resolution of stockholders;

    - a resolution of directors; or

    - an agreement providing for such indemnification;

provided, that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

    LIMITATIONS OF PERSONAL LIABILITY OF DIRECTORS

    Generally under Nevada and New York law, a corporation's articles of incorporation may include a provision limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. However, no protection is available for a person adjudged by a competent court to be liable for intentional misconduct, fraud, or knowing violation of the law, except by a court ordering advancement of expenses or indemnification. New York law further eliminates protection for any directors actions that violate Section 719 of the New York Business Corporation Law (which includes declaration of dividends, purchase of capital stock, distribution of assets to stockholders after dissolution of the corporation and loans to directors to the extent contrary to New York law) or for any act or omission prior to the adoption of such a provision in the certificate of incorporation.

    Our charter and the Comverse charter limit the liability of our respective directors to the fullest extent under the applicable law.

           SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS, MANAGEMENT AND
                              DIRECTORS OF LORONIX


    The following table sets forth information concerning the beneficial ownership of common stock of Loronix as of June 7, 2000, for the following:


    - each person or entity who is known by Loronix to own beneficially more than five percent of the outstanding shares of Loronix common stock;

    - each of Loronix's current directors;

    - the chief executive officer and other highly compensated officers of Loronix; and

    - all directors and executive officers of Loronix as a group.


    The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of June 7, 2000, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned and has an address of c/o Loronix Information
Systems, Inc., 820 Airport Road, Durango, Colorado 81301.


    Certain stockholders of Loronix, as indicated below, have entered into a voting agreement with Comverse agreeing to vote their shares of Loronix common stock in favor of the merger.


LORONIX INFORMATION SYSTEMS STOCK TABLE
As of June 7, 2000



                                                               COMMON      OPTIONS      TOTAL
                                                              ---------   ---------   ---------
Comverse Technology, Inc.
  170 Crossways Park Drive
  Woodbury, New York 11797..................................  1,140,606   1,020,000   2,160,606

Edward Jankowski............................................    735,133      25,000     760,133
Peter A. Jankowski..........................................    222,241     116,625     338,866
Jonathan C. Lupia...........................................     17,000      90,000     107,000
David T. Ledwell............................................      2,000                   2,000
F. James Price..............................................     24,700      54,500      79,200
C. Rodney Wilger............................................     88,568      37,500     126,068
Donald Stevens..............................................     22,800       5,000      27,800
Louis E. Colonna............................................                  3,750       3,750

Total.......................................................  2,253,048   1,352,375   3,605,423



    "Options" includes shares of Loronix common stock subject to options currently exerciseable within 60 days of June 7, 2000.



    The shares of common stock owned by Comverse includes the following: (i) 1,020,000 shares of the Loronix common stock that Comverse has the option to purchase upon the happening of specific events, none of which has occurred as of June 7, 2000, pursuant to the stock option agreement a description of which can be found on page 56, and (ii) 1,140,606 shares of Loronix common stock owned by Loronix officers, directors and an employee with whom Comverse has entered into voting agreements (strictly in their capacities as stockholders and not as directors or officers) descriptions of which can be found on page 59. Pursuant to the voting agreements referred to in clause (ii) above, Comverse may be deemed to have shared voting power with respect to the shares to which the voting agreements pertain. Each stockholder has agreed to vote or cause to be voted all shares of common stock held of record or beneficially owned by him (whether currently owned or thereafter acquired) in favor of the merger with Comverse and the adoption of the merger agreement, and not to sell, transfer, pledge, encumber, assign or otherwise dispose of any of his shares of common stock. Nothing contained herein shall be deemed to be an admission by Comverse as to the beneficial ownership of any common stock, and Comverse disclaims beneficial ownership of the shares referred to in clauses (i) and (ii) above. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, the shares referred to in clause (i) above are also deemed to be outstanding for the purpose of computing the percentage of Comverse's beneficial ownership of the common stock.


    Outstanding shares and shares issued and issuable upon exercise of options held by Messrs. Edward Jankowski, Peter A. Jankowski, Jonathan C. Lupia, David
T. Ledwell, F. James Price, C. Rodney Wilger and Donald Stevens are the subject of voting agreements between each of them and Comverse with respect to the merger.

    The shares of outstanding common stock indicated for Mr. E. Jankowski are held in the Jankowski Family Trust, established by Mr. E. Jankowski and of which Mr. E. Jankowski is a trustee.

    The shares of outstanding common stock indicated for Mr. P. Jankowski excludes 3,250 shares held by his spouse.

    The shares of outstanding common stock indicated for Mr. Wilger includes 36,476 and 45,592 shares held by Serendipity, Inc., and the Wilger Profit Sharing Fund, respectively, each under the control of Mr. Wilger.

                                 LEGAL MATTERS

    The validity of the shares of Comverse common stock offered by this proxy statement/prospectus and certain legal matters with respect to the federal income tax consequences of the merger will be passed upon for Comverse by Weil, Gotshal & Manges LLP, New York, New York. Some legal matters with respect to federal income tax consequences of the merger will be passed upon for Loronix by Wilson Sonsini Goodrich & Rosati, Palo Alto, California.

                                    EXPERTS

    The consolidated financial statements of Comverse Technology, Inc. and its subsidiaries ("Comverse") as of January 31, 1999 and 2000 and for the years ended December 31, 1997, and January 31, 1999 and 2000, incorporated by reference herein from Comverse's Annual Report on Form 10-K for the year ended January 31, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of Loronix Information Systems, Inc. and subsidiary as of December 31, 1999 and for each of the years in the two-year period ended December 31, 1999 have been incorporated by reference in this proxy statement/prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

              STOCKHOLDER PROPOSALS IF THE MERGER IS NOT COMPLETED

    Loronix will hold a 2000 annual meeting of Loronix stockholders only if the merger is not completed before July 31, 2000. The deadline for submission of stockholder proposals for inclusion in Loronix's proxy materials for the 2000 annual meeting of Loronix stockholders has passed.

    If the merger is not completed, Loronix stockholders may present proper proposals for consideration at the next annual meeting of Loronix stockholders by submitting their proposal in writing to the Secretary of Loronix in a timely manner. However, in order for such stockholder proposals to be eligible to be brought before Loronix's stockholders at the next annual meeting of Loronix's stockholders, the stockholder submitting the proposal must also comply with the procedures, including the deadlines, required by the articles of incorporation and bylaws of Loronix. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in Loronix's proxy statement.

                             ADDITIONAL STATEMENTS

    THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS PROXY STATEMENT/PROSPECTUS BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS WITH RESPECT TO LORONIX AND ITS SUBSIDIARIES WAS PROVIDED BY LORONIX AND THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/ PROSPECTUS WITH RESPECT TO COMVERSE WAS PROVIDED BY COMVERSE.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

    This proxy statement/prospectus and the documents incorporated herein by reference contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business, and on the expected impact of the merger on Loronix's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.


    In evaluating the merger, you should carefully consider the discussion of the risk factors identified in the section entitled "Risk Factors" on page 18 of this proxy statement/prospectus.

                                    ANNEX A

                          AGREEMENT AND PLAN OF MERGER

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF MARCH 5, 2000

                                     AMONG

                       LORONIX INFORMATION SYSTEMS, INC.

                           COMVERSE TECHNOLOGY, INC.

                                      AND

                           COMVERSE ACQUISITION CORP.

----------------------------------------------------------------------
----------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                PAGE
                                                                              --------
Article I       THE MERGER..................................................     A-8
  SECTION 1.1   The Merger..................................................     A-8
  SECTION 1.2   Effective Time..............................................     A-8
  SECTION 1.3   Closing of the Merger.......................................     A-8
  SECTION 1.4   Effects of the Merger.......................................     A-9
  SECTION 1.5   Certificate of Incorporation and Bylaws.....................     A-9
  SECTION 1.6   Directors...................................................     A-9
  SECTION 1.7   Officers....................................................     A-9
Article II      CONVERSION OF SHARES........................................     A-9
  SECTION 2.1   Conversion of Shares........................................     A-9
  SECTION 2.2   Stock Options...............................................    A-10
  SECTION 2.3   Exchange Fund...............................................    A-11
  SECTION 2.4   Exchange Procedures.........................................    A-11
  SECTION 2.5   Distributions with Respect to Unsurrendered Certificates....    A-11
  SECTION 2.6   No Further Ownership Rights in Company Common Stock.........    A-12
  SECTION 2.7   No Fractional Shares of Parent Common Stock.................    A-12
  SECTION 2.8   Termination of Exchange Fund................................    A-12
  SECTION 2.9   No Liability................................................    A-12
  SECTION 2.10  Investment of the Exchange Fund.............................    A-12
  SECTION 2.11  Lost Certificates...........................................    A-12
  SECTION 2.12  Withholding Rights..........................................    A-13
  SECTION 2.13  Stock Transfer Books........................................    A-13
  SECTION 2.14  Affiliates..................................................    A-13
Article III     REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............    A-14
  SECTION 3.1   Organization and Qualification; Subsidiaries................    A-14
  SECTION 3.2   Capitalization of the Company and Its Subsidiaries..........    A-14
  SECTION 3.3   Authority Relative to This Agreement; Consents and              A-15
                  Approvals.................................................
  SECTION 3.4   SEC Reports; Financial Statements...........................    A-15
  SECTION 3.5   No Undisclosed Liabilities..................................    A-16
  SECTION 3.6   Absence of Changes..........................................    A-16
  SECTION 3.7   Information Supplied........................................    A-17
  SECTION 3.8   Consents and Approvals; No Violations.......................    A-18
  SECTION 3.9   No Default..................................................    A-18
  SECTION 3.10  Real Property...............................................    A-19
  SECTION 3.11  Litigation..................................................    A-19
  SECTION 3.12  Compliance with Applicable Law..............................    A-19
  SECTION 3.13  Employee Plans..............................................    A-20
  SECTION 3.14  Labor Matters...............................................    A-21
  SECTION 3.15  Environmental Matters.......................................    A-23
  SECTION 3.16  Tax Matters.................................................    A-24
  SECTION 3.17  Material Contracts..........................................    A-26
  SECTION 3.18  Insurance...................................................    A-27
  SECTION 3.19  Intellectual Property.......................................    A-27
  SECTION 3.20  Opinion of Financial Advisor................................    A-29
  SECTION 3.21  Brokers.....................................................    A-29
  SECTION 3.22  Accounting Matters; Tax Treatment...........................    A-29
  SECTION 3.23  Takeover Statute; Dissenters' Rights........................    A-29

                                                                                PAGE
                                                                              --------
  SECTION 3.24  Amendment to the Company Rights Agreement...................    A-29
  SECTION 3.25  Related Party Transactions..................................    A-29
  SECTION 3.26  Product Warranty............................................    A-29
Article IV      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.....    A-31
  SECTION 4.1   Organization................................................    A-31
  SECTION 4.2   Capitalization of Parent and Its Subsidiaries...............    A-31
  SECTION 4.3   Authority Relative to This Agreement........................    A-31
  SECTION 4.4   SEC Reports; Financial Statements...........................    A-32
  SECTION 4.5   Information Supplied........................................    A-32
  SECTION 4.6   Consents and Approvals; No Violations.......................    A-32
  SECTION 4.7   No Prior Activities.........................................    A-33
  SECTION 4.8   No Undisclosed Liabilities..................................    A-33
  SECTION 4.9   Absence of Changes..........................................    A-33
  SECTION 4.10  Litigation..................................................    A-33
  SECTION 4.11  Accounting Matters; Tax Treatment...........................    A-33
Article V       COVENANTS RELATED TO CONDUCT OF BUSINESS....................    A-34
  SECTION 5.1   Conduct of Business of the Company..........................    A-34
  SECTION 5.2   Access to Information.......................................    A-36
Article VI      ADDITIONAL AGREEMENTS.......................................    A-37
  SECTION 6.1   Preparation of S-4 and the Proxy Statement..................    A-37
  SECTION 6.2   Meeting.....................................................    A-37
  SECTION 6.3   Reasonable Best Efforts.....................................    A-37
  SECTION 6.4   Acquisition Proposals.......................................    A-38
  SECTION 6.5   Public Announcements........................................    A-39
  SECTION 6.6   Indemnification; Directors' and Officers' Insurance.........    A-39
  SECTION 6.7   Notification of Certain Matters.............................    A-40
  SECTION 6.8   Pooling.....................................................    A-40
  SECTION 6.9   Tax-Free Reorganization Treatment...........................    A-41
  SECTION 6.10  Employee Matters............................................    A-41
  SECTION 6.11  Affiliate Letters...........................................    A-41
  SECTION 6.12  SEC Filings.................................................    A-42
  SECTION 6.13  Fees and Expenses...........................................    A-42
  SECTION 6.14  Obligations of Merger Sub...................................    A-42
  SECTION 6.15  Listing of Stock............................................    A-42
  SECTION 6.16  Antitakeover Statutes.......................................    A-42
Article VII     CONDITIONS TO CONSUMMATION OF THE MERGER....................    A-42
  SECTION 7.1   Conditions to Each Party's Obligations to Effect the            A-42
                  Merger....................................................
  SECTION 7.2   Conditions to the Obligations of the Parent and Merger          A-43
                  Sub.......................................................
  SECTION 7.3   Conditions to the Obligations of the Company................    A-44
Article VIII    TERMINATION; AMENDMENT; WAIVER..............................    A-45
  SECTION 8.1   Termination by Mutual Agreement.............................    A-45
  SECTION 8.2   Termination by Either Parent or the Company.................    A-45
  SECTION 8.3   Termination by the Company..................................    A-45
  SECTION 8.4   Termination by Parent.......................................    A-46
  SECTION 8.5   Effect of Termination and Abandonment.......................    A-46
  SECTION 8.6   Amendment...................................................    A-47
  SECTION 8.7   Extension; Waiver...........................................    A-47
Article IX      MISCELLANEOUS...............................................    A-47
  SECTION 9.1   Nonsurvival of Representations and Warranties...............    A-47

                                                                                PAGE
                                                                              --------
  SECTION 9.2   Entire Agreement; Assignment................................    A-47
  SECTION 9.3   Notices.....................................................    A-47
  SECTION 9.4   Governing Law...............................................    A-48
  SECTION 9.5   Descriptive Headings........................................    A-48
  SECTION 9.6   Parties in Interest.........................................    A-48
  SECTION 9.7   Severability................................................    A-48
  SECTION 9.8   Specific Performance........................................    A-49
  SECTION 9.9   Counterparts................................................    A-49
  SECTION 9.10  Interpretation..............................................    A-49
  SECTION 9.11  Definitions.................................................    A-49

                           GLOSSARY OF DEFINED TERMS


                                                              DEFINED
DEFINED TERMS                                                 IN PAGE
-------------                                                 --------
ACQUIRING PERSON:...........................................    A-29
ACQUISITION PROPOSAL:.......................................    A-49
ANTITRUST LAW:..............................................    A-38
APB 16:.....................................................    A-41
ARTICLES OF MERGER:.........................................     A-8
ASSUMED STOCK OPTION:.......................................    A-10
AVERAGE PARENT STOCK PRICE:.................................    A-10
BALANCE SHEET DATE:.........................................    A-16
BENEFICIAL OWNERSHIP:.......................................    A-50
BENEFICIALLY OWN:...........................................    A-50
CERCLA:.....................................................    A-23
CERTIFICATES:...............................................    A-11
CLOSING DATE:...............................................     A-8
CLOSING:....................................................     A-8
COBRA:......................................................    A-21
CODE:.......................................................     A-8
COMPANY BOARD:..............................................    A-15
COMPANY COMMON STOCK:.......................................     A-9
COMPANY DISCLOSURE SCHEDULE:................................    A-14
COMPANY OPTION PLANS:.......................................    A-10
COMPANY PERMITS:............................................    A-20
COMPANY REQUISITE VOTE:.....................................    A-15
COMPANY RIGHTS AGREEMENT:...................................    A-29
COMPANY SEC REPORTS:........................................    A-15
COMPANY SECURITIES:.........................................    A-14
COMPANY STOCK OPTION:.......................................    A-10
COMPANY STOCKHOLDER MEETING:................................    A-37
COMPANY:....................................................     A-8
CONFIDENTIALITY AGREEMENT:..................................    A-36
COVERED TRANSACTIONS:.......................................    A-29
DOJ:........................................................    A-38
EFFECTIVE TIME:.............................................     A-8
EMPLOYEE BENEFIT PLAN:......................................    A-20
EMPLOYEE BENEFIT PLANS:.....................................    A-20
ENVIRONMENTAL COSTS AND LIABILITIES:........................    A-23
ENVIRONMENTAL LAW:..........................................    A-23
ERISA AFFILIATE:............................................    A-20
EXCHANGE ACT:...............................................    A-15
EXCHANGE AGENT:.............................................    A-11
EXCHANGE FUND:..............................................    A-11
EXCHANGE RATIO:.............................................     A-9
EXPENSES:...................................................    A-42
EXPIRATION DATE:............................................    A-29
FINANCIAL ADVISOR:..........................................    A-29
FTC:........................................................    A-38
GAAP:.......................................................    A-16
GOVERNMENTAL ENTITY:........................................    A-18

                                                              DEFINED
DEFINED TERMS                                                 IN PAGE
-------------                                                 --------
HAZARDOUS MATERIAL:.........................................    A-23
HSR ACT:....................................................    A-18
INDEMNIFIED PARTIES:........................................    A-40
INDEMNIFIED PARTY:..........................................    A-40
IRS:........................................................    A-20
KNOW:.......................................................    A-50
KNOWLEDGE:..................................................    A-50
LAW:........................................................    A-18
LICENSES:...................................................    A-27
LIEN:.......................................................    A-15
LIMITED USE PROPERTY:.......................................    A-26
MATERIAL ADVERSE EFFECT:....................................    A-50
MATERIAL CONTRACTS:.........................................    A-26
MERGER CONSIDERATION:.......................................     A-9
MERGER SUB:.................................................     A-8
MERGER:.....................................................     A-8
MULTIEMPLOYER PLAN:.........................................    A-20
MULTIPLE EMPLOYER PLANS:....................................    A-20
NRS:........................................................     A-8
OSHA:.......................................................    A-23
OTHER INTELLECTUAL PROPERTY:................................    A-28
PARENT BOARD:...............................................    A-32
PARENT DISCLOSURE SCHEDULE:.................................    A-31
PARENT SEC REPORTS:.........................................    A-32
PARENT SECURITIES:..........................................    A-31
PARENT:.....................................................     A-8
PBGC:.......................................................    A-21
PERSON:.....................................................    A-50
PREFERRED STOCK:............................................    A-14
PROXY STATEMENT:............................................    A-17
REAL PROPERTY LEASES:.......................................    A-19
RELEASE:....................................................    A-23
REMEDIAL ACTION:............................................    A-23
RIGHTS:.....................................................    A-29
S-4:........................................................    A-17
SEC:........................................................     A-8
SECURITIES ACT:.............................................    A-13
SHARE:......................................................     A-9
SHARES:.....................................................     A-9
STOCK OPTION AGREEMENT:.....................................     A-8
SUBSIDIARY:.................................................    A-50
SUPERIOR PROPOSAL:..........................................    A-38
SURVIVING CORPORATION:......................................     A-8
TAKEOVER STATUTES:..........................................    A-29
TAX EXEMPT BOND FINANCED PROPERTY:..........................    A-26
TAX EXEMPT USE PROPERTY:....................................    A-26
TAX RETURNS:................................................    A-25
TAX:........................................................    A-24
TAXES:......................................................    A-24

                                                              DEFINED
DEFINED TERMS                                                 IN PAGE
-------------                                                 --------
TERMINATION DATE:...........................................    A-45
TERMINATION NOTICE:.........................................     A-9
TITLE IV PLANS:.............................................    A-20
TOP-UP EXCHANGE RATIO.......................................     A-9
TOP-UP NOTICE...............................................     A-9
TRADEMARKS:.................................................    A-28
UNAUDITED 1999 FINANCIAL STATEMENTS.........................    A-16

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER, dated as of March 5, 2000, is among Loronix Information Systems, Inc., a Nevada corporation (the "COMPANY"), Comverse Technology, Inc., a New York corporation ("PARENT"), and Comverse Acquisition Corp., a Nevada corporation and a direct wholly owned subsidiary (as hereinafter defined) of Parent ("MERGER SUB").

    WHEREAS, the Boards of Directors of the Company, Parent and Merger Sub each have, in light of and subject to the terms and conditions set forth herein, resolved to deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, their respective stockholders;

    WHEREAS, for federal income Tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

    WHEREAS, for accounting purposes, it is intended that the Merger be accounted for as a "POOLING OF INTERESTS" under APB 16 (as hereinafter defined) and the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"); and

    WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and an inducement to the willingness of Parent and Merger Sub to enter into this Agreement, the Company is entering into a stock option agreement with Parent (the "STOCK OPTION AGREEMENT"), pursuant to which the Company has granted Parent an option to purchase Shares (as hereinafter defined) under the terms and conditions set forth in the Stock Option Agreement;

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

    SECTION 1.1 THE MERGER. At the Effective Time (as hereinafter defined) and upon the terms and subject to the conditions of this Agreement and in accordance with the Chapter 92A of the Nevada Revised Statutes (the "NRS"), Merger Sub shall be merged with and into the Company (the "MERGER"). Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of Merger Sub shall cease.

    SECTION 1.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, Parent, Merger Sub and the Company shall cause the Merger to be consummated by filing the appropriate Articles of Merger or other appropriate documents (the "ARTICLES OF MERGER") with the Secretary of State of the State of Nevada in such form as required by, and executed in accordance with, the relevant provisions of the NRS, as soon as practicable on or after the Closing Date (as hereinafter defined). The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "EFFECTIVE TIME").

    SECTION 1.3 CLOSING OF THE MERGER. The closing of the Merger (the "CLOSING") will take place at a time and on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or at such other time, date or place as agreed to in writing by the parties hereto.

    SECTION 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    SECTION 1.5 CERTIFICATE OF INCORPORATION AND BYLAWS. The Restated Articles of Incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable Law (as hereinafter defined). The bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law and as may be required to increase the size of the Board of Directors of the Surviving Company.

    SECTION 1.6 DIRECTORS. The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal; PROVIDED, HOWEVER, that Parent shall cause each of Messrs. C. Rodney Wilger, Donald W. Stevens and Louis
E. Colonna to be elected to the Board of Directors of the Surviving Corporation until May 2003; PROVIDED, FURTHER, HOWEVER, that such individuals shall then continue to desire to be elected as directors of the Surviving Corporation.

    SECTION 1.7 OFFICERS. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE II

                              CONVERSION OF SHARES

    SECTION 2.1 CONVERSION OF SHARES. (a) At the Effective Time, each outstanding share of the common stock, par value $.01 per share, of Merger Sub shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, be converted into one fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation.


    (b) At the Effective Time, each share of common stock, par value $.001 per share, of the Company including the associated Rights (as hereinafter defined) ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (individually, a "SHARE" and collectively, the "SHARES") (other than (i) Shares held by the Company and (ii) Shares held by Parent or Merger
Sub) shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or any holder thereof, be converted into and be exchangeable for the right to receive 0.1925 fully paid and non-assessable shares (the "EXCHANGE RATIO") of common stock, par value $.10 per share, of Parent, (all such shares of Parent Common Stock issued, together with any cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.7, being referred to as the "MERGER CONSIDERATION"); PROVIDED, HOWEVER, THAT in the event the Exchange Ratio multiplied by the Average Parent Stock Price is less than $36 the Company shall have the right to give written notice to Parent (the
Section 2.1(b) "TERMINATION NOTICE") that the Company elects to terminate this Agreement under this Section 2.1(b). The Section 2.1(b) Termination Notice shall be delivered to Parent not later than 5:00 pm, New York time, on the second trading day prior to the Effective Time. Upon delivery of a Section
2.1(b) Termination Notice, Parent shall have the option, in it sole discretion, by written notice to the Company (the "TOP-UP NOTICE") delivered not later than 5:00 pm, New York time, on the trading day prior to the Effective Time, to increase the Exchange Ratio to an amount equal to $36 divided by the Average Parent Stock Price (the "TOP-UP EXCHANGE RATIO"). If Parent delivers a Top-Up Notice, this Agreement shall not terminate and the Exchange Ratio shall be the Top-Up Exchange

Ratio for all purposes under this Agreement. As used herein, the "AVERAGE PARENT STOCK PRICE" shall mean the average of the daily closing prices, regular way, of one share of Parent Common Stock (rounded to the nearest thousandth) on the Nasdaq National Market (as reported in the New York City edition of the Wall Street Journal or, if not reported thereby, another nationally recognized source) for the five (5) consecutive trading day period ending on the third trading day prior to the Effective Time.


    (c) At the Effective Time, each Share held by Parent, Merger Sub or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or Parent, be canceled, retired and cease to exist and no payment shall be made with respect thereto.

    (d) If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or any similar event, the amount of shares of Parent Common Stock constituting the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or such similar event.

    SECTION 2.2 STOCK OPTIONS. (a) As soon as practicable following the date of this Agreement, Parent and Company (or, if appropriate, any committee of the Board of Directors of Company administering Company's 1992 Stock Plan, 1995 Director Option Plan, and the 1999 Nonstatutory Stock Option Plan (collectively, the "COMPANY OPTION PLANS") shall take such action as may be required to effect the following provisions of this Section 2.2(a). Subject to the provisions of
Section 16 of the Exchange Act (as hereinafter defined), as of the Effective Time each option to purchase Shares pursuant to the Company Stock Plans (a "COMPANY STOCK OPTION") which is then outstanding shall be assumed by Parent and converted into an option (or a new substitute option shall be granted) (an "ASSUMED STOCK OPTION") to purchase the number of shares of Parent Common Stock (rounded up to the nearest whole share) equal to (x) the number of Shares subject to such option multiplied by (y) the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded down to the nearest penny) equal to (A) the former exercise price per share of Company Common Stock under such option immediately prior to the Effective Time divided by (B) the Exchange Ratio; PROVIDED, HOWEVER, that in the case of any Company Stock Option which is an "incentive stock option" (as defined in Section 422 of the Code), the conversion formula shall be adjusted, if necessary, in a manner consistent with
Section 424(a) of the Code. Except as provided above, the Assumed Stock Option shall be subject to the same terms and conditions (including expiration date, vesting and exercise provisions) as were applicable to the converted Company Stock Option immediately prior to the Effective Time.

    (b) As soon as practicable after the Effective Time, Parent shall or shall cause the Surviving Corporation on its behalf to deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Option Plans and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and agreements have been assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.2). Parent shall comply with the terms of the Company Option Plans and ensure, to the extent required by, and subject to the provisions of, such Company Option Plans, that the Company Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time.

    (c) Parent shall take such actions as are reasonably necessary for the assumption of the Company Option Plans pursuant to this Section 2.2, including the reservation, issuance and listing of Parent Common Stock as is necessary to effectuate the transactions contemplated by this Section 2.2. Parent shall use its reasonable best efforts to prepare and file with the SEC a registration statement on Form

S-8 or other appropriate form with respect to shares of Parent Common Stock subject to the Assumed Stock Options within 30 days following the Effective Time and to maintain the effectiveness of such registration statement or registration statements covering such Assumed Stock Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Assumed Stock Options remain outstanding.

    SECTION 2.3 EXCHANGE FUND. Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as exchange agent hereunder for the purpose of exchanging Shares for the Merger Consideration (the "EXCHANGE AGENT"). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of Shares, certificates representing the Parent Common Stock issuable pursuant to Section 2.1 in exchange for outstanding Shares. Parent agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.7 and any dividends and other distributions pursuant to Section 2.5. Any cash and certificates of Parent Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND."

    SECTION 2.4 EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES") (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify; and
(ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) shares of Parent Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.1 (after taking into account all Shares then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, including cash in lieu of any dividends and other distributions pursuant to Section 2.5. No interest will be paid or will accrue on any cash payable pursuant to Section 2.5 or Section 2.7. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, shares of Parent Common Stock evidencing, in the aggregate, the proper number of shares of Parent Common Stock, a check in the proper amount of cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.7 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.5, may be issued with respect to such Shares to the a transferee if the Certificate representing such Shares are presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid.


    SECTION 2.5 DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.7 until such holder shall surrender such Certificate in accordance with Section 2.4. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Parent Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.7 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and
(b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.


    SECTION 2.6 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued and cash paid upon conversion of the Shares in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Sections 2.5 and 2.7) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the Shares.

    SECTION 2.7 NO FRACTIONAL SHARES OF PARENT COMMON STOCK. (a) No certificates or scrip of shares of Parent Common Stock representing fractional shares of Parent Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of Parent or a holder of shares of Parent Common Stock.

    (b) Notwithstanding any other provision of this Agreement, each holder of Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Stock multiplied by (ii) the closing price on the Nasdaq National Market (as reported in the New York City edition of the Wall Street Journal or, if not reported thereby, another nationally recognized source) for a share of Parent Common Stock on the date of the Effective Time. As promptly as practicable after the determination of the aggregate amount of cash to be paid to holders of fractional interests, the Exchange Agent shall notify Parent and Parent shall cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

    SECTION 2.8 TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to Parent or otherwise on the instruction of Parent, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent for the Merger Consideration with respect to the Shares formerly represented thereby to which such holders are entitled pursuant to Section 2.1 and Section 2.4, any cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.7 and any dividends or distributions with respect to shares of parent Common Stock to which such holders are entitled pursuant to Section 2.5. Any such portion of the Exchange Fund remaining unclaimed by holders of Shares five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as hereinafter defined)) shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

    SECTION 2.9 NO LIABILITY. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

    SECTION 2.10 INVESTMENT OF THE EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to Parent.

    SECTION 2.11 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

    SECTION 2.12 WITHHOLDING RIGHTS. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of a Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect to which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

    SECTION 2.13 STOCK TRANSFER BOOKS. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the Shares formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.7 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.5.

    SECTION 2.14 AFFILIATES. Notwithstanding anything to the contrary herein, no shares of Parent Common Stock or cash shall be delivered to a person who may be deemed an "AFFILIATE" of the Company in accordance with Section 6.11 hereof for purposes of Rule 145 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or for purposes of qualifying the Merger for "POOLING OF INTERESTS" under APB 16 and the applicable SEC rules and regulations until such person has executed and delivered to Parent the written agreement contemplated by Section 6.11.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), the Company hereby represents and warrants to each of Parent and Merger Sub as follows:

    SECTION 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) The Company and each of its subsidiaries, is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by the Company to be conducted.

    (b) Section 3.1(b) of the Company Disclosure Schedule sets forth a list of all subsidiaries of the Company. Except as listed in Section 3.1(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.

    (c) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

    (d) The Company has heretofore delivered to Parent accurate and complete copies of the certificate of incorporation and bylaws, as currently in effect, of each of the Company.

    SECTION 3.2 CAPITALIZATION OF THE COMPANY AND ITS SUBSIDIARIES. (a) The authorized capital stock of the Company consists of: (i) 22,000,000 Shares, of which 5,127,775 Shares were issued and outstanding as of the close of business on March 3, 2000 and none of which are held in the Company's treasury, and
(ii) 2,000,000 shares of preferred stock, par value $.001 per share (the "PREFERRED STOCK"), no shares of which are outstanding. All of the issued and outstanding Shares have been validly issued, and are duly authorized, fully paid, non-assessable and free of preemptive rights. As of March 3, 2000, 952,541 Shares were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Option Plans. Since September 30, 1999, no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on such date. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company; (iii) except for the Company Rights Agreement (as hereinafter defined) and the Stock Option Agreement, no options or other rights to acquire from the Company or any of its subsidiaries, and no obligations of the Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company; and (iv) no equity equivalents, interests in the ownership or earnings of the Company or any of its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements (other than the Voting Agreements dated as of the date hereof between Parent and each of Edward Jankowski and Peter Jankowski), voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party or to which it is bound relating to the voting of any shares of capital stock of the Company. Section 3.2 of the Company Disclosure Schedule sets forth information regarding the current exercise price, date of grant and number granted Company Stock Options for each holder thereof. Following the Effective Time, no holder of Company Stock Options will have any right to receive shares of common stock of the Surviving Corporation upon exercise of the Company Stock Options.

    (b) All of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien (as hereinafter defined) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other ownership interests in, or any other securities of, any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "LIEN" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

    SECTION 3.3  AUTHORITY RELATIVE TO THIS AGREEMENT; CONSENTS AND
APPROVALS. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Stock Option Agreement or to consummate the transactions contemplated hereby and thereby (other than, with respect to the Merger and this Agreement, the Company Requisite Vote (as hereinafter defined)). This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by the Company and constitute valid, legal and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

    (b) The Board of Directors of the Company (the "COMPANY BOARD") has, by unanimous vote of those present duly and validly authorized the execution and delivery of this Agreement and the Stock Option Agreement and approved the consummation of the transactions contemplated hereby and thereby, and taken all corporate actions required to be taken by the Company Board for the consummation of the transactions, including the Merger, contemplated hereby and has resolved
(i) to deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, the Company and its stockholders; and (ii) to recommend that the stockholders of the Company approve and adopt this Agreement. The Company Board has directed that this Agreement be submitted to the stockholders of the Company for their approval. The affirmative approval of the holders of Shares representing a majority of the votes that may be cast by the holders of all outstanding Shares (voting as a single class) as of the record date for the Company (the "COMPANY REQUISITE VOTE") is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Merger.

    SECTION 3.4 SEC REPORTS; FINANCIAL STATEMENTS. The Company has filed all required forms, reports and documents with the SEC since January 1, 1997, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), each as in effect on the dates such forms, reports and documents were filed. The Company has heretofore made available to Parent, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-KSB for each of the fiscal years ended December 31, 1997 and 1998; (ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1997; and (iii) all other reports or registration statements filed by the Company with the SEC since January 1, 1997 (the "COMPANY SEC REPORTS"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The draft of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999 previously provided to Parent (which omits the financial statements) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Reports complied, and the unaudited consolidated financial statements of the Company for its fiscal year ended December 31, 1999 (including the notes thereto) previously provided to Parent (the "UNAUDITED 1999 FINANCIAL STATEMENTS") comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). The audited consolidated financial statements of the Company for the year ended December 31, 1999 (including the notes thereto) shall not differ in any material respect from the Unaudited 1999 Financial Statements. Since January 1, 1999, there has not been any change, or any application or request for any change, by the Company or any of its subsidiaries in accounting principles, methods or policies for financial accounting or Tax purposes (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

    SECTION 3.5 NO UNDISCLOSED LIABILITIES. Except as and to the extent set forth in the Company's unaudited balance sheet as of December 31, 1999 (the "BALANCE SHEET DATE") and notes thereto previously provided to Parent, or as incurred by the Company subsequent to the Balance Sheet Date in the ordinary and usual course of business consistent with past practice, none of the Company or its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of the Company (including the notes thereto).

    SECTION 3.6 ABSENCE OF CHANGES. Except as and to the extent publicly disclosed in the Company SEC Reports as set forth in Section 3.6 of the Company Disclosure Schedule or as otherwise permitted pursuant to this Agreement, since the Balance Sheet Date, the Company and its subsidiaries have conducted their business in the ordinary and usual course consistent with past practice and there has not been:

    (a) any event, occurrence or development which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

    (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any subsidiary of any Company securities;

    (c) any amendment of any term of any outstanding security of the Company or any subsidiary that would materially increase the obligations of the Company or such subsidiary under such security;

    (d) (i) any incurrence or assumption by the Company or any subsidiary of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) other than (A) in the ordinary and usual course of business consistent with past practice or (B) in connection with (x) any acquisition or capital expenditure permitted by Section 5.1 or (y) the transactions contemplated hereby, or (ii) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by the Company or any subsidiary for the obligations of any other person (other than any wholly owned subsidiary of the Company) other than in the ordinary and usual course of business consistent with past practice;

    (e) any creation or assumption by the Company or any subsidiary of any Lien which is material to the Company on any material asset of the Company or any subsidiary other than in the ordinary and usual course of business consistent with past practice;

    (f) any making of any loan, advance or capital contribution to or investment in any person by the Company or any subsidiary other than (i) any acquisition permitted by Section 5.1, (ii) loans, advances or capital contributions to or investments in wholly owned subsidiaries of the Company or (iii) loans or advances to employees of the Company or any subsidiary made in the ordinary and usual course of business consistent with past practice;

    (g) (i) any contract or agreement entered into by the Company or any subsidiary on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by the Company or any subsidiary of any material contract, license or other material right (including any insurance policy naming it as a beneficiary or a loss payable payee) other than, in the case of (i) and (ii), transactions, commitments, contracts or agreements in the ordinary and usual course of business consistent with past practice and those contemplated by this Agreement;

    (h) any material change in any method of accounting or accounting principles or practice by the Company or any subsidiary, except for any such change required by reason of a change in GAAP;

    (i) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any of its subsidiaries; (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its subsidiaries; (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements; or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its subsidiaries other than, in the case of clause (iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to employees of the Company or any of its subsidiaries in the ordinary and usual course of business consistent with past practice or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices; or

    (j) any making or rescission of any material express or deemed election relating to Taxes, settlement or compromise of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable law, making of any change to any of its material methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its most recently filed federal income tax return.

    SECTION 3.7 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in
(i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock as required by the terms of this Agreement pursuant to the Merger (the "S-4"), at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the proxy statement relating to the Company Stockholder Meeting (as hereinafter defined) to be held in connection with the Merger (the "PROXY STATEMENT") will, at the date mailed stockholders and at the times of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement, the Company shall promptly so advise Parent and such event shall be so described, and such amendment or supplement (which Parent shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company. The Proxy Statement, insofar as it relates to the Company Stockholder Meeting, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

    SECTION 3.8 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky Laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the filing and recordation of the Articles of Merger as required by the NRS and as otherwise set forth in Section 3.8 to the Company Disclosure Schedule, no filing by the Company with or notice by the Company to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "GOVERNMENTAL ENTITY") is necessary for the execution and delivery by the Company of this Agreement or the Stock Option Agreement or the consummation by the Company of the transactions contemplated hereby or thereby. Neither the execution, delivery and performance of this Agreement or the Stock Option Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the respective certificate or articles of incorporation or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or
(iii) violate any Law applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except in the case of (ii) or
(iii) for violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

    SECTION 3.9 NO DEFAULT. Neither the Company nor any of its subsidiaries are in violation of any term of (i) its certificate of incorporation, bylaws or other organizational documents, (ii) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, or (iii) any foreign or domestic law, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation entered by a Governmental Entity ("LAW") applicable to the Company, its subsidiaries or any of their respective properties or assets, the consequence of which violation does or would reasonably be expected to (A) have, individually or in the aggregate, a Material Adverse Effect on the Company or (B) prevent or materially delay the performance of this Agreement and the Stock Option Agreement by the Company. Except as set forth in Section 3.6 of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any violation of or conflict with, constitute a default under, require any consent, waiver or notice under any term of, or result in the reduction or loss of any benefit or the creation or acceleration of any right or obligation under,
(i) the certificate of incorporation, bylaws or other organizational document of the Company (or any of its subsidiaries), (ii) any agreement, note, bond, mortgage, indenture, contract, lease, Company Permit (as hereinafter defined), instrument or other obligation or right to which the Company or any of its subsidiaries is a party or by which any of the assets or properties of the Company or any of its subsidiaries is bound, (iii) any Law, or (iv) result in the creation of (or impose any obligation on the Company or any of its subsidiaries to create) any Lien upon any of the properties or assets of the Company or any of its subsidiaries pursuant to any such term, except in the case of clause (ii) where any of the foregoing do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

    SECTION 3.10 REAL PROPERTY. (a) Section 3.10 of the Company Disclosure Schedule sets forth all of the real property owned in fee by the Company and its subsidiaries. Except as set forth on Section 3.10 of the Company Disclosure Schedule, each of the Company and its subsidiaries has good and marketable title to each parcel of real property owned by it free and clear of all Liens, except
(i) Taxes and general and special assessments not in default and payable without penalty and interest, and (ii) other Liens, which do not materially interfere with the Company's or any of its subsidiaries' use and enjoyment of such real property.

    (b) Section 3.10 of the Company Disclosure Schedule sets forth all leases, subleases and other agreements (the "REAL PROPERTY LEASES") under which the Company or any of its subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property. The Company has heretofore delivered to Parent true, correct and complete copies of all Real Property Leases (and all modifications, amendments and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder). Each Real Property Lease constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. No termination event or condition or uncured default of a material nature on the part of the Company or any such subsidiary or, to the Company's knowledge, the landlord, exists under any Real Property Lease. Each of the Company and its subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except
(i) Taxes and general and special assessments not in default and payable without penalty and interest, and (ii) other Liens, which do not materially interfere with the Company's or any of its subsidiaries' use and enjoyment of such real property.

    (c) No party to any such Real Property Leases has given notice to the Company or any of its subsidiaries of or made a claim against the Company or any of its subsidiaries with respect to any breach or default thereunder, in any such case in which such breach or default does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

    SECTION 3.11 LITIGATION. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports, and except for litigation that may arise as a result of the announcement, pendency or performance of this Agreement or the transactions contemplated hereby, there is no suit, claim, action, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any of their respective properties or assets which (a) seeks damages in excess of $500,000, (b) seeks equitable relief or remediation, (c) does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or (d) questions the validity of this Agreement, the Stock Option Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports, none of the Company or its subsidiaries is subject to any outstanding order, writ, injunction or decree.

    SECTION 3.12 COMPLIANCE WITH APPLICABLE LAW. The Company and its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The businesses of the Company and its subsidiaries are being conducted in compliance in all material respects with all Laws applicable to the Company or its subsidiaries. To the Company's knowledge, no investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or threatened, nor, to the Company's knowledge, has any Governmental Entity indicated an intention to conduct the same.


    SECTION 3.13 EMPLOYEE PLANS. (a) Section 3.13(a) of the Company Disclosure Schedule sets forth a list of (i) all material "EMPLOYEE BENEFIT PLANS," as defined in Section 3(3) of ERISA, and all other employee benefit plans or other benefit arrangements or payroll practices including, without limitation, bonus plans, executive compensation, consulting or other compensation agreements, incentive, equity or equity-based compensation, deferred compensation arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation disability, hospitalization, medical insurance, life insurance, scholarship programs, directors' benefit, bonus or other incentive compensation, which the Company or any of its subsidiaries maintains, contributes to or has any obligation to or liability for (each an "EMPLOYEE BENEFIT PLAN" and collectively, the "EMPLOYEE BENEFIT PLANS"); and (ii) all "EMPLOYEE PENSION PLANS", as defined in Section 3(2) of ERISA, subject to Title IV of ERISA or
Section 412 of the Code, to which the Company, any of its subsidiaries or any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with the Company or any subsidiary under Section 414(b), (c), (m) or (o) of the Code ("ERISA AFFILIATE") has ever sponsored, maintained, contributed or been obligated to contribute in the last six years (the "TITLE IV PLANS"). Except as separately set forth on Section 3.14(a) of the Company Disclosure Schedule, none of the Employee Benefit Plans is a multiemployer plan, as defined in Section 3(37) of ERISA ("MULTIEMPLOYER PLAN"), or is or has been subject to Sections 4063 or 4064 of ERISA ("MULTIPLE EMPLOYER PLANS"), nor has the Company, its subsidiaries or any ERISA Affiliate ever been obligated to contribute to a Multiemployer Plan.


    (b) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans and Title IV Plans (other than a Multiemployer Plan) have been made available or delivered to Parent by the Company (i) any plans and related trust documents, and amendments thereto;
(ii) the three most recent Forms 5500 and schedules thereto; (iii) the most recent Internal Revenue Service ("IRS") determination letter; (iv) the three most recent financial statements and actuarial valuations, if applicable;
(v) summary plan descriptions; (vi) written communications to employees relating to the Employee Benefit Plans; and (vii) written descriptions of all non-written agreements relating to the Employee Benefit Plans.

    (c) As of the date hereof, (i) all material payments required to be made by or under any Employee Benefit Plan, any related trusts, or any collective bargaining agreement or pursuant to Law have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on the balance sheet on or prior to the Closing Date; (ii) the Company and its subsidiaries have performed all material obligations required to be performed by them under any Employee Benefit Plan; (iii) the Employee Benefit Plans, have been administered in material compliance with their terms and the requirements of ERISA, the Code and other applicable Laws; (iv) there are no material actions, suits, arbitrations or claims (other than routine claims for benefit) pending or threatened with respect to any Employee Benefit Plan; and (v) the Company and its subsidiaries have no material liability as a result of any "PROHIBITED TRANSACTION" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise Tax or civil penalty.

    (d) Except as set forth in Section 3.13(d) of the Company Disclosure
Schedule:

        (i) There is no "AMOUNT OF UNFUNDED BENEFIT LIABILITIES" as defined in
    Section 4001(a)(18) of ERISA in any of the respective Title IV Plans. Each of the respective Title IV Plans are fully funded in accordance with the actuarial assumptions used by the Pension Benefit Guaranty Corporation ("PBGC") to determine the level of funding required in the event of the termination of such Title IV Plan and the "BENEFIT LIABILITIES" as defined in Section 4001(a)(16) of ERISA of such Title IV Plan using such PBGC assumptions do not exceed the assets of such Title IV Plan.


        (ii) There has been no "REPORTABLE EVENT" as that term is defined in
    Section 4043 of ERISA and the regulations thereunder with respect to the Title IV Plans which would require the giving of notice or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA.


       (iii) Neither the Company nor any ERISA Affiliate has terminated any Title IV Plan, or incurred any outstanding liability under Section 4062 of ERISA to the PBGC, or to a trustee appointed under Section 4042 of ERISA. All premiums due the PBGC with respect to the Title IV Plans have been paid.


        (iv) Neither the Company nor any ERISA Affiliate nor any organization to which the Company or any ERISA Affiliate is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction within the last five years which might be alleged to come within the meaning of Section 4069 of ERISA.


    (e) The Company and its subsidiaries are not subject to any unsatisfied withdrawal liability with respect to any Multiemployer Plan.

    (f) Each of the Employee Benefit Plans which is intended to be "QUALIFIED" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so "QUALIFIED" and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and the Company knows of no fact which would adversely affect the qualified status of any such Employee Benefit Plans or the exemption of such trust.

    (g) None of the Employee Benefit Plans provide for continuing post-employment health or life insurance coverage for any participant or any beneficiary of a participant except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, ("COBRA"). Each of the Company and any ERISA Affiliate which maintains a "group health plan" within the meaning Section 5000(b)(1) of the Code has materially complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

    (h) No stock or other security issued by the Company forms or has formed a material part of the assets of any Employee Benefit Plan.

    (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will by itself or in combination with any other event, except as expressly contemplated by this Agreement, (i) result in any material payment becoming due, or materially increase the amount of compensation due, to any current or former employee of the Company or any of its subsidiaries; (ii) materially increase any benefits otherwise payable under any Employee Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such material benefits.

    SECTION 3.14 LABOR MATTERS. (a) Section 3.14 of the Company Disclosure sets forth a list of all employment, labor or collective bargaining agreements to which the Company or any subsidiary is party and except as set forth therein, there are no employment, labor or collective bargaining agreements which pertain to employees of the Company or any of its subsidiaries. The Company has heretofore made available to Parent true and complete copies of (i) the employment agreements listed on Section 3.14 of the Company Disclosure Schedule and (ii) the labor or collective bargaining agreements listed on Section 3.14 of the Company Disclosure Schedule, together with all amendments, modifications, supplements and side letters affecting the duties, rights and obligations of any party thereunder.

    (b) No employees of the Company or any of its subsidiaries are represented by any labor organization; no labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification; and, to the Company's knowledge, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Company's knowledge, there are no organizing activities involving the Company or any of its Subsidiaries pending with any labor organization or group of employees of the Company or any of its subsidiaries.

    (c) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or threatened in writing against or involving the Company. There are no unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of the Company which, if individually or collectively resolved against Company, as the case may be, could result in a material liability.

    (d) There are no unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries.

    (e) There are no complaints, charges or claims against the Company or any of its subsidiaries pending, or threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its subsidiaries.

    (f) The Company and each of its subsidiaries is in compliance with all Laws relating to the employment of labor, including all such Laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes other than any such non-compliance which does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

    (g) There has been no "mass layoff" or "plant closing" as defined by the Workers Adjustment Retraining Notification Act, as amended ("WARN"), with respect to the Company within the six (6) months prior to Closing.

    SECTION 3.15  ENVIRONMENTAL MATTERS.  (a) For purposes of this Agreement:

        (i) "ENVIRONMENTAL COSTS AND LIABILITIES" means any and all losses, liabilities, obligations, damages (including compensatory, punitive and consequential damages), fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and clean up, remove, treat, or in any other way address any Hazardous Materials (as hereinafter defined)) arising from, under or pursuant to any Environmental Law (as hereinafter defined);

        (ii) "ENVIRONMENTAL LAW" means any applicable federal, state, local or foreign Law (including common Law), statute, rule, regulation, ordinance, decree or other legal requirement relating to the protection of natural resources, the environment and public and employee health and safety or pollution or the release or exposure to Hazardous Materials (as hereinafter defined) and shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Clean Water Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (33 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 7401 ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.) ("OSHA") and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such Laws have been and may be amended or supplemented through the Closing Date;

        (iii) "HAZARDOUS MATERIAL" means any substance, material or waste which is regulated, classified or otherwise characterized as hazardous, toxic, pollutant, contaminant or words of similar meaning or regulatory effect by any Governmental Entity or the United States, and includes, without limitation, petroleum, petroleum by-products, asbestos and polychlorinated biphenyls;

        (iv) "RELEASE" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the environment, including any property owned, operated or leased by the applicable party or its subsidiaries; and

        (v) "REMEDIAL ACTION" means all actions, including, without limitation, any capital expenditures, required by a Governmental Entity or required under or taken pursuant to any Environmental Law, or voluntarily undertaken to (A) clean up, remove, treat, or in any other way, ameliorate or address any Hazardous Materials released into the environment; (B) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the environment; (C) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (D) bring the applicable party into compliance with any Environmental Law.

        (b) Except as set forth in Section 3.15 of the Company Disclosure
    Schedule:

        (i) The operations of the Company and its subsidiaries have been and, as of the Closing Date, will be, in compliance with all Environmental Laws except where the failure to be in compliance would be material to the Company, and the Company is not aware of any facts, circumstances or conditions, which without significant capital expenditures, would prevent material compliance in the future;

        (ii) The Company and its subsidiaries have obtained all material permits, authorizations, licenses or similar approvals required under applicable Environmental Laws for the continued operations of their respective businesses as currently conducted;

       (iii) The Company and its subsidiaries are not subject to any outstanding written orders or material agreements with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material;

        (iv) The Company and its subsidiaries have not received any written communication alleging, with respect to any such party, the violation of or liability (real or potential) under any Environmental Law;

        (v) Neither the Company nor any of its subsidiaries has any contingent liability in connection with the Release of any Hazardous Material (whether on-site or off-site) which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

        (vi) The operations of the Company or its subsidiaries do not involve the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated and requiring a permit under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent;

       (vii) To the Company's knowledge, there is not now nor has there been in the past, on or in any property of the Company or its subsidiaries any of the following: (A) any underground storage tanks or surface impoundments,
    (B) any asbestos-containing materials, or (C) any polychlorinated biphenyls; and

      (viii) No judicial or administrative proceedings are pending or, to the Company's knowledge, threatened against the Company and its subsidiaries alleging the violation of or seeking to impose liability pursuant to any Environmental Law and, to the Company's knowledge, there are no investigations pending or threatened against the Company or any of its subsidiaries under Environmental Laws.

    (c) None of the exceptions set forth on Schedule 3.15 are reasonably likely to result in the Company and its Subsidiaries incurring Environmental Costs and Liabilities which would exceed $500,000 in the aggregate.

    (d) The Company has provided to or made available for inspection to Parent and Purchaser copies of all environmentally related assessments, audits, investigations, sampling or similar reports relating to the Company or its subsidiaries or any real property currently or formerly owned, operated or leased by or for the Company and its subsidiaries.

    SECTION 3.16 TAX MATTERS. (a) The Company and each of its subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which the Company or any of its subsidiaries is or has been a member, has timely filed all federal income Tax Returns and all other material Tax Returns and reports required to be filed by it. All such Tax Returns are true, complete and correct in all material respects. The Company and each of its subsidiaries has paid (or the Company has paid on its subsidiaries' behalf) all Taxes shown due on such Tax Returns. The Unaudited 1999 Financial Statements reflect an adequate reserve for all Taxes payable by the Company and its subsidiaries for all Taxable periods and portions thereof through the date of such financial statements. The Company has made available to Parent copies of (i) all federal, state, local and foreign income and franchise Tax Returns filed by the Company and each of its subsidiaries related to the Taxable years since December 31, 1996; and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or investigation in progress) relating to Taxes due from or with respect to the Company and each of its subsidiaries. For purposes of this Agreement, "TAX" or "TAXES" shall mean all Taxes, charges, fees, imposts, levies, gaming or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated Taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to Tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes, any liability in respect of Taxes imposed by contract, Tax sharing agreement, Tax indemnity agreement or any similar agreement (whether oral or written). "TAX RETURNS" shall mean any report, return, document, declaration or any other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

    (b) No material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company and its subsidiaries, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority.

    (c) No liens for Taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory liens for Taxes not yet due.

    (d) None of the Company or any of its subsidiaries is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement or other agreement relating to Taxes with any taxing authority).

    (e) None of the Company or any of its subsidiaries has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

    (f) The Company has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

    (g) There are no employment, severance or termination agreements, other compensation arrangements or Employee Benefit Plans currently in effect which provide for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement that would give rise to a payment which is nondeductable by reason of
Section 280G of the Code.

    (h) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any federal income or material state, local or foreign Taxes or Tax Returns of the Company or its subsidiaries and neither the Company nor any of its subsidiaries has received a written notice of any pending audit or proceeding.

    (i) Neither the Company nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code.

    (j) Neither the Company nor any of its subsidiaries has (i) with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code or agreed to have Section
341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries; (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Tax Law; (iii) received or filed any requests for rulings or determinations in respect of any Taxes within the last five years; or
(iv) extended the time within which to file any Tax Return, which Tax Return has since not been filed.

    (k) No property owned by the Company or any of its subsidiaries (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the

Tax Reform Act of 1986; (ii) constitutes "TAX EXEMPT USE PROPERTY" within the meaning of Section 168(h)(1) of the Code; (iii) is "TAX EXEMPT BOND FINANCED PROPERTY" within the meaning of Section 168(g) of the Code; or (iv) is "LIMITED USE PROPERTY" within the meaning of Rev. Proc. 76-30.

    (l) The Company and each of its subsidiaries are not currently, have not been within the last five years, and do not anticipate becoming a "UNITED STATES REAL PROPERTY HOLDING COMPANY" within the meaning of Section 897(c) of the Code.

    (m) No subsidiary of the Company owns any Shares.

    (n) No claim has been made by a taxing authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns to the effect that the Company or any of its subsidiaries is or may be subject to Taxation by that jurisdiction.

    (o) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or other arrangement which could result in the payment of amounts that could be nondeductible by reason of Section 162(m) of the Code.

    (p) Neither the Company nor any of its subsidiaries has received any private letter rulings from the IRS or comparable rulings from other taxing authorities.

    SECTION 3.17 MATERIAL CONTRACTS. (a) Section 3.17 of the Company Disclosure Schedule sets forth a list of all Material Contracts (as hereinafter defined). The Company has heretofore made available to Parent true, correct and complete copies of all written or oral contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder) to which the Company or any of its subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of the Company and its subsidiaries taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of the Company and its subsidiaries taken as a whole, all: (i) employment, severance, product design or development, personal services, consulting, non-competition or indemnification contracts (including, without limitation, any contract to which the Company or any of its subsidiaries is a party involving employees of the Company); (ii) licensing, merchandising or distribution agreements; (iii) contracts granting a right of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets of the Company other than real property (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1997; (vi) contracts or agreements with any Governmental Entity; (vii) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing indebtedness for borrowed money by the Company or any of its subsidiaries or any such agreement pursuant to which indebtedness for borrowed money may be incurred; (viii) agreements that purport to limit, curtail or restrict the ability of the Company or any of its subsidiaries to compete in any geographic area or line of business;
(ix) contracts or agreements that would be required to be filed as an exhibit to a Form 10-K filed by the Company with the SEC on the date hereof; (x) contracts with customers (other than purchase orders) accounting for, or expected to account for, in excess of $1.8 million and (xi) commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 5.1 hereof, the "MATERIAL CONTRACTS"). Neither the Company nor any of its subsidiaries is a party to or bound by any severance or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

    (b) Each of the Material Contracts constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. There is no default under any Material Contract so listed either by the Company or, to the Company's knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or, to the Company's knowledge, any other party.

    (c) No party to any such Material Contract has given notice to the Company of or made a claim against the Company with respect to any breach or default thereunder, and the Company is not aware of any basis for such claim, in any such case in which such breach or default does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

    SECTION 3.18 INSURANCE. The insurance coverage maintained by the Company and any of its subsidiaries have been issued by insurers, which, to the Company's knowledge, are reputable and financially sound and provide coverage for the operations conducted by the Company and its subsidiaries of a scope and coverage consistent with customary industry practice.

    SECTION 3.19 INTELLECTUAL PROPERTY. (a) (i) Except as set forth on Section 3.19(a)(i) of the Company Disclosure Schedule, the Company is the sole and exclusive owner of, or has the valid and transferable exclusive right to use and enforce, the Trademarks (as hereinafter defined), free and clear of all Liens.
Section 3.19(a)(i) of the Company Disclosure Schedule sets forth a list of all U.S., state and foreign (A) Trademark registrations and applications, and
(B) material unregistered Trademarks, each as owned by the Company or its subsidiaries. The Company currently is listed in the records of the appropriate U.S., state or foreign Governmental Entity as the sole owner of record for each application and registration listed on Section 3.19(a)(i) of the Company Disclosure Schedule.

       (ii) Except as set forth on Section 3.19(a)(ii) of the Company Disclosure Schedule, the Company is the sole and exclusive owner of, or has the valid and transferable exclusive right to use and enforce any Other Intellectual Property (as hereinafter defined) that is material to the business of the Company, free and clear of all Liens. Section
    3.19(a)(ii) of the Company Disclosure Schedule sets forth a list of all U.S. and foreign: (A) patents and patent applications, (B) copyright registration and applications, and (C) material unregistered copyrights. The Company currently is listed in the records of the appropriate U.S., state or foreign Governmental Entity as the sole owner of record for each patent, patent application, copyright application, and copyright registration listed on
    Section 3.19(a)(ii) of the Company Disclosure Schedule that is currently owned by the Company or one of its subsidiaries.

    (b) The Company does not own any patents and has no pending patent applications. To the Company's knowledge, there is no pending, existing or threatened, opposition, interference, cancellation proceedings or other legal or governmental proceeding before any Governmental Entity in any jurisdiction against any of the Trademarks or any of the material Other Intellectual Property owned by the Company or its Subsidiaries.

    (c) Section 3.19(c)(i) of the Company Disclosure Schedule sets forth a list of all agreements granting to third parties any right to use or practice any rights under any of the Trademarks or any of the material Other Intellectual Property owned by the Company. Section 3.19(c)(ii) of the Company Disclosure Schedule sets forth a list of all agreements permitting the Company or its subsidiaries to use any third party's Trademarks or Other Intellectual Property (such agreements, together with the agreements referenced on Section
3.19(c)(i) of the Company Disclosure Schedule are collectively referred to herein as the "LICENSES"). The Licenses are valid and binding agreements of the Company or one or more of its subsidiaries, as applicable, fully transferable to Parent and Merger Sub, enforceable in accordance with their terms, and the Company and the subsidiaries, and to the Company's knowledge, the other parties thereto, as applicable, are not in material breach or default thereunder.

    (d) The Company has taken reasonable measures to protect the confidentiality of its material trade secrets, including requiring employees having access thereto to execute written non-disclosure agreements. To the Company's knowledge, no trade secret or confidential know-how material to the business of the Company or any of its subsidiaries as currently operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects the Company's or such subsidiary's proprietary interests in and to such trade secrets and confidential know-how.

    (e) To the Company's knowledge, the conduct of the business of the Company and each of its subsidiaries does not infringe upon any intellectual property right owned or controlled by any person. There are no claims or suits pending or, to the Company's knowledge, threatened, and neither the Company nor any of its subsidiaries has received any written notice of a third party claim or suit:
(i) alleging that the Company's or such subsidiary's activities or the conduct of its business infringes upon or constitutes the unauthorized use of the proprietary rights of any third party; or (ii) challenging the ownership, use, validity or enforceability of the Trademarks or the Other Intellectual Property owned or used by the Company or its subsidiaries.

    (f) To the Company's knowledge, except as set forth on Section 3.19(f) of the Company Disclosure Schedule, no third party is infringing upon any of the Trademarks or the Other Intellectual Property owned by the Company or any of its subsidiaries and, except as set forth on Section 3.19(f) of the Company Disclosure Schedule, no such claims have been made against a third party by the Company or any of its subsidiaries.

    (g) Except as set forth on Section 3.19(g) of the Company Disclosure Schedule, there are no settlements, consents, judgments or orders or other agreements which restrict the Company's or any of its subsidiaries' rights to use any of the Trademarks or the Other Intellectual Property, and no concurrent use or other agreements (aside from license and other like agreements) which restrict the Company's or any of its subsidiaries' rights to use any of the Trademarks or the Other Intellectual Property owned by the Company or any of its subsidiaries.

    (h) The consummation of the transactions contemplated by this Agreement and the Stock Option Agreement will not result in the loss or impairment of the Company's or any of its subsidiaries' rights to own or use any of the Trademarks or the material Other Intellectual Property owned by or licensed to the Company or its subsidiaries nor will it require the consent of any Governmental Entity or third party in respect of any such Trademarks or the Other Intellectual Property.

    1. For purposes of this Agreement, "TRADEMARKS" means all United States and foreign trademarks (including service marks and trade names, whether registered or at common law), registrations and applications therefor, owned or licensed by the Company or its subsidiaries, and the goodwill of the Company's and each of its subsidiaries' respective businesses associated therewith, together with any and all (i) rights of renewal thereof and (ii) rights to sue for past, present and future infringements or misappropriation thereof; and "OTHER INTELLECTUAL PROPERTY" means all intellectual property rights used in the business of the Company or any of its subsidiaries as currently conducted, including but not limited to all patents and patent applications; copyrights, copyright registrations and applications (including copyrights in Computer Programs (as hereinafter defined); Computer Programs; technology, trade secrets, know-how, confidential information, proprietary processes and formulae; semiconductor chip product" and "MASK WORKS" (as such terms are defined in 17 U.S.C. 901); and rights of publicity and privacy relating to the use of the names, signatures, likenesses, voices and biographical information of real persons; together with any and all rights of renewal thereof and the right to sue for past, present or future infringements or misappropriations thereof.

    SECTION 3.20 OPINION OF FINANCIAL ADVISOR. Broadview International LLC (the "FINANCIAL ADVISOR") has delivered to the Company Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the holders of Shares from a financial point of view, and such opinion has not been withdrawn or modified.

    SECTION 3.21 BROKERS. No broker, finder or investment banker (other than the Financial Advisor, a true and correct copy of whose engagement agreement has been provided to Parent) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its affiliates.

    SECTION 3.22 ACCOUNTING MATTERS; TAX TREATMENT. To the Company's knowledge, neither the Company nor, any of its affiliates or stockholders, has taken or agreed to take any action or is aware of any fact or circumstance that would (i) prevent the Merger from qualifying as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations or (ii) cause any representation contained in the certificates relating to tax-free reorganization treatment attached hereto as Exhibit D to be untrue. The Company has not failed to bring to the attention of Parent any actions, agreements or understandings, whether written or oral, that to its knowledge would be reasonably likely to prevent Parent from accounting for the Merger as a "POOLING OF INTERESTS" under APB 16 and the applicable SEC rules and regulations.

    SECTION 3.23 TAKEOVER STATUTE; DISSENTERS' RIGHTS. The Company has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby (the "COVERED TRANSACTIONS") are exempt from, the requirements of any "MORATORIUM", "CONTROL SHARE", "FAIR PRICE", "AFFILIATE TRANSACTION", "BUSINESS COMBINATION" or other antitakeover Laws and regulations of any state (collectively, "TAKEOVER STATUTES"). The provisions of Sections
78.378 through 78.3793 of the NRS do not apply to the Covered Transactions. Holders of Shares do not have dissenters' rights in connection with the Merger.

    SECTION 3.24 AMENDMENT TO THE COMPANY RIGHTS AGREEMENT. The Company Board has taken all necessary action (including any amendment thereof) under the Preferred Shares Rights Agreement, dated as of January 9, 1997, between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "COMPANY RIGHTS AGREEMENT") so that (a) none of the execution or delivery of this Agreement or the Stock Option Agreement, the exchange of the shares of Parent Common Stock for the Shares in accordance with Article II, or any other transaction contemplated hereby or thereby will cause (i) the rights (the "RIGHTS") issued pursuant to the Company Rights Agreement to become exercisable under the Company Rights Agreement, (ii) Parent or Merger Sub to be deemed an "ACQUIRING PERSON" (as defined in the Company Rights Agreement), or (iii) the "SHARES ACQUISITION DATE" or "DISTRIBUTION DATE" (as defined in the Company Rights Agreement) to occur upon any such event; and (b) the "EXPIRATION DATE" (as defined in the Company Rights Agreement) of the Rights shall occur immediately prior to the Effective Time.

    SECTION 3.25 RELATED PARTY TRANSACTIONS. Except as set forth in the Company SEC Reports or Section 3.25 of the Company Disclosure Schedule, no director or officer of the Company, nor any Affiliate of the Company or of any such director or officer (i) has borrowed any money from or has outstanding, directly or indirectly, any indebtedness or other similar obligations to the Company; (ii) owns any direct or indirect interest in, or controls or is a director, officer or partner of, or consultant or lender to, or borrower from, or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, lessor, lessee, creditor or debtor of the Company; or (iii) is a party to any Contract with the Company.

    SECTION 3.26 PRODUCT WARRANTY. To the Company's knowledge, except as set forth in Section 3.26 of the Company Disclosure Schedule, since January 1, 1998
(i) the Company has not experienced or
received any material claims from any person relating to the performance of the products designed, manufactured, assembled, repaired, maintained or delivered by the Company prior to the Closing, or relating to the repair, maintenance or installation by the Company of such products or to services otherwise rendered by the Company prior to the Closing, and (ii) there has been no occurrence which would give rise to or form the basis of, any material liability for breach of warranty (whether covered by insurance or not) on the part of the Company with respect to products designed, manufactured, assembled, repaired, maintained, delivered or installed by the Company or services rendered by the Company prior to the Closing. Except as set forth in Section 3.26 of the Company Disclosure Schedule, since January 1, 1998, the Company has not experienced any significant delays in the release of any of the Company's products.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

    Except as set forth in the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), Parent and Merger Sub hereby represent and warrant to the Company as follows:

    SECTION 4.1 ORGANIZATION. (a) Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted or proposed by Parent to be conducted, except where the failure to be duly organized, existing and in good standing or to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

    (b) Each of Parent and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

    (c) Parent has heretofore delivered to the Company accurate and complete copies of the articles of incorporation and bylaws of Parent as currently in effect.

    SECTION 4.2 CAPITALIZATION OF PARENT AND ITS SUBSIDIARIES. (a) The authorized capital stock of Parent consists of: (i) 300,000,000 shares of Parent Common Stock, of which 76,911,204 shares of Parent Common Stock were issued and outstanding as of the close of business on January 31, 2000, none of which are held in Parent's treasury, and (ii) 2,500,000 shares of preferred stock, $.01 par value per share, none of which are outstanding. All of the shares of Parent Common Stock have been validly issued, and are fully paid, non-assessable and free of preemptive rights. As of January 31, 2000, 12,662,116 shares of Parent Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options and warrants and 6,976,744 shares of Parent Common Stock reserved for issuance upon conversion of Parent's convertible subordinated debentures. Except as described in the Parent SEC Reports and as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Parent,
(iii) no options or other rights to acquire from Parent or any of its subsidiaries, and no obligations of Parent or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent, and (iv) no equity equivalents, interests in the ownership or earnings of Parent or other similar rights (including stock appreciation rights) (collectively, "PARENT SECURITIES").

    SECTION 4.3 AUTHORITY RELATIVE TO THIS AGREEMENT. (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. No other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the Stock Option Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by each of Parent and Merger Sub and constitute valid, legal and binding agreements of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with their respective terms.

    (b) The Boards of Directors of Parent (the "PARENT BOARD") and Merger Sub and Parent as the sole stockholder of Merger Sub have duly and validly authorized the execution and delivery of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby, and taken all corporate actions required to be taken by such Boards of Directors and Parent as the sole stockholder of Merger Sub for the consummation of the transactions. No approval by the shareholders of Parent is necessary for the consummation of the transactions contemplated hereby.

    SECTION 4.4 SEC REPORTS; FINANCIAL STATEMENTS. (a) Parent has filed all required forms, reports and documents with the SEC since January 1, 1997, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed (the "PARENT SEC REPORTS"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with GAAP on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

    SECTION 4.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will, at the date mailed to stockholders and at the times of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement, Parent shall promptly so advise the Company and such event shall be so described, and such amendment or supplement (which the Company shall have a reasonable opportunity to review) shall be promptly filed with the SEC. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.


    SECTION 4.6 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, the filing and recordation of the Articles of Merger as required by the NRS and as otherwise set forth in Section
4.6 to the Parent Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Merger Sub of this Agreement or the Stock Option Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby or thereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Neither the execution, delivery and performance of this Agreement or the Stock Option Agreement by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the respective articles of incorporation or bylaws (or similar governing documents) of Parent or Merger Sub or any of Parent's subsidiaries,
(ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub or any of Parent's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any Law applicable to Parent or Merger Sub or any of Parent's subsidiaries or any of their respective properties or assets, except in the case of (ii) or
(iii) for violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.


    SECTION 4.7 NO PRIOR ACTIVITIES. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

    SECTION 4.8 NO UNDISCLOSED LIABILITIES. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports, as of October 31, 1999, or as incurred by Parent or any of its subsidiaries subsequent to such date in the ordinary and usual course of business consistent with past practice, none of the Parent or its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of Parent (including the notes thereto).

    SECTION 4.9 ABSENCE OF CHANGES. Except as and to the extent publicly disclosed in Parent SEC Reports, since October 31, 1999, there has not been any event, occurrence or development which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

    SECTION 4.10 LITIGATION. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports, and except for litigation that may arise as a result of the announcement or performance of this Agreement or the transactions contemplated hereby, there is no suit, claim, action, proceeding or investigation pending or, to Parent's knowledge, threatened against Parent or any of its subsidiaries or any of their respective properties or assets which
(a) does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its subsidiaries taken as a whole, or (b) questions the validity of this Agreement, or any action to be taken by Parent in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement.

    SECTION 4.11 ACCOUNTING MATTERS; TAX TREATMENT. Neither Parent nor, to Parent's knowledge, any of its affiliates, has taken or agreed to take any action or is aware of any fact or circumstance that would (a) prevent the Merger from qualifying as a "POOLING OF INTERESTS" under APB 16 and the applicable SEC rules and regulations, or (b) cause any representation contained in the certificates relating to tax-free reorganization treatment attached hereto as Exhibit C to be untrue. Parent has not failed to bring to the attention of the Company any actions, agreements or understandings, whether written or oral, that would be reasonably likely to prevent Parent from accounting for the Merger as a "POOLING OF INTERESTS" under APB 16 and the applicable SEC rules and regulations.

                                   ARTICLE V
                    COVENANTS RELATED TO CONDUCT OF BUSINESS

    SECTION 5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in Section 5.1 of the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent:

    (a) amend its articles of incorporation or bylaws (or other similar governing instrument) or amend, modify or terminate the Company Rights Agreement;

    (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance or sale of Shares pursuant to outstanding Company Stock Options;

    (c) (i) split, combine or reclassify any shares of its capital stock;
(ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries (including redeeming any Rights);

    (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

    (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary;

    (f) (i) incur or assume any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in either case in the ordinary and usual course of business consistent with past practice and in amounts not material to the Company and its subsidiaries, taken as a whole, and except for obligations of the wholly owned subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to the wholly owned subsidiaries of the Company or customary loans or advances to employees in the ordinary and usual course of business consistent with past practice and in amounts not material to the maker of such loan or advance);
(iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

    (g) except as may be required by Law or as contemplated by this Agreement, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer, employee or independent contractor in any manner, or (except as set forth in Section 5.1(g) of the Company Disclosure Schedule, and as required under existing agreements) increase in any manner the compensation or fringe benefits of any director, officer, employee or independent contractor or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of any equity based compensation except as in the ordinary and usual course of business);

    (h) acquire, sell, lease or dispose of any assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to the Company and its subsidiaries taken as a whole, enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice or grant any exclusive distribution rights;

    (i) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices used by it;

    (j) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by GAAP;

    (k) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement, other than in the ordinary and usual course of business consistent with past practice or amend in any material respect any of the Material Contracts or the agreements referred to in Section 3.17; (iii) authorize any new capital expenditure if the amount of such capital expenditure plus the sum all other capital expenditures previously authorized by the Company exceeds an aggregate of $1,200,000; or
(iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

    (l) make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable law, make any change to any of its material methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its most recently filed federal income tax return;

    (m) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary and usual course of business consistent with past practice of liabilities reflected or reserved against in, the consolidated financial statements of the Company and its subsidiaries or incurred in the ordinary and usual course of business consistent with past practice or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

    (n) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

    (o) take any action (including any action otherwise permitted by this Section 5.1) that would prevent or impede the Merger from qualifying as a "POOLING OF INTERESTS" under APB 16 and the applicable SEC rules and regulations or as a reorganization under Section 368 of the Code;

    (p) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

    (q) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(p) or any action which would make any of the representations or warranties of the Company contained in this Agreement (i) which are qualified as to materiality untrue or incorrect or
(ii) which are not so qualified untrue or incorrect in any material respect.


    SECTION 5.2 ACCESS TO INFORMATION. (a) Between the date hereof and the Effective Time, the Company will give Parent and Merger Sub and their authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, will permit Parent and Merger Sub to make such inspections as Parent and Merger Sub may reasonably require including investigations of the environmental conditions of the properties and facilities of the Company and will cause the Company's officers and those of its subsidiaries to furnish Parent and Merger Sub with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its subsidiaries as Parent or Merger Sub may from time to time reasonably request, provided that no investigation pursuant to this Section 5.2(a) shall affect or be deemed to modify any of the representations or warranties made by the Company.


    (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent and Merger Sub (i) within five business days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to Company management, (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for the Company's SEC filings, which (in the case of this clause
(ii)), shall be in accordance with the books and records of the Company, and
(iii) no later than two Business Days prior to the release thereof to the public, any press release announcing any quarterly or annual financial results or financial statements of the Company.

    (c) Each of Parent and Merger Sub will hold and will cause its authorized representatives to hold in confidence all documents and information concerning the Company and its subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement entered into between the Company and Parent dated February 24, 2000 (the "CONFIDENTIALITY AGREEMENT").

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    SECTION 6.1 PREPARATION OF S-4 AND THE PROXY STATEMENT. Parent and the Company will, as promptly as practicable, jointly prepare and file with the SEC the Proxy Statement in connection with the vote of the stockholders of the Company with respect to the Merger. Parent will, as promptly as practicable, prepare, following receipt of notification from the SEC that it has no further comments on the Proxy Statement, and file with the SEC the S-4, containing a proxy statement/prospectus and form of proxy, in connection with the registration under the Securities Act of the shares of Parent Common Stock issuable upon conversion of the Shares and the other transactions contemplated hereby. Parent and the Company will, and will use reasonable best efforts to cause their accountants and lawyers to, use all reasonable best efforts to have or cause the S-4 declared effective as promptly as practicable after filing with the SEC, including, without limitation, using reasonable best efforts to cause their accountants to deliver necessary or required instruments such as opinions, consents and certificates, and will take any other action required or necessary to be taken under federal or state securities Laws or otherwise in connection with the registration process (other than qualifying to do business in any jurisdiction which it is not now so qualified or to file a general consent to service of process in any jurisdiction). The Company and Parent shall, as promptly as practicable after the receipt thereof, provide to the other party copies of any written comments and advise the other party of any oral comments, with respect to the Proxy Statement or the S-4 received from the staff of the SEC. The Company will provide Parent with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing with the SEC and will provide Parent with a copy of all such filings with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date.

    SECTION 6.2  MEETING.  The Company shall take all lawful action to
(i) cause a special meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and (ii) solicit proxies from its stockholders to obtain the Company Requisite Vote for the approval and adoption of this Agreement. The Company Board shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders and, except as permitted by Section 6.4(b), the Company Board shall not withdraw, amend or modify in a manner adverse to Parent such recommendation (or announce publicly its intention to do so).

    SECTION 6.3 REASONABLE BEST EFFORTS. (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 6.3 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

    (b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 6.3(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, use its reasonable best efforts to
(i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

    (c) The Company shall use its reasonable best efforts to obtain as promptly as practicable and maintain any licenses or approvals required to be obtained by the Company pursuant to the Sale and Software License Agreement dated February 2000 between the Company and the Forest County Potawatomi Community of Wisconsin and shall use reasonable best efforts to cause each of its directors and officers to provide all information required to be provided by them in connection with such licenses or approvals; PROVIDED that the Company shall not be in breach of this covenant if and to the extent Parent (or its directors and officers) fails to provide information required to be provided by them in order to obtain such licenses or approvals.

    SECTION 6.4 ACQUISITION PROPOSALS. (a) From the date hereof until the termination hereof and except as expressly permitted by the following provisions of this Section 6.4, the Company will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in this Section 6.4(a) shall prohibit the Company Board from furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide written Acquisition Proposal if, and only to the extent that (A) the Company Stockholder Meeting shall not have occurred or shall have occurred and the Merger shall not have been approved, (B) the Company Board, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Company Board to comply with its fiduciary duties to the Company's stockholders under applicable Law, (C) the Company Board determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, and believes in good faith, after consultation with its Financial Advisor and after taking into account the strategic benefits to be derived from the Merger, would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger (any such more favorable Acquisition Proposal being referred to herein as a "SUPERIOR PROPOSAL"), and (D) prior to taking such action, the Company (x) provides reasonable notice to Parent to the effect that it is taking such action and (y) receives from such person an executed confidentiality/standstill agreement in reasonably customary form and in any event containing terms at least as stringent as those contained in the Confidentiality Agreement between Parent and the Company. Prior to providing any information to or entering into discussions or negotiations with any person in connection with an Acquisition Proposal by such person, the Company shall notify Parent of any Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the person making it) as promptly as practicable (but in no case later than 24 hours) after its receipt thereof, and shall provide Parent with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform Parent on a prompt basis of the status of any discussions or negotiations with such a third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give Parent a copy of any information delivered to such person which has not previously been delivered to Parent. Immediately after the execution and delivery of this Agreement, the Company will, and will cause its subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal and shall notify each party that it, or any officer, director, investment advisor, financial advisor, attorney or other representative retained by it, has had discussions with during the 30 days prior to the date of this Agreement that the Company Board no longer seeks the making of any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.4(a).

    (b) The Company Board will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger unless the Company Board after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Company Board to comply with the fiduciary duties to the Company's stockholders under applicable Law; PROVIDED, HOWEVER, the Company Board may not approve or recommend (and in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) an Acquisition Proposal unless such an Acquisition Proposal is a Superior Proposal (and the Company shall have first complied with its obligations set forth in Section 8.3(a) and the time period referred to in the last sentence of Section 8.3(a) has expired) and unless it shall have first consulted with independent legal counsel, and have determined, based upon such advice, that such action is necessary for the Company Board to comply with its fiduciary duties to the Company's stockholders. Nothing contained in this
Section 6.4(b) shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith reasonable judgment of the Company Board, based on the advice of independent legal counsel, is required under applicable Law; PROVIDED, that except as otherwise permitted in this Section 6.4(b), the Company does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by the Company Board permitted by, and taken in accordance with, this Section 6.4(b) shall not constitute a breach of this Agreement by the Company. Nothing in this Section 6.4(b) shall (i) permit the Company to terminate this Agreement (except as provided in Article VIII hereof) or (ii) affect any other obligations of the Company under this Agreement.

    SECTION 6.5 PUBLIC ANNOUNCEMENTS. Each of Parent, Merger Sub and the Company will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement, as determined by Parent, Merger Sub or the Company, as the case may be. The parties agree that the initial press release to be issued with respect to the transaction contemplated by this Agreement shall be in the form agreed to by the parties.

    SECTION 6.6 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) From and after the Effective Time, Parent shall, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of the parties hereto or any subsidiary thereof (each an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time that are in whole or in part (i) based on, or arising out of the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or
(ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement.

    (b) For a period of 5 years after the Effective Time, Parent shall cause to be obtained and maintained in effect policies of directors' and officers' liability insurance for the benefit of those persons who are directors and officers of the Company following the Effective Time consistent with insurance coverage provided for Parent's or its subsidiary's directors and officers of similar position.

    (c) In the event Parent or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity or such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set for in this
Section 6.6.

    (d) To the fullest extent permitted by Law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of the Company and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in the Company's certificate of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

    (e) The provisions of this Section 6.6 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

    SECTION 6.7 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement, which is qualified as to materiality, to be untrue or inaccurate, or any representation or warranty not so qualified, to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses, results of operations or prospects of it and its subsidiaries taken as a whole to which it or any of its subsidiaries is a party or is subject,
(iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (v) any Material Adverse Effect in their respective financial condition, properties, businesses, results of operations or prospects, taken as a whole, other than changes resulting from general economic conditions; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.7 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 6.8 POOLING. (a) The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter from KPMG LLP dated as of the date the S-4 is declared effective and dated as of the Closing Date, stating that the accounting of the Merger as a "POOLING OF INTERESTS" under

Opinion 16 of the Accounting Principles Board ("APB 16") and the applicable SEC rules and regulations is appropriate if the Merger is consummated as contemplated by this Agreement.

    (b) Parent shall use its reasonable best efforts to cause to be delivered to the Company a letter from Deloitte & Touche LLP dated as of the date the S-4 is declared effective and dated as of the Closing Date, stating that the accounting of the Merger as a "POOLING OF INTERESTS" under APB 16 and the applicable SEC rules and regulations is appropriate if the Merger is consummated as contemplated by this Agreement.

    SECTION 6.9 TAX-FREE REORGANIZATION TREATMENT. The Company, Parent and Merger Sub shall execute and deliver to Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, and Weil, Gotshal & Manges LLP, counsel to Parent, certificates substantially in the forms attached hereto a Exhibits C and D at such time or times as reasonably requested by such law firms in connection with their respective deliveries of opinions with respect to the transactions contemplated hereby. Prior to the Effective Time, none of the Company, Parent or Merger Sub shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in such previously-agreed certificates.

    SECTION 6.10 EMPLOYEE MATTERS. (a) Parent will cause the Surviving Corporation to honor the obligations of the Company or any of its subsidiaries under the provisions of all employment, consulting, termination, severance, change in control and indemnification agreements between and among the Company or any of its subsidiaries and any current or former officer, director, consultant or employee of the Company or any of its subsidiaries and to enter into employment agreements (the "Employment Agreements") with the following officers of the Company in the form of Exhibit E hereto: David Ledwell, Peter Jankowski and Jonathan Lupia.

    (b) Following the Effective Time, Parent shall either: (A) cause Surviving Corporation to adopt and maintain Company Employee Benefit Plans in effect immediately prior to the Effective Time and, accordingly, shall thereby continue in full force and effect each such Company Employee Benefit Plan subject to the terms and conditions thereof for a period of at least one (1) year, or
(B) arrange for each employee of the Company or any Company subsidiary to participate in any counterpart Parent Employee Benefit Plan (which shall mean all plans, programs and arrangements set forth in Section 3.14(a) that are maintained by Parent or its subsidiaries at or after the Effective Time) in accordance with the eligibility criteria thereof, provided that (i) such participants shall receive full credit for years of service with the Company or any Company subsidiary (and service otherwise credited by the Company or any Company subsidiary) prior to the Effective Time for all purposes for which such service was recognized under the Company Employee Benefit Plans including, but not limited to, eligibility to participate and vesting, (ii) such participants and their dependents (to the extent that the terms and conditions of each Parent Employee Benefit Plan provide for coverage and/or benefits of eligible employees' dependents) shall participate in the Parent Employee Benefit Plans on terms no less favorable than those offered by Parent to employees of Parent, and
(iii) Parent shall cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any group plans to be waived with respect to such participants and their eligible dependents and shall provide each such participant with credit for any co-payments and deductibles paid prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under all Parent Employee Benefit Plans in which such participants are eligible to participate after the Effective Time. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any employee of the Company or the funding of any such benefit.

    SECTION 6.11 AFFILIATE LETTERS. Section 6.11 of the Company Disclosure Schedule sets forth a list of all persons who are, and all persons who to the Company's knowledge will be at the Closing Date, "AFFILIATES" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for "POOLING-OF-INTERESTS" accounting treatment under APB 16 and applicable SEC rules, and Section 6.11 of the Parent Disclosure Schedule sets forth a list of all persons who are, and all persons who to Parent's knowledge will be at the Closing Date, "AFFILIATES" of Parent for purposes of qualifying the Merger for "POOLING OF INTERESTS" under APB 16 and the applicable SEC rules and regulations. The Company and Parent will each respectively cause such lists to be updated promptly through the Closing Date. Not later than 45 days prior to the date of the Company Stockholder Meeting, the Company shall cause its "AFFILIATES" to deliver to Parent a written agreement substantially in the form attached as Exhibit A, and Parent shall cause its "AFFILIATES" to deliver to the Company a written agreement substantially in the form attached as Exhibit B.

    SECTION 6.12 SEC FILINGS. Each of Parent and the Company shall promptly provide the other party (or its counsel) with copies of all filings made by the other party or any of its subsidiaries with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

    SECTION 6.13 FEES AND EXPENSES. Whether or not the Merger is consummated, all Expenses (as hereinafter defined) incurred in connection with this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such Expenses, except as provided in Section 8.5. As used in this Agreement, "EXPENSES" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby, including the preparation, filing, printing and mailing of the Proxy Statement and the S-4 and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

    SECTION 6.14 OBLIGATIONS OF MERGER SUB. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

    SECTION 6.15 LISTING OF STOCK. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in connection with the Merger to be listed for quotation on the Nasdaq National Market on or prior to the Closing Date, subject to official notice of issuance.

    SECTION 6.16 ANTITAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the Merger, each of Parent and Company shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

                                  ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

    SECTION 7.1  CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE
MERGER. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

    (a) This Agreement shall have been approved and adopted by the Company Requisite Vote;

    (b) Any waiting period applicable to the Merger under the HSR Act shall have expired or early termination thereof shall have been granted without limitation, restriction or condition;

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
    (c) Not later than 45 days prior to the date of the Company Stockholder Meeting, the Company shall have received from Parent's "AFFILIATES" a written agreement substantially in the form attached as Exhibit B, and Parent shall have received from the Company's "AFFILIATES" a written agreement substantially in the form attached as Exhibit A.

    (d) There shall not be in effect any Law of any Governmental Entity of competent jurisdiction, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (or an effect on Parent and its subsidiaries that, were such effect applied to the Company and its subsidiaries, has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company) and no Governmental Entity shall have instituted any proceeding which continues to be pending seeking any such Law.

    (e) The S-4 shall have been declared effective by the SEC and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the Securities Act or Exchange Act relating to the issuance or trading of the Parent Common Stock shall have been received.

    (f) The Parent Common Stock required to be issued hereunder shall have been listed for quotation on the Nasdaq National Market, subject only to official notice of issuance.

    (g) The Company shall have received and delivered to Parent a letter from KPMG LLP dated as of the date the S-4 is declared effective and dated as of the Closing Date, stating that the accounting of the Merger as a "POOLING OF INTERESTS" under APB 16 and the applicable SEC rules and regulations is appropriate if the Merger is consummated as contemplated by this Agreement. Parent shall have received and delivered to the Company a letter from Deloitte & Touche LLP, dated as of the date the S-4 is declared effective and dated as of the Closing Date, stating that accounting of the Merger as a "POOLING OF INTERESTS" under APB 16 and the applicable SEC rules and regulations is appropriate if the Merger is consummated as contemplated by this Agreement.

    SECTION 7.2  CONDITIONS TO THE OBLIGATIONS OF THE PARENT AND MERGER
SUB. The respective obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by Parent and Merger Sub, as the case may be, to the extent permitted by applicable Law:

    (a) The representations and warranties of the Company contained herein or otherwise required to be made after the date hereof in a writing expressly referred to herein by or on behalf of the Company pursuant to this Agreement, to the extent qualified by materiality or Material Adverse Effect, shall have been true and, to the extent not qualified by materiality or Material Adverse Effect, shall have been true in all material respects, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true, or true in all material respects, as the case may be, only as of the specified date).

    (b) The Company shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

    (c) The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by the President or any Vice President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 7.2(a) and 7.2(b).

    (d) Parent shall have received an opinion of Weil, Gotshal & Manges LLP, dated the Effective Time, based on the representations of Parent and the Company substantially in the forms attached hereto as Exhibits C and D, to the effect that the Merger will be treated for federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

    (e) All authorizations, consents or approvals of a Governmental Entity (other than those specified in Section 7.1(b) hereof) required in connection with the execution and delivery of this Agreement and the performance of the obligations hereunder shall have been made or obtained, without any limitation, restriction or condition that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (or an effect on Parent and its subsidiaries that, were such effect applied to the Company and its subsidiaries, would have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company), except for such authorizations, consents or approvals, the failure of which to have been made or obtained does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (or an effect on Parent and its subsidiaries that, were such effect applied to the Company and its subsidiaries, would have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company).

    (f) Each of the officers of the Company named in Section 6.10(a) shall have entered into an Employment Agreement.

    SECTION 7.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

    (a) The representations and warranties of Parent and Merger Sub contained herein or otherwise required to be made after the date hereof in a writing expressly referred to herein by or on behalf of Parent and Merger Sub pursuant to this Agreement, to the extent qualified by materiality or Material Adverse Effect, shall have been true and, to the extent not qualified by materiality or Material Adverse Effect, shall have been true in all material respects, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true, or true in all material respects, as the case may be, only as of the specified date).

    (b) Parent shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

    (c) Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President or any Vice President of Parent (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Section 7.3(a) and 7.3(b).

    (d) The Company shall have received an opinion of Wilson Sonsini, Goodrich & Rosati, Professional Corporation dated the Effective Time, based on the representations of Parent and the Company substantially in the forms attached hereto as Exhibits C and D , to the effect that the Merger will be treated for federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

                                  ARTICLE VIII
                         TERMINATION; AMENDMENT; WAIVER

    SECTION 8.1 TERMINATION BY MUTUAL AGREEMENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Requisite Vote referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

    SECTION 8.2 TERMINATION BY EITHER PARENT OR THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if:

    (a) the Merger shall not have been consummated by August 31, 2000, whether such date is before or after the date of approval of the Merger by the Company Requisite Vote (the "TERMINATION DATE");

    (b) the Company Requisite Vote shall not have been obtained at the Company Stockholder Meeting or at any adjournment or postponement thereof;

    (c) any Law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval of the Merger by the Company Requisite Vote; or

    (d) any Governmental Entity shall have failed to issue an order, decree or ruling or to take any other action which is necessary to fulfill the conditions set forth in Sections 7.1(b), and 7.2(e), as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have been final and nonappealable; PROVIDED, that the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

    SECTION 8.3 TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Requisite Vote referred to in Section 7.1(a), by action of the Company Board:

    (a) if (i) the Company is not in material breach of Section 6.4, (ii) the Merger shall not have been approved by the Company Requisite Vote, (iii) the Company Board authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing as soon as practicable, but in any event no later than three business days in advance of entering into such agreement, that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, and (iv) during the three business day period after the Company's notice, (A) the Company shall have negotiated with, and shall have caused its respective financial and legal advisors to, negotiate with Parent to attempt to make such commercially reasonable adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein and (B) but only if the Board of Directors of the Company shall have concluded, after considering the results of such negotiations, that any Superior Proposal giving rise to the Company's notice continues to be a Superior Proposal. The Company may not effect such termination unless contemporaneously therewith the Company pays to Parent in immediately available funds the fees required to be paid pursuant to Section 8.5. The Company agrees
(x) that it will not enter into a binding agreement referred to in clause
(iii) above until at least the fourth business day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification;

    (b) if there is a breach by Parent or Merger Subsidiary of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in Section 7.3(a) or 7.3(b) to be incapable of being satisfied as of the Termination Date; or

    (c) pursuant to, and in accordance with, Section 2.1(b) if Parent has not delivered a Top-Up Notice.

    SECTION 8.4 TERMINATION BY PARENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Parent Board of Directors if:

    (a) (i) the Company enters or shall have determined to enter into a binding agreement for a Superior Proposal, (ii) the Company Board shall have withdrawn or adversely modified its approval or recommendation of this Agreement or the Merger or failed to reconfirm its recommendation of this Agreement or the Merger within five business days after a written request by Parent to do so, (iii) the Company shall have recommended or determined to recommend any other Acquisition Proposal or (iv) any Person or group shall have acquired beneficial ownership of at least 15% of the outstanding shares;

    (b) there is a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in Section 7.2(a) or 7.2(b) to be incapable of being satisfied as of the Termination Date.

    SECTION 8.5 EFFECT OF TERMINATION AND ABANDONMENT. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, this Agreement (other than this Section 8.5 and Sections 5.2(c),
6.13 and Article IX) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); PROVIDED, HOWEVER, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement.

    (b) In the event that (i) this Agreement is terminated by the Company pursuant to Section 8.3(a), or (ii) this Agreement is terminated by Parent pursuant to Section 8.4(a) (other than Section 8.4(a)(iv) unless the Company shall have permitted the acquisition of shares pursuant thereto), or (iii) if within 6 months of the termination of this Agreement by Parent pursuant to
Section 8.2(a), 8.2(b) or 8.4(b) and if on or before the Termination Date, prior to the time of the Company Stockholder Meeting or prior to the Company's breach, as applicable, an Acquisition Proposal has been made to the Company or any person shall have announced an intention to make an Acquisition Proposal and such Acquisition Proposal or intention shall not have been withdrawn, any Acquisition Proposal by a third party is entered into, agreed to or consummated by the Company, then the Company shall pay Parent a termination fee of $11,000,000 in same-day funds, on the date of such termination, in the case of clauses (i) or (ii), or on the earlier of the date an agreement is entered into with respect to an Acquisition Proposal or an Acquisition Proposal is consummated in the case of clause (iii). Any amount paid pursuant to this
Section 8.5(b) shall be net of any amount previously paid to Parent pursuant to
Section 8.5(c).

    (c) In the event this Agreement is terminated pursuant to Section 8.4(b), then the Company shall reimburse Parent for its Expenses in same day funds, on the date of such termination, provided that in no event shall such reimbursement exceed $1,000,000.

    (d) The Company acknowledges that the agreements contained in Section 8.5(b) and 8.5(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company, Parent and Merger Sub would not have entered into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to Section 8.5(b) or 8.5(c), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 8.5, the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of Chase Manhattan Bank in effect from time to time during such period plus two percent.

    SECTION 8.6 AMENDMENT. This Agreement may be amended by action taken by the Company, Parent and Merger Sub at any time before or after approval of the Merger by the Company Requisite Vote but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

    SECTION 8.7 EXTENSION; WAIVER. At any time prior to the Effective Time, each party hereto (for these purposes, Parent and Merger Sub shall together be deemed one party and the Company shall be deemed the other party) may
(i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE IX
                                 MISCELLANEOUS

    SECTION 9.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations, warranties, covenants and agreements in this Agreement or in any exhibit, schedule or instrument delivered pursuant to this Agreement shall survive beyond the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    SECTION 9.2 ENTIRE AGREEMENT; ASSIGNMENT. (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof other than the Confidentiality Agreement.

    (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, but not limited to, by merger or consolidation) or otherwise; PROVIDED, HOWEVER, that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub of its obligations hereunder if such assignee does not perform such obligations. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    SECTION 9.3 NOTICES. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; PROVIDED that the fax is promptly confirmed by telephone confirmation thereof,
(iii) when delivered, if delivered personally to the intended recipient and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

if to Parent or to Merger Sub, to:     Comverse Technology, Inc.
                                       170 Crossways Park Drive
                                       Woodbury, New York 11797
                                       Attention: Chief Financial Officer
                                       Facsimile: (516) 677-7323

with a copy to:                        Weil, Gotshal & Manges LLP
                                       767 Fifth Avenue
                                       New York, New York 10153
                                       Attention: Stephen M. Besen, Esq.
                                       Facsimile: (212) 310-8007

if to the Company, to:                 Loronix Information Systems, Inc.
                                       820 Airport Road
                                       Durango, Colorado 81301
                                       Attention: Chief Financial Officer
                                       Facsimile: (970) 328-3388

with a copy to:                        Wilson, Sonsini, Goodrich & Rosati
                                       Professional Corporation
                                       650 Page Mill Road
                                       Palo Alto, California 94304
                                       Attention: Henry P. Massey, Jr., Esq.
                                       Facsimile: (650) 493-6811

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

    SECTION 9.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada, without giving effect to the choice of Law principles thereof.

    SECTION 9.5 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    SECTION 9.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 6.6, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

    SECTION 9.7 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) if necessary, a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

    SECTION 9.8 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada or in Nevada state court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Nevada or any Nevada state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of Nevada.

    SECTION 9.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    SECTION 9.10 INTERPRETATION. (a) The words "HEREOF," "HEREIN" and "HEREWITH" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "INCLUDE," "INCLUDES" or "INCLUDING" are used in this Agreement, they shall be deemed to be followed by the words "WITHOUT LIMITATION." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

    (b) The phrases "THE DATE OF THIS AGREEMENT," "THE DATE HEREOF" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to March 5, 2000. The phrase "MADE AVAILABLE" in this agreement shall mean that the information referred to has been actually delivered to the party to whom such information is to be made available.

    (c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

    SECTION 9.11 DEFINITIONS. (a) "ACQUISITION PROPOSAL" means an offer regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for 40 percent or more of the outstanding Shares or the filing of a registration statement under the Securities

Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

    (b) "BENEFICIAL OWNERSHIP" or "BENEFICIALLY OWN" shall have the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

    (c) "KNOW" or "KNOWLEDGE" means, with respect to any party, the knowledge of such party's executive officers after due inquiry, including inquiry of such party's counsel and other officers or employees of such party responsible for the relevant matter.

    (d) "MATERIAL ADVERSE EFFECT" means with respect to any entity, any change, circumstance or effect that, individually or in the aggregate with all other changes, circumstances and effects, is or is reasonably likely to be materially adverse to (i) the assets, properties, condition (financial or otherwise), results of operations or prospects of such entity and its subsidiaries taken as a whole or (ii) the ability of such party to consummate the transactions contemplated by this Agreement; provided, however, that with respect to the Company a Material Adverse Effect shall not include litigation commenced subsequent to the public announcement of the Merger or other events resulting from the announcement or pendancy of the transactions contemplated hereby.

    (e) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

    (f) "SUBSIDIARY" means, when used with reference to any entity, any corporation or other organization, whether incorporated or unincorporated,
(i) of which such party or any other subsidiary of such party is a general or managing partner or (ii) the outstanding voting securities or interests of, which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries.

                            [signature page follows]

    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                                       COMVERSE TECHNOLOGY, INC.

                                                       By:  /s/ KOBI ALEXANDER
                                                            -----------------------------------------
                                                            Name: Kobi Alexander
                                                            Title: President and Chief Executive
                                                            Officer

                                                       COMVERSE ACQUISITION CORP.

                                                       By:  /s/ DAVID KREINBERG
                                                            -----------------------------------------
                                                            Name: David Kreinberg
                                                            Title: Treasurer

                                                       LORONIX INFORMATION SYSTEMS, INC.

                                                       By:  /s/ DAVID LEDWELL
                                                            -----------------------------------------
                                                            Name: David Ledwell
                                                            Title: President and Chief Executive
                                                            Officer

                                    ANNEX B

                             STOCK OPTION AGREEMENT

                             STOCK OPTION AGREEMENT

    STOCK OPTION AGREEMENT, dated March 5, 2000, by and between Loronix Information Systems, Inc., a Nevada corporation (the "Company"), and Comverse Technology, Inc., a New York corporation ("Parent").

    WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Comverse Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of Parent ("Sub"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth in the Merger Agreement), which provides that, among other things, upon the terms and subject to the conditions thereof, Sub will be merged with the Company; and

    WHEREAS, as a condition to Parent's and Sub's willingness to enter into the Merger Agreement, Parent has requested that the Company agree, and in order to induce Parent to enter into the Merger Agreement, the Company has so agreed, to grant to Parent an option with respect to certain shares of the Company's common stock on the terms and subject to the conditions set forth herein.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1. GRANT OF OPTION. The Company hereby grants Parent an irrevocable option (the "Stock Option") to purchase up to 1,020,000 shares of common stock, $0.001 par value per share, of the Company (the "Company Common Stock"), or such other number of shares of Company Common Stock as equals 19.9% of the issued and outstanding shares of Company Common Stock at the time of exercise of the Stock Option, in the manner set forth below, at a price of $43.79 per share (the "Exercise Price"), payable, at Parent's option, either (a) in cash or (b) in shares of Parent Common Stock, in each case, in accordance with Section 4 hereof.

    2. EXERCISE OF OPTION. (a) The Stock Option may be exercised by Parent, in whole or in part, at any time or from time to time after the Merger Agreement is terminated pursuant to Section 8.3(a) or 8.4(a) ( a "Trigger Event").

    In the event Parent wishes to exercise the Stock Option, Parent shall deliver to the Company a written notice (an "Exercise Notice") specifying the total number of shares of Company Common Stock it wishes to purchase. Each closing of a purchase of shares of Company Common Stock (a "Closing") shall occur at a place, on a date and at a time designated by Parent in an Exercise Notice delivered at least two business days prior to the date of the Closing.

    (b) The Stock Option shall terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Merger Agreement pursuant to Section 8.2, 8.3 or 8.4 thereof, other than a termination as a result of the occurrence of a Trigger Event; or (ii) 180 days following any termination of the Merger Agreement as the result of the occurrence of a Trigger Event (or if, at the expiration of such 180 day period the Stock Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, or because the applicable waiting period under the HSR Act has not expired or been terminated, 10 business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (ii) later than 270 days after the date of termination of the Merger Agreement).

    (c) Notwithstanding the foregoing, the Stock Option may not be exercised if Parent is in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement or in the Merger Agreement.

    3. CONDITIONS TO CLOSING. The obligation of the Company to issue shares of Company Common Stock to Parent hereunder is subject to the conditions (which, other than the conditions described in clauses (i) and (ii) below, may be waived by the Company in its sole discretion) that (i) all waiting periods, if any, under the HSR Act applicable to the issuance of shares of Company Common Stock hereunder shall have expired or have been terminated, and all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal administrative agency or commission or other federal governmental authority or instrumentality, if any, required in connection with the issuance of shares of Company Common Stock hereunder shall have been obtained or made, as the case may be; (ii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect; and (iii) such shares shall have been approved for listing on the Nasdaq National Market ("Nasdaq") upon official notice of issuance.

    4. CLOSING.   At any Closing, (a) the Company will deliver to Parent a
single certificate in definitive form representing the number of shares of the Company Common Stock designated by Parent in its Exercise Notice, such certificate to be registered in the name of Parent, Sub or such other affiliate of Parent as Parent shall designate in the Exercise Notice and shall bear the legend set forth in Section 11, and (b) Parent will deliver to the Company the aggregate Exercise Price for the shares of the Company Common Stock so designated and being purchased at such Closing by (x) wire transfer of immediately available funds, (y) a certificate or certificates representing the number of shares of Parent Common Stock issuable in consideration thereof or (z) any combination of such funds and Parent Common Stock. For the purposes of this Agreement, the number of shares of Parent Common Stock to be delivered to the Company shall be equal to the number of shares of the Company Common Stock with respect to which the Stock Option is being exercised multiplied by an amount equal to (i) $43.79 divided by (ii) the average of the closing sale prices of shares of Parent Common Stock on the Nasdaq National Market for the five trading days immediately preceding the date the Exercise Notice is delivered to the Company.

    5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Parent that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming this Agreement constitutes a valid and binding obligation of Parent, is enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (d) the Company has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Stock Option, and at all times from the date hereof through the expiration of the Stock Option will have so reserved, such number of unissued shares of Company Common Stock equal to not less than 19.9% of the shares of Company Common Stock then outstanding, all of which shares, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; (e) upon delivery of such shares of Company Common Stock to Parent upon exercise of the Stock Option, such shares shall be validly issued, fully paid and non-assessable and Parent will acquire valid title to all of such shares, free and clear of any and all Liens of any nature whatsoever; (f) the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not
(1) violate the certificate of incorporation or by-laws of the Company,
(2) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to the Company or by which it or any of its assets or properties is bound or affected, or (3) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or other encumbrance on any of the property or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its assets or properties is bound or affected (except, in the case of clauses
(2) or (3) above, for violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on the Company); (g) the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority except for pre-merger notification requirements of the HSR Act; and (h) any shares of Parent Common Stock acquired by the Company pursuant to this Agreement will not be acquired by the Company with a view toward the public distribution or resale thereof in any manner which would be in violation of applicable securities laws.

    6. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to the Company that (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or any of the transactions contemplated hereby;
(c) this Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against Parent in accordance with its terms subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (d) the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not
(1) violate the certificate of incorporation or by-laws of Parent, (2) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to Parent or by which it or any of its properties or assets is bound or affected or (3) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any of the property or assets of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which Parent is a party or by which Parent or any of its properties or assets is bound or affected (except, in the case of clauses (2) and (3) above, for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Parent); (e) the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except for pre-merger notification requirements of the HSR Act; (f) any shares of the Company Common Stock acquired upon exercise of the Stock Option will be, and the Stock Option is being, acquired by Parent for its own account and not with a view to the public distribution or resale thereof in any manner which would be in violation of applicable United States securities laws; and (g) prior to any delivery of shares of Parent Common Stock in consideration of the purchase of shares of the Company Common Stock pursuant hereto, Parent will have taken all necessary corporate action to authorize for issuance and to permit it to issue such shares of Parent Common Stock, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

    7. CERTAIN REPURCHASES. (a) PARENT PUT. At the request of Parent at any time during which the Stock Option is exercisable pursuant to Section 2 (the "Repurchase Period"), the Company (or any successor entity thereof) shall repurchase from Parent the Stock Option, or any portion thereof, for a price equal to the amount by which the "Market/Tender Offer Price" for shares of the Company Common Stock as of the date Parent gives notice of its intent to exercise its rights under this Section 7 (defined as the higher of (A) the highest price per share of the Company Common Stock paid as of such date pursuant to any tender or exchange offer or other Acquisition Proposal and
(B) the average of the closing sale prices of shares of the Company Common Stock on the Nasdaq National Market for the five trading days immediately preceding such date) exceeds the Exercise Price, multiplied by the number of shares of the Company Common Stock purchasable pursuant to the Stock Option (or portion thereof with respect to which Parent is exercising its rights under this Section
7)).

    (b) PAYMENT AND REDELIVERY OF STOCK OPTION OR SHARES. In the event Parent exercises its rights under this Section 7, the Company shall, within 10 business days thereafter, pay the required amount to Parent in immediately available funds and Parent shall surrender to the Company the Stock Option, and Parent shall warrant that it owns the Stock Option free and clear of all liens or other encumbrances of any kind or nature whatsoever.

    8. REGISTRATION RIGHTS. In the event that Parent shall desire to sell any of the shares of Company Common Stock purchased pursuant to the Stock Option within three years after such purchase, and such sale requires, in the opinion of counsel to Parent, which opinion shall be reasonable satisfactory to the Company and its counsel, registration of such shares under the Securities Act, Parent may, by written notice (the "Registration Notice") to the Company or any successor entity of the Company (the "Registrant"), request the Registrant to register under the Securities Act all or any part of the shares purchased pursuant to the Stock Option ("Restricted Shares") beneficially owned by Parent (the "Registrable Securities") pursuant to a BONA FIDE firm commitment underwritten public offering in which the Parent and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any Group) and its affiliates from purchasing through such offering Restricted Shares representing more than 5% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "Permitted Offering"). The Registration Notice shall include a certificate executed by the Parent and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing reasonably acceptable to the Registrant (the "Manager"), stating that (i) they have a good faith intention to commence promptly a Permitted Offering and (ii) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price to be specified in such Registration Notice (the "Fair Market Value"). The Registrant (and/or any person designated by the Registrant) shall thereupon have the option exercisable by written notice delivered to Parent within 10 business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities and (ii) the Fair Market Value of such Registrable Securities. Any such purchase of Registrable Securities by the Registrant hereunder shall take place at a closing to be held at the principal executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant and its designee in such notice within 20 business days after delivery of such notice. Any payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds.

    If the Registrant does not elect to exercise its option pursuant to this
Section 8 with respect to all Registrable Securities designated in the Registration Notice, it shall use its reasonable best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities; PROVIDED, HOWEVER,that (i) Parent shall not be entitled to more than an aggregate of three effective registration statements hereunder and (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 90 days after such request in the case of clause (B) below or 120 days in the case of clause (A) and [150 days] in the case of clause (C) below) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the judgment of the board of directors of the Registrant, such information would have to be disclosed if a registration statement were filed at that time;
(B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 120 days after the filing with the SEC of the initial registration statement with respect thereto, the provisions of this Section 8 shall again be applicable to any proposed registration; PROVIDED, HOWEVER,that Parent shall not be entitled to request more than two registrations pursuant to this Section 8 in any 18 month period. The Registrant shall use its reasonable best efforts to cause all Registrable Securities registered pursuant to this Section 8 to be qualified for sale under the securities or blue-sky laws of such jurisdictions as Parent may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; PROVIDED, HOWEVER, that the Registrant shall not be required to qualify to do business, subject itself to general taxation or consent to general service of process in, any jurisdiction by reason of this provision.

    The registration rights set forth in this Section 8 are subject to the condition that Parent shall provide the Registrant with such information with respect to Parent's Registrable Securities, the plans for the distribution thereof, and such other information with respect to Parent as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required by applicable law to be disclosed with respect to a registration thereunder.

    A registration effected under this Section 8 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to Parent, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and accountants' "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner and (ii) to enter into an underwriting agreement in form and substance customary to transactions of this type with the Manager and the other underwriters participating in such offering.

    The registration rights set forth in this Section 8 terminate upon the registration of Registrable Securities becoming saleable pursuant to Rule 144 of the Securities Act of 1933, as amended.

    9. PROFIT LIMITATION. Notwithstanding any other provision of this Agreement, in no event shall Parent's Total Profit (as hereinafter defined) exceed $11 million and, if it otherwise would exceed such amount Parent, at its sole election, shall either (a) deliver to the Company for cancellation shares of Company Common Stock previously purchased by Parent, (b) pay cash or other consideration to the Company or (c) undertake any combination thereof, so that Parent's Total Profit shall not exceed $11 million after taking into account the foregoing actions. As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Parent pursuant to the Company's repurchase of the Stock Option pursuant to
Section 7 hereof, (ii)(A) the net cash amounts received by Parent pursuant to the sale of Restricted Shares (or any other securities into which such shares are converted or exchanged) to any unaffiliated party, less (B) Parent's purchase price for such shares, and (iii) the aggregate amount received by Parent from the Company pursuant to Sections 8.5(b) of the Merger Agreement.

    10. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in Company Common Stock by reason of stock dividends, stock splits, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Stock Option, and the Exercise Price per share, shall be adjusted appropriately.

    11. RESTRICTIVE LEGENDS. Each certificate representing shares of Company Common Stock issued to Parent hereunder (and any shares of Parent Common Stock delivered to the Company at a Closing) shall initially be endorsed with a legend in substantially the following form:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED MARCH 5, 2000, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER HEREOF.

    Certificates representing shares sold in a registered public offering pursuant to Section 8 shall not be required to bear such legend.

    12. BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and permitted assigns. Except as expressly provided in this Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party, except that Parent may assign its rights hereunder to any wholly-owned subsidiary of Parent. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any Restricted Shares sold by a party in compliance with the provisions of Section 8 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the rights of such party. Certificates representing shares sold in a registered public offering pursuant to Section 8 shall not be required to bear the legend set forth in Section 11.

    13. SPECIFIC PERFORMANCE. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

    14. ENTIRE AGREEMENT. This Agreement and the Merger Agreement (together with the other documents and instruments referred to in the Merger Agreement, and the exhibits and disclosure schedules thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

    15. FURTHER ASSURANCES. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

    16. NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes the Agreement impossible to perform in which case this Agreement shall terminate. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

    17. NOTICES. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied (answerback received) or, if mailed, five business days after the date of mailing, to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

    (a) if to Parent, to:
       Comverse Technology, Inc.
       170 Crossways Park Drive
       Woodbury, New York 11797
       Attn: Chief Financial Officer
       Telecopy: (516) 677-7323
       Telephone: (516) 677-7200
       with copies (which shall not constitute notice) to:
       Weil, Gotshal & Manges LLP
       767 Fifth Avenue
       New York, New York 10153
       Attn: Stephen M. Besen, Esq.
       Telecopy: (212) 310-8007
       Telephone: (212) 310-8000

    (b) if to the Company, to:
       Loronix Information Systems, Inc.
       820 Airport Road
       Durango, Colorado 81301
       Attn: Chief Financial Officer
       Telecopy: (970) 328-3383
       Telephone: (970) 259-6161
       with a copy (which shall not constitute notice) to:
       Wilson, Sonsini, Goodrich & Rosati Professional
       Corporation 650 Page Mill Road
       Palo Alto, California 94304
       Attn: Henry P. Massey, Jr., Esq.
       Telecopy: (650) 493-6811
       Telephone: (650) 493-9300

    18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be performed entirely within such state.

    19. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    20. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

    21. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

    22. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                                       LORONIX INFORMATION SYSTEMS, INC.

                                                       By:  /s/ DAVID LEDWELL

                                                            -----------------------------------------
                                                            Name: David Ledwell
                                                            Title: President and Chief Executive
                                                            Officer
                                                       COMVERSE TECHNOLOGY, INC.

                                                       By:  /s/ KOBI ALEXANDER
                                                            -----------------------------------------
                                                            Name: Kobi Alexander
                                                            Title: President and Chief Executive
                                                            Officer

                                    ANNEX C

                            FORM OF VOTING AGREEMENT

                                VOTING AGREEMENT

    VOTING AGREEMENT, dated as of March 5, 2000 (this "AGREEMENT"), by and among Comverse Technology, Inc., a New York corporation ("PARENT") and
(the "STOCKHOLDER").

                              W I T N E S S E T H:

    WHEREAS, concurrently herewith, Parent, Comverse Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of Parent ("MERGER SUB") and Loronix Information Systems, Inc., a Nevada corporation (the "COMPANY"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "MERGER AGREEMENT"; capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement) pursuant to which Merger Sub will be merged with and into the Company, with the Company as the Surviving Corporation (the "MERGER");

    WHEREAS, the Stockholder beneficially owns        shares (the "SHARES") of
Common Stock of the Company; and

    WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent and Merger Sub have required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement; and further the Stockholder has agreed to enter into this Agreement strictly in his capacity as a beneficial owner of the Shares and not in his capacity as a director or officer of the Company.

    NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

    1. Provisions Concerning the Shares. (a) The Stockholder hereby agrees that during the period commencing on the date hereof and continuing until this provision terminates pursuant to Section 5 hereof, at any meeting of the holders of shares of Common Stock of the Company, however called, or in connection with any written consent of the holders of shares of Common Stock of the Company, the Stockholder shall vote, (or cause to be voted) any shares of Common Stock of the Company held of record or Beneficially Owned (as defined below) by the Stockholder, including the Shares, whether heretofore owned or hereafter acquired, in favor of the Merger and the adoption of the Merger Agreement and any actions required in furtherance thereof and hereof.

    (b) The Stockholder shall not enter into any agreement or understanding with any Person (as defined below) the effect of which would be inconsistent or violative of the provisions of this Agreement.

    (c) For purposes of this Agreement:

    "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), including pursuant to any agreement, arrangement or understanding, whether or not in writing; without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act; and

    "PERSON" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

    (d) In the event of a stock dividend or distribution, or any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reclassification, combination, exchange of shares, merger or the like, the term "SHARES" as used in this Agreement shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares or other securities into which or for which any or all of the Shares may be converted, changed or exchanged.

        2. Representations and Warranties. As of the date hereof, the Stockholder hereby represents and warrants to Merger Sub as follows:

    (a) Ownership of Shares. The Stockholder is the Beneficial Owner of all of the Shares. On the date hereof, the Shares constitute all of the shares of Common Stock of the Company owned of record or Beneficially Owned by the Stockholder. The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights (subject to applicable securities laws).

    (b) Power; Binding Agreement. The Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is settlor or trustee or any other person whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

    (c) No Conflicts. (i) Except for filings under the HSR Act, if any, and filings under the Exchange Act, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof will (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any declaration of trust, note, bond, mortgage, indenture, security or pledge agreement, voting agreement, stockholders' agreement or voting trust, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

    (d) Reliance by Parent. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon execution and delivery of this Agreement by the Stockholder.

    (e) Sophistication. The Stockholder acknowledges being an informed and sophisticated investor and, together with the Stockholder's advisors, has undertaken such investigation as they have deemed necessary, including the review of the Merger Agreement and this Agreement, to enable the

Stockholder to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby.

    (f) No Broker. No broker, investment banker, financial adviser or other Person is entitled to any commission, broker's fee, finder's fee, adviser's fee or similar fee in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Stockholder.

    3. No Solicitation. (a) From and after the date hereof and continuing until this provision terminates pursuant to Section 5 hereof, the Stockholder shall not directly or indirectly, initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal with respect to the Company or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain such a Acquisition Proposal or agree to or endorse any such Acquisition Proposal, and the Stockholder shall promptly notify Parent or Merger Sub orally (in all events within 24 hours) and in writing (as promptly thereafter as practicable) of the material terms and status of all inquiries and proposals which the Stockholder or any agent of the Stockholder may receive after the date hereof relating to any of such matters and, if such inquiry or proposal is in writing, the Stockholder shall deliver to Parent or Merger Sub a copy of such inquiry or proposal promptly; provided, however, that, notwithstanding any other provision of this Agreement, the Stockholder may take any action in his capacity as a director or officer of the Company as the board of directors of the Company directs him to take in compliance with Section 6.4 of the Merger Agreement or in order to permit the Board to comply with its fiduciary duties under applicable law as advised by counsel. The Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations, with any parties conducted heretofore with respect to any of the foregoing.

    (b) Parent acknowledges that this Agreement is entered into by the Stockholder in such Stockholder's capacity as a beneficial owner of the Shares, and that nothing in this Agreement shall in any way restrict or limit the Stockholder from taking any action in his capacity as a director or officer of the Company or otherwise fulfilling his fiduciary obligations as a director or officer of the Company, notwithstanding that any such action would be inconsistent with or violative of the Stockholder's obligations under this Agreement if taken in his capacity as a beneficial owner of the Shares.

    4.  Restriction on Transfer; Proxies; Non-Interference; Stop Transfers; etc.

    (a) The Stockholder shall not, directly or indirectly, during the period commencing on the date hereof and continuing until this provision terminates pursuant to Section 5 hereof: (i) except as contemplated by the Merger Agreement offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or grant or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or
(iii) take any action that would make any of the Stockholder's representations or warranties contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing his/her respective obligations under this Agreement; provided that the foregoing shall not prevent the Stockholder from (x) disposing of not greater than 40,000 Shares or (y) pledging any of the Shares to a bank or other financial institution or to prevent such bank or financial institution from selling the Shares on foreclosure so long as the Stockholder retains the right to vote such Shares if the pledge has not been foreclosed upon.

    (b) Without limiting the generality of Section 4(a) above, the Stockholder agrees with, and covenants to, Parent that the Stockholder shall not, during the period set forth in Section 4(a), request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing the Shares, unless such transfer is made in compliance with this Agreement.

    5. Termination. Except as otherwise provided herein, the covenants and agreements contained in Sections 1, 3 and 4 hereof shall terminate (i) in the event the Merger Agreement is terminated in accordance with the terms thereof, upon such termination, and (ii) in the event the Merger is consummated, upon the Effective Time. Notwithstanding anything to the contrary herein no termination of this Agreement shall relieve any party of liability for a breach hereof prior to termination.

    6. Further Assurances. From time to time, at the other party's request and without further consideration, the Stockholder and Merger Sub shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    7. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

    8. Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any Person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's heirs, executors, guardians, administrators, trustees or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

    9. Assignment. This Agreement shall not be assigned by any party hereto, by operation of law or otherwise, without the prior written consent of the other party, and any purported assignment without such consent shall be null and void; provided, however, that Parent may assign, in its sole discretion, its rights and obligations hereunder to Merger Sub or any direct or indirect wholly owned subsidiary of Parent without the consent of the Stockholder. All covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall be binding on and inure to the benefit of the respective successors, heirs and permitted assigns of the parties hereto.

    10. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by each of the parties hereto.

    11. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses: (i) if to Parent, to its address set forth in the Merger Agreement; and (ii) if to the Stockholder, to the address set forth under the Stockholder's signature on the signature page hereto; or, in each case, to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

    12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

    13. Specific Performance. The Stockholder recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore the Stockholder agrees that in the event of any such breach Parent party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which Parent may be entitled, at law or in equity.

    14. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

    15. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

    16. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto

    17. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada, without giving effect to the principles of conflicts of law thereof.

    18. Waiver of Jury Trial. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement and any document executed in connection herewith.

    19. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

    IN WITNESS WHEREOF, Parent and the Stockholder have executed and delivered this Agreement as of the day and year first above written.

                                                       COMVERSE TECHNOLOGY, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       STOCKHOLDER

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                    ANNEX D

                 COPY OF OPINION OF BROADVIEW INTERNATIONAL LLC

                                                                   March 5, 2000
                                                                    CONFIDENTIAL

Board of Directors
Loronix Information Systems, Inc.
820 Airport Road
Durango, CO 81301-6790

Dear Members of the Board:

    We understand that Loronix Information Systems, Inc. ("Loronix" or "Company"), Comverse Technology, Inc.. ("Comverse" or "Parent") and Comverse Acquisition Corp., a wholly-owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger and Reorganization (the "Agreement") pursuant to which, Merger Sub will be merged with and into the Company (the "Merger"). Pursuant to the Merger each share of Loronix common stock ("Company Common Stock") will be converted into the right to receive (the "Exchange Ratio") 0.1925 shares of Comverse Common Stock, provided however that Loronix may terminate the Agreement if (i) the Average Parent Stock Price, as defined in the Agreement, multiplied by the Exchange Ratio is less than $36.00 and (ii) Comverse does not exercise its option, in accordance with the Agreement, to increase the Exchange Ratio to an amount equal to $36.00 divided by the Average Parent Stock Price. The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended and to be accounted for as a "pooling of interests" for accounting and financial reporting purposes. The terms and conditions of the above described Merger are more fully detailed in the Agreement.

    You have requested our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to Loronix stockholders.

    Broadview International LLC ("Broadview") focuses on providing merger and acquisition advisory services to information technology ("IT"), communications and media companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT, communications and media mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to Loronix's Board of Directors and will receive a fee from Loronix upon the successful conclusion of the Merger.

    In rendering our opinion, we have, among other things:

    1.) reviewed the terms of a draft of the Agreement dated March 5, 2000 furnished to us by the Company on March 5, 2000 (which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the Agreement to be executed);

    2.) reviewed Loronix's annual report on Form 10-KSB40 for the fiscal year ended December 31, 1998, including the audited financial statements included therein, Loronix's quarterly report on Form 10-QSB for the period ended September 30, 1999, including the unaudited financial statements included therein and the press release issued by Loronix dated February 8, 1999 with respect to Loronix's financial performance for the fiscal year ended
December 31, 1999;

    3.) reviewed certain internal financial and operating information concerning Loronix, including quarterly projections through December 31 2000, prepared and furnished to us by Loronix management;

    4.) participated in discussions with Loronix management concerning the operations, business strategy, current financial performance and prospects for Loronix;

    5.) discussed with Loronix management its view of the strategic rationale for the Merger;

    6.) reviewed the recent reported closing prices and trading activity for Company Common Stock;

    7.) compared certain aspects of the financial performance of Loronix with public companies we deemed comparable;

    8.) analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Merger;

    9.) reviewed recent equity research analyst reports covering Loronix;

    10.) reviewed Comverse's annual report on Form 10-K405 for the fiscal year ended January 31, 1999, including the audited financial statements included therein, and Comverse's quarterly report on Form 10-Q for the period ended October 31, 1999, including the unaudited financial statements included therein;

    11.) participated in discussions with Comverse management concerning the operations, business strategy, financial performance and prospects for Comverse;

    12.) reviewed the recent reported closing prices and trading activity for Comverse Common Stock;

    13.) discussed with Comverse management its view of the strategic rationale for the Merger;

    14.) compared certain aspects of the financial performance of Comverse with public companies we deemed comparable;

    15.) reviewed recent equity analyst reports covering Comverse;

    16.) analyzed the anticipated effect of the Merger on the future financial performance of the combined entity;

    17.) participated in discussions related to the Merger with Loronix, Comverse and their respective advisors; and

    18.) conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

    In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by Loronix or Comverse. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of Loronix as to the future performance of Loronix. We have neither made nor obtained an independent appraisal or valuation of any of Loronix's assets.

    Based upon and subject to the foregoing, we are of the opinion that the Exchange Ratio is fair, from a financial point of view, to Loronix stockholders.

    For purposes of this opinion, we have assumed that neither Loronix nor Comverse is currently involved in any material transaction other than the Merger, other publicly announced transactions, other preliminary discussions confidentially disclosed to us, and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion, and any change in such conditions would require a reevaluation of this opinion. We express no opinion as to the price at which Comverse Common Stock will trade at any time in the future.

    This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of Loronix in connection with its consideration of the Merger and does not constitute a recommendation to any Loronix stockholder as to how such stockholder should vote on the Merger. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview hereby consents to references to and the inclusion of this opinion in its entirety in the Prospectus/Proxy Statement to be distributed to Loronix stockholders in connection with the Merger.

                                          Sincerely,

                                          /s/ Broadview International LLC

                                          Broadview International LLC

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Business Corporation Law of the State of New York ("BCL") provides that if a derivative action is brought against a director or officer, the Registrant may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the Registrant. In a nonderivative action or threatened action, the BCL provides that the Registrant may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant.

    Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the by-laws of a corporation or, when authorized by such certificate of incorporation or by-laws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

    The above is a general summary of certain indemnity provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

    The Registrant has included in its Certificate of Incorporation, a provision that no director of the Registrant shall be personally liable to the Registrant or its shareholders in damages for any breach of duty as a director, provided that such provision shall not be construed to eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the BCL.

    The By-Laws of the Registrant further provide that the Registrant shall indemnify its directors and officers, and shall advance their expenses in the defense of any action for which indemnification is sought, to the full extent permitted by the BCL and when authorized by resolution of the shareholders or directors of the Registrant or any agreement providing for such indemnification or advancement of expenses, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to him established that his acts were committed in bad faith or were the result of active and deliberate dishonesty material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The Registrant has entered into indemnity agreements with each of its directors and officers pursuant to the foregoing provisions of its By-Laws. The Registrant maintains insurance policies insuring each of its directors and officers against certain civil liabilities, including liabilities under the Securities Act.

ITEM 21.  EXHIBITS AND FINANCIAL SCHEDULES.


       EXHIBIT
         NO.                                EXHIBIT DESCRIPTION
---------------------   ------------------------------------------------------------

          2.1           Agreement and Plan of Merger, dated as of March 5, 2000, by and among Loronix, Comverse and Comverse Acquisition
                          Corp., (included as Annex A to the Proxy
                          Statement/Prospectus).

          3.1           Certificate of Incorporation (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1987).

          3.2           Certificate of Amendment of the Certificate of Incorporation
                          effective February 26, 1993 (incorporated by reference to
                          the Registrant's Annual Report on Form 10-K for the year
                          ended December 31, 1992).

          3.3           Certificate of Amendment of the Certificate of Incorporation
                          effective January 12, 1995 (incorporated by reference to
                          the Registrant's Annual Report on Form 10-K for the year
                          ended December 31, 1994 ).

          3.4           Certificate of Amendment of the Certificate of Incorporation
                          dated October 8, 1999 (incorporated by reference to the
                          Registrant's Annual Report of Form 10-K for the year ended
                          January 31, 2000).

          3.5           By-laws, as amended (incorporated by reference to the
                          Registrant's Annual Report on From 10-K for the year ended
                          December 31, 1987).

         +5.1           Opinion of William Sorin, General Counsel as to the legality of the shares being registered.

         +8.1           Opinion of Weil, Gotshal & Manges LLP, as to certain United
                          States federal income tax consequences of the merger.

         +8.2           Opinion of Wison Sonsini Goodrich & Rosati PC, as to certain
                          United States federal income tax consequences of the
                          merger.

         21.1           List of Subsidiaries (incorporated by reference to the
                          Registrant's Annual Report of Form 10-K for the year ended
                          January 31, 2000).

        +23.1           Consent of Deloitte & Touche LLP.

        +23.2           Consent of KPMG LLP.

        +23.3           Consent of William Sorin (included in Exhibit 5.1 hereto).

        +23.4           Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                          8.1 hereto).

        +23.5           Consent of Wison Sonsini Goodrich & Rosati PC (included in
                          Exhibit 8.2 hereto).

         24.1           Power of Attorney (included on page II-4).

         99.1           Stock Option Agreement, dated as of March 5, 2000, by and
                          between Loronix and Comverse (included as Annex B to the Proxy Statement/Prospectus).

         99.2           Form of Voting Agreement, dated as of March 5, 2000, among
                          Comverse, and the stockholders named therein (included as
                          Annex C to the Proxy Statement/Prospectus).

        +99.3           Form of Proxy Card for Special Meeting of Loronix
                          Stockholders.


------------------------


+   Filed herewith.

ITEM 22.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    That for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    That every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

    To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 7th day of June, 2000.


                                                       COMVERSE TECHNOLOGY, INC.

                                                       By:  /s/ KOBI ALEXANDER
                                                            -----------------------------------------
                                                            Kobi Alexander,
                                                            Chairman, President and Chief Executive
                                                            Officer

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of KOBI ALEXANDER, WILLIAM F. SORIN and DAVID KREINBERG or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on June 7, 2000 in the capacities indicated.



                      SIGNATURE                                    CAPACITY                   DATE
                      ---------                                    --------                   ----
                 /s/ KOBI ALEXANDER                    Chairman, President and Chief
     -------------------------------------------         Executive Officer and Director   June 7, 2000
                   Kobi Alexander                        (Principal Executive Officer)

                 /s/ DAVID KREINBERG                   Chief Financial Officer and
     -------------------------------------------         Director (Principal Financial    June 7, 2000
                   David Kreinberg                       and Accounting Officer)

                          *
     -------------------------------------------       Director                           June 7, 2000
                    Zvi Alexander

                          *
     -------------------------------------------       Director                           June 7, 2000
                   Itsik Danziger

                      SIGNATURE                                    CAPACITY                   DATE
                      ---------                                    --------                   ----
                          *
     -------------------------------------------       Director                           June 7, 2000
                   Itsik Danziger

                          *
     -------------------------------------------       Director                           June 7, 2000
                  Francis E. Girard

                          *
     -------------------------------------------       Director                           June 7, 2000
                      Sam Oolie

                /s/ WILLIAM F. SORIN
     -------------------------------------------       Secretary and Director             June 7, 2000
                  William F. Sorin

                          *
     -------------------------------------------       Director                           June 7, 2000
                  Shaula A. Yemini



*By:                   /s/ DAVID KREINBERG
             --------------------------------------
                         David Kreinberg
                       (Attorney-in-fact)

                                 EXHIBIT INDEX


       EXHIBIT
         NO.                                EXHIBIT DESCRIPTION
---------------------   ------------------------------------------------------------

          2.1           Agreement and Plan of Merger, dated as of March 5, 2000, by and among Loronix, Comverse and Comverse Acquisition
                          Corp., (included as Annex A to the Proxy
                          Statement/Prospectus).

          3.1           Certificate of Incorporation (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1987).

          3.2           Certificate of Amendment of the Certificate of Incorporation
                          effective February 26, 1993 (incorporated by reference to
                          the Registrant's Annual Report on Form 10-K for the year
                          ended December 31, 1992).

          3.3           Certificate of Amendment of the Certificate of Incorporation
                          effective January 12, 1995 (incorporated by reference to
                          the Registrant's Annual Report on Form 10-K for the year
                          ended December 31, 1994).

          3.4           Certificate of Amendment of the Certificate of Incorporation
                          dated October 8, 1999 (incorporated by reference to the
                          Registrant's Annual Report of Form 10-K for the year ended
                          January 31, 2000).

          3.5           By-laws, as amended (incorporated by reference to the
                          Registrant's Annual Report on From 10-K for the year ended
                          December 31, 1987).

         +5.1           Opinion of William Sorin as to the legality of the shares
                          being registered.

         +8.1           Opinion of Weil, Gotshal & Manges LLP, as to certain United
                          States federal income tax consequences of the merger.

         +8.2           Opinion of Wison Sonsini Goodrich & Rosati PC, as to certain
                          United States federal income tax consequences of the
                          merger.

         21.1           List of Subsidiaries (incorporated by reference to the
                          Registrant's Annual Report of Form 10-K for the year ended
                          January 31, 2000).

        +23.1           Consent of Deloitte & Touche LLP.

        +23.2           Consent of KPMG LLP.

        +23.3           Consent of William Sorin (included in Exhibit 5.1 hereto).

        +23.4           Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                          8.1 hereto).

        +23.5           Consent of Wison Sonsini Goodrich & Rosati PC (included in
                          Exhibit 8.2 hereto).

         24.1           Power of Attorney (included on page II-4).

         99.1           Stock Option Agreement, dated as of March 5, 2000, by and
                          between Loronix and Comverse (included as Annex B to the Proxy Statement/Prospectus).

         99.2           Form of Voting Agreement, dated as of March 5, 2000, among
                          Comverse, and the stockholders named therein (included as
                          Annex C to the Proxy Statement/Prospectus).

        +99.3           Form of Proxy Card for Special Meeting of Loronix
                          Stockholders.


------------------------


+   Filed herewith.